      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 14, 2001

                                                      REGISTRATION NO. 333-60896
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                 PRE-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------
                                CHIPCARDS, INC.
       (EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)
                              -------------------

           CALIFORNIA                           3612                           94-3191805
  (STATE OR OTHER JURISDICTION      (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
      OF INCORPORATION OR                  CLASSIFICATION                 IDENTIFICATION NO.)
         ORGANIZATION)                    OR CODE NUMBER)

                              -------------------
                                CITICORP CENTER
                         ONE SANSOME STREET, 19TH FLOOR
                        SAN FRANCISCO, CALIFORNIA 94104
                                 (415) 951-1078
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
              INCLUDING AREA CODE, OF PRINCIPAL EXECUTIVE OFFICES)
                              -------------------
                                   ALLEN YUE
                                CHIPCARDS, INC.
                CITICORP CENTER, ONE SANSOME STREET, 19TH FLOOR
                        SAN FRANCISCO, CALIFORNIA 94104
                                 (415) 951-1078
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                              -------------------
                                   COPIES TO:


              SCOTT A. ZIEGLER, ESQ.                           MICHAEL D. DIGIOVANNA, ESQ.
          ZIEGLER, ZIEGLER & ALTMAN, LLP                    PARKER DURYEE ROSOFF & HAFT, P.C.
        555 MADISON AVENUE, ELEVENTH FLOOR                           529 FIFTH AVENUE
             NEW YORK, NEW YORK 10022                            NEW YORK, NEW YORK 10017
                  (212) 319-7600                                      (212) 599-0500


                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                   (continued on following page)
                              -------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                                   PROPOSED
                                                       AMOUNT       MAXIMUM        PROPOSED MAXIMUM    AMOUNT OF
        TITLE OF EACH CLASS OF SECURITIES              TO BE       OFFERED PRICE     AGGREGATE         REGISTRATION
                 TO BE REGISTERED                    REGISTERED    PER SHARE       OFFERING PRICE(1)     FEE(5)
-------------------------------------------------------------------------------------------------------------------
Units, each consisting of:.                         1,150,000(2)            8.10           9,315,000       2,328.85
    (i) one share of common stock, no par value,
      and
    (ii) one redeemable warrant to purchase one
      share of common stock
Common stock, no par value, issuable upon exercise
  of the warrants.................................  1,150,000(3)       $8.40          $9,660,000        $2,415.00
Underwriter's warrants............................    100,000(4)       $ .01          $ 1,000.00        $       0
Units issuable upon exercise of underwriter's
  warrants, each consisting of:...................    100,000          $9.72          $  972,000        $  243.00
    (i) one share of common stock, no par value
      per share, and
    (ii) one warrant to purchase one share of
      common stock
Common stock, no par value, issuable upon exercise
  of the warrants underlying the underwriter's
  warrants........................................    100,000(3)       $8.40          $  840,000        $  210.00
-------------------------------------------------------------------------------------------------------------------
    Total:........................................                                                      $5,196.85
===================================================================================================================



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.


(2) Includes 150,000 units which the underwriter may purchase to cover over-allotments, if any.

(3) Pursuant to Rule 416, there are also being registered such additional securities as may become issuable pursuant to the anti-dilution provisions contained in the warrants.


(4) Represents warrants to be issued to the underwriter, consisting of warrants to purchase 100,000 units. No registration fee is required pursuant to Rule 457(g) of the Securities Act of 1933, as amended.



(5) The full amount of the registration fee was previously paid.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED         , 2001


PROSPECTUS

                         1,000,000 UNITS CONSISTING OF
                      1,000,000 SHARES OF COMMON STOCK AND
                       1,000,000 REDEEMABLE COMMON STOCK
                               PURCHASE WARRANTS

                                [CHIPCARDS LOGO]
                              -------------------

    This is an initial public offering of 1,000,000 units, each consisting of one share of common stock of Chipcards, Inc. and one redeemable common stock purchase warrant. The common stock and the warrants are being sold in units and will be separately tradeable immediately upon issuance. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $8.40 per share during the five year period commencing on the date of this prospectus. There is currently no public market for our common stock, the warrants or the units.

                              -------------------

    We have applied for quotation of the common stock and warrants on the Nasdaq SmallCap Market and Boston Stock Exchange under the symbol 'CHIP' and 'CCD'.
We currently estimated that the initial public offering price per unit will be $8.10.

                              -------------------

                                                              PER UNIT     TOTAL
                                                              --------     -----
Initial public offering price...............................   $ 8.10    $8,100,000
Underwriting discounts and commissions......................   $0.648    $  648,000
Proceeds to Chipcards, Inc. before expenses.................   $7.452    $7,452,000

                              -------------------

    Chipcards, Inc. has granted the underwriters an option for a period of 45 days to purchase up to 150,000 additional units.


    These securities are being offered on our behalf by The Thornwater Company, L.P. as representative of the underwriters. The underwriters have committed to purchase all of the securities being offered. The Thornwater Company, L.P.
expects to deliver the shares against payment on or about         , 2001.


                              -------------------

    THESE SECURITIES ARE SPECULATIVE. INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE 'RISK FACTORS' BEGINNING ON PAGE 7.

                              -------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              -------------------

                          THE THORNWATER COMPANY, L.P.


                               November   , 2001

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Prospectus Summary..........................................    3
Risk Factors................................................    7
Cautionary Note Regarding Forward Looking Statements........   17
Use of Proceeds.............................................   18
Dividend Policy.............................................   19
Dilution....................................................   19
Capitalization..............................................   20
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   21
Description of Business.....................................   30
Management..................................................   45
Compensation of Directors and Officers......................   47
Principal Stockholders......................................   50
Certain Relationships and Related Party Transactions........   51
Description of Securities...................................   52
Shares Eligible for Future Sale.............................   55
Transfer Agent and Registrar................................   56
Underwriting................................................   56
Legal Matters...............................................   58
Experts.....................................................   58
Where You Can Find Additional Information...................   58
Indemnification for Securities Act Liabilities..............   59
Changes in and Disagreements with Accountants on Accounting
  and Financial Disclosure..................................   59
Index to Financial Statements...............................  F-1


    You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front page of this prospectus.

                     DEALER PROSPECTUS DELIVERY OBLIGATION

    Until       , 2001, all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

    This summary highlights selected information contained elsewhere in this prospectus. This summary may not contain all the information important to you. It does not contain all the information that is or may be important to you. To understand this offering fully, you should read the entire prospectus carefully, including 'Risk Factors' and the consolidated financial statements and related notes. Except as otherwise indicated, all information in this prospectus assumes that the underwriter does not exercise the option granted by us to purchase additional units in this offering.


    As used in this prospectus, unless the context otherwise indicates, the terms 'we,' 'us,' or 'our' refer to Chipcards, Inc., the term 'common stock' refers to our common stock, no par value, and the term 'units' refers to the units offered by this prospectus. In addition, we refer to prospective investors as 'you' or the 'investors.'


    Our fiscal year ends on December 31 of each year. Where this document refers to a particular year, this means the fiscal year unless otherwise indicated.

                                CHIPCARDS, INC.


    Since 1997 we have been engaged in the installation of production lines for the manufacture of smart cards. We provide our customers with the technology, equipment, supplies, installation, training and support for a turnkey smart card operation. To date all of our sales of production lines have been to customers located in China. We have filed three Provisional Patent Applications for inventions relating to smart card production technology, and we intend to file corresponding non-provisional patent applications in order to continue pursuing patent protection for these inventions. A provisional patent application is a simplified filing that may be submitted without a formal patent claim or prior art, and it must be followed with a complete non-provisional application within 12 months. We have also marketed finished smart cards since 1998. We have made arrangements with certain purchasers of our production lines giving us the right to purchase a portion of their production in order to secure a supply of smart cards for marketing. In addition, we have developed, and intend to market, ancillary products for use in smart card systems. We plan to utilize the proceeds of this offering to increase our capacity to install production lines, commence our own production of smart cards, market newly developed products and expand our geographical markets. Our ultimate aim is to become an integrated global smart card competitor combining technology, production and marketing of smart cards as well as the continuation of our installation business. We believe our technology, supply sources, expertise and contacts will position us favorably in connection with this strategy.


    Our production lines consist of six separate pieces of equipment that we integrate into a fully automated turnkey factory capable of performing all of the operations needed to manufacture smart cards. We have developed proprietary designs and processes through which we assemble and customize various components into the precision machinery required to make smart cards. We use a contract manufacturer to perform most of the assembly and construction work based on our specifications and under our supervision. Our equipment focuses on the production of 'contactless' cards, which represent the most recent development in smart card technology. Contactless cards have an antenna embedded inside the card, which is attached to a computer chip. The chip and antenna together provide wireless communication between the card and a read/write device integrated into a mechanism such as an ATM, kiosk, vending machine, door lock or subway turnstile. Contactless smart cards can be read at a short distance from the read/write device, making them well adapted to small and rapid handshake transactions. Because transactions are conducted without physical contact between the card and the reader/writer, smart card systems undergo minimal mechanical wear, require little maintenance, and can be virtually vandal-proof.

    Prior to entering the smart card capital equipment business in 1997, we designed equipment for the manufacture of electromagnetic components. This background enabled us to develop the advanced machinery needed to produce contactless smart cards.

    Due to the projected growth in demand for smart cards, in 1998 we began to market finished smart cards. We have been certified as an approved smart card supplier by Siemens, Philips Semiconductors, and other leading companies. We have entered into arrangements giving us the right to buy finished cards from parties which have purchased our production lines. In most cases we must source components and other raw materials for the card manufacturer at a set price as a condition to our receipt of product. At the completion of this offering, we intend to install an in-house smart card production line in order to stabilize our supply of cards and reduce our reliance on third party vendors.


    Our ancillary products include a read/write device designed for use in keyless entry security systems, a card handling system that tests and initializes the computer chips embedded in finished smart cards, and a chip testing system that checks the quality of the smart card integrated chip before the start of manufacturing. We have only begun limited marketing of these products, but intend to significantly expand our efforts after the completion of this offering.

    Since the usage of smart cards has experienced strong acceptance and growth overseas, our sales of both capital equipment and finished smart cards have been concentrated in foreign markets. We have therefore established overseas sales offices in China and South Korea. We also have an independent sales force that currently covers the United Kingdom, France, Italy, Germany and Argentina.

    A smart card is a wallet-sized plastic card that contains an embedded computer chip. This chip carries accessible data that can be retrieved upon demand by a 'read/write' device or 'reader/writer' that processes the information. Smart cards are capable of integrating a variety of everyday functions with security features. They are used in numerous applications including:

     access to restricted areas (replacing keys and identification cards);

     public transportation fare collection (replacing tokens and tickets);

     point of sale purchases (replacing cash or credit cards at cafeterias, newsstands and other point of sale locations where speed of purchase is important);

     vending machines;

     public telephones;

     industrial applications such as quality control, warehousing, inventory control, distribution and warranty;

     health care (replacing patients' paper files in hospitals and HMOs); and

     cellular phones.

    We were incorporated in California in November 1993 under the name American Pacific Technologies, Inc. and changed our name to Chipcards, Inc. in August, 2000. Our executive offices are located at Citicorp Center at One Sansome Street, 19th Floor, San Francisco, California. Our telephone number is (415) 951-1078 and our fax number is (415) 951-1046.

                                  THE OFFERING


Securities offered:..........................  1,000,000 units, each consisting of one share of common stock and one redeemable common stock purchase
                                               warrant per share. Upon the closing of this offering,
                                               the shares of common stock and the warrants included
                                               in the units will be separately traded.

Terms of Warrants:...........................  Each warrant entitles the holder to purchase one share of common stock at an exercise price of $8.40
                                               per share, and may be exercised at any time
                                               commencing 30 days after the closing of this offering
                                               and ending five years after the closing. We have the
                                               right to redeem the warrant at a price of $0.10 per
                                               warrant if the price of our common stock is at least
                                               $9.60 for twenty trading days and a registration
                                               statement is then effective with respect to the
                                               shares subject to the warrants.

Common stock outstanding prior to the
  offering:..................................  10,641,250(1)

Common stock outstanding after the
  offering:..................................  11,641,250(2)

Use of Proceeds:.............................  We expect to have net proceeds of approximately
                                               $6,764,000 after payment and deduction of the
                                               expenses of the offering. We intend to use the net
                                               proceeds from the offering to fund the following:
                                                  purchase of capital equipment;
                                                  project finance;
                                                  construction of an additional production facility;
                                                  increased sales and marketing expenditures;
                                                  potential future acquisitions;
                                                  employee recruitment; and
                                                  working capital and other general corporate
                                                  purposes.

                                               See 'Use of Proceeds' for more detailed information.

Proposed Nasdaq SmallCap Symbol:.............  CHIP for the common stock, CHIPW for the warrants.

Proposed Boston Stock Exchange Symbol:.......  CCD for the common stock, CCDW for the warrants.

Risk Factors and Dilution:...................  You should carefully consider the risks of investing in the securities discussed in the 'Risk Factors' and
                                               the matters discussed in the 'Dilution' section
                                               before you decide to purchase units.

Dividend Policy:.............................  We do not intend to pay cash dividends on our common stock in the foreseeable future. 'Dividend Policy'
                                               for more information.


---------


(1) Based on shares outstanding as of November 1, 2001. Does not include 1,050,000 shares of common stock issuable upon the exercise of outstanding options issued in May 2001 and 10,000 shares of common stock issuable upon the vesting of contingent stock grants to a sales representative.


(2) Does not include units issuable upon exercise of the underwriter's overallotment option, shares of common stock issuable upon the exercise of the warrants included in the units being offered, or units issuable upon exercise of the underwriter's warrants.

                         SUMMARY FINANCIAL INFORMATION


    You should read the following summary financial information in conjunction with our financial statements and related notes, together with 'Management's Discussion and Analysis of Financial Condition and Results of Operations'. The selected financial data for the years ended December 31, 2000 and December 31, 1999 are derived from our audited financial statements and the data for the periods ended June 30, 2001 and June 30, 2000 are derived from unaudited interim financial statements. All of this financial information is presented elsewhere in this prospectus. The results of operations during periods presented are not necessarily indicative of our future operations.



    For all of the periods covered by the summary financial information we have leased our San Diego facility from Ampac Technology LLC, a limited liability company owned by two of our principal shareholders. From a financial reporting standpoint, the accounts of Ampac Technology, LLC have been combined with those of Chipcards, based on the joint control and economic interdependence between these two entities during the relevant periods. Accordingly, the San Diego property is included as an asset in the balance sheet data notwithstanding the fact that title is not held by Chipcards. We have agreed to purchase the San Diego property from Ampac Technology LLC upon the completion of this offering, at a price of $150,000 plus assumption of existing liabilities. See 'Description of Business -- Properties and Equipment.'



                                                             DECEMBER 31,   DECEMBER 31,
                                                                 2000           1999
                                                                 ----           ----
Revenues...................................................   $6,453,739     $4,340,156
Net Loss...................................................     (325,437)      (571,307)
Basic and diluted net loss per common share................        (0.03)         (0.09)
Total assets...............................................    2,920,881      3,463,589
Long-term debt (excluding current portion).................    1,101,163      1,082,473


                                                               JUNE 30,       JUNE 30,
                                                                 2001           2000
                                                                 ----           ----
                                                             (UNAUDITED)    (UNAUDITED)
Revenues...................................................    4,671,379      1,735,440
Net income (loss)..........................................      337,090           (730)
Basic and diluted net income (loss) per common share.......         0.03        --
Total assets...............................................    3,419,447      2,858,794
Long-term debt (less current portion)......................    1,091,387      1,115,082

                                  RISK FACTORS

    An investment in our securities involves a high degree of risk. In addition to the other information contained elsewhere in this prospectus, you should carefully consider the following risk factors when evaluating an investment in our securities. Furthermore, our securities should only be considered for purchase if you can afford the risk of losing your entire investment.

RISKS RELATED TO OUR BUSINESS

WE HAVE A HISTORY OF OPERATING LOSSES AND WE MAY NOT BE PROFITABLE IN THE FUTURE


    Our business is capital intensive. We have incurred, and expect that we will continue to incur, substantial costs to manufacture our production line equipment and develop our products and services. We incurred operating losses of $822,293 for the year ended December 31, 1999 and $345,227 for the year ended December 31, 2000, and net losses of $325,437 and $571,307 for the years ended December 31, 2000 and 1999. As of December 31, 2000 we had a working capital deficit of $1,510,113, an accumulated deficit of $2,432,394 and a stockholders' deficit of $1,747,294. As of June 30, 2001 we had a working capital deficit of $1,312,871, an accumulated deficit of $2,095,304 and a stockholders' deficit of $1,377,204. Although we recorded operating income of $360,779 and net income of $337,090 for the six months ended June 30, 2001, we may not be able to continue growing our sales and may not be able to maintain profitability in the future.



A SIGNIFICANT INCREASE IN OUR BUSINESS MAY REQUIRE ADDITIONAL CAPITAL, AND WE MAY NOT BE ABLE TO OBTAIN THE NECESSARY FUNDS



    We will need the proceeds of this offering in order to implement our business plan, including the planned expansion of our manufacturing capabilities. In addition, even if this offering is successful, we may need to obtain additional funding if we receive a significantly higher volume of production line orders than in past periods. We intend to obtain any required funding by increasing our lines of credit or by raising additional funding from the public or private capital markets. Such additional funding may not be available on terms acceptable to us, or at all. Failure to raise additional funding when needed could jeopardize our plans for growth and our ability to operate our business. If additional funds are raised through the issuance of equity securities, the ownership percentages of our stockholders would be reduced. Furthermore, such equity securities might have rights, preferences or privileges senior to those of our common stock.



IF WE DO NOT IMPROVE OUR MANAGEMENT AND ACCOUNTING CONTROLS, WE MAY NOT BE ABLE TO MANAGE OUR BUSINESS EFFECTIVELY



    Due to our limited size and resources in the early stages of our operations, we did not employ a Chief Financial Officer. As our size increases, and when we become subject to more complex securities law requirements, we will require increased management and accounting controls. To address this issue, in May 2001 we hired Michael Recca as Chief Financial Officer on an interim basis. We believe Mr. Recca will provide the necessary management supervision with respect to financial and accounting matters until we can hire a permanent chief financial officer. However, if we should fail to improve management controls it could have a material adverse effect on our business and on our ability to execute our business strategy successfully.




WE ARE SUBJECT TO RISKS OF DOING BUSINESS IN FOREIGN MARKETS


    Although we conduct most of our design, technology and product development operations in the United States, to date all of our production line sales and a majority of our smart card sales have been to foreign customers. We have established overseas offices to support our sales activities, and we expect that international sales will continue to account for a significant percentage of our net revenue into the foreseeable future. Accordingly, we are subject to a variety of potential risks, including:



     countries in which we do business may have political, social and economic systems that are unstable, which could result in nationalization and other risks;

     the impact of possible recessions in economies outside the U.S., particularly in Asian markets which have experienced volatility and in which growth has been uneven across geographic and economic sectors;



     difficulties in and costs of staffing and managing foreign operations due to the fact that a substantial portion of our business and a significant number of our employees are located outside and at a far distance from our U.S. operations;



     lack of complete business experience in foreign markets, which may create difficulties in understanding and complying with local laws, regulations, business practices and customs;



     difficulty in enforcing intellectual property rights outside the U.S. due to the lack of assurance that we will be the first to file any patent application and the risk that laws of certain foreign countries do not provide the protection to intellectual property provided in the United States;



     the impact of changes in United States and foreign regulatory requirements resulting in, imposition of or increases in customs' duties, other tariffs, export controls and other trade barriers;



     potentially adverse tax consequences resulting from the imposition of or increases in foreign revenue, income, revenue or earnings taxes and withholding or other taxes on remittances; and



     language and cultural barriers.



    Any one or more of the foregoing factors could limit our ability to sustain or increase international revenues, which could have a material adverse affect on our future international revenues and, consequently, on our business. Although a stronger market exists abroad, there is no assurance that the acceptance of smart card systems in other countries will be sustained. We face the risk that smart card technologies generally will not be chosen to replace existing technologies or will not otherwise achieve market acceptance.


THERE IS A RISK THAT OUR OPERATIONS COULD BE DISRUPTED AND ANY REMEDIES LIMITED BECAUSE WE DO BUSINESS IN CHINA

    We anticipate that for the foreseeable future, sales to the Chinese market will continue to account for a significant percentage of our production line business and Chinese manufacturers will continue to be a primary source of finished product for our smart card sales business. As a result, our business is subject to significant political, economic, taxation, legal and other uncertainties associated with selling products in China. Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity, greater economic decentralization and the opening of markets to foreign businesses. However, changes in the political environment or government policies could result in revisions to laws, regulations or the interpretation and enforcement thereof, increased taxation, restrictions on imports, import duties or currency revaluations. In addition, any destabilization of relations between China and the United States could result in restrictions or prohibitions on the sale of products in China, which would substantially impair our profitability and market position and could jeopardize our ability to continue our operations.

    The legal system of China relating to foreign trade is relatively new and continues to evolve. There can be no certainty as to the application of its laws and regulations in particular instances. Enforcement of existing laws or agreements may be sporadic and implementation and interpretation of laws inconsistent. Moreover, there is a high degree of fragmentation among regulatory authorities resulting in uncertainties as to which authorities have jurisdiction over particular parties or transactions. Even where adequate law exists in China, it may not be possible to obtain swift and equitable enforcement of that law.


    Our production line installation contracts are generally governed by Chinese law. Therefore, if we should fail to receive full payment from a Chinese customer, we may not have any legal recourse within the United States. Even if we are able to obtain a judgement in the U.S., it may not be collectible in this country if substantially all of the defaulting party's assets are located overseas. In such event, we would be required to seek redress within China. This would entail the various risks inherent in the Chinese legal system, and any litigation could involve substantial costs. Moreover, in the past we have been required to re-negotiate material contract terms with production line customers in China. Although this situation has not arisen in any of our current contracts, if any customer should in the future seek to re-negotiate a contract, we may have limited alternatives given the uncertainties in enforcing our legal rights in China.



    Additionally, any judgments we may seek or obtain against foreign governments or governmental authorities may be unattainable or unenforceable due to sovereign immunity. The inability to obtain a substantial payment or payments could have a material adverse effect on our business. We have recently entered into contracts with two Chinese governmental agencies, each providing for the sale of a triple production line. We estimate that 25% of our production line sales and 15% of our smart card sales in the current year will be to Chinese governmental entities. We intend to pursue further government contracts in connection with a broad-based project by the Chinese Ministry of Public Security to provide each citizen with smart cards for identification and other purposes. Accordingly, to the extent that a significant portion of our future business may be with governmental entities, we could face greater exposure to sovereign immunity risks.



WE HAVE NO EXPERIENCE IN SELLING OUR PRODUCTION LINES IN MARKETS OTHER THAN
CHINA



    To date, our production line sales have been limited to customers located in mainland China and Hong Kong. We intend to expand sales of our equipment in other territories. However, our lack of experience outside of China may make it difficult for us to penetrate other markets and diversify our customer base, which could limit our growth potential and cause us to remain vulnerable to the risks of doing business in China.


BECAUSE THE MARKET FOR SMART CARD PRODUCTS IS NOT WELL DEVELOPED IN THE UNITED STATES AND MAY NOT GROW, WE MAY BE DEPENDENT ON FOREIGN MARKETS

    Demand for smart card products in the United States at present is limited. Current participants in the smart card business rely upon anticipated growth in demand, which may not occur to the extent projected, or at all. The expansion of the smart card market in the United States may depend on the ability of market participants to convince potential customers to adopt a smart card system in lieu of existing or alternative systems such as magnetic stripe card and paper-based systems. Smart card-based systems may not prove economically feasible for some potential customers. Moreover, to an extent sales of smart card products will depend upon emerging communications and commerce networks, such as the Internet. If growth in the domestic market does not occur, this will limit our opportunities for growth and will require us to continue to rely on, and be subject to the inherent risks of, foreign sales.

OUR REVENUES FROM SMART CARD PRODUCTION LINES ARE RESTRICTED DUE TO OUR LIMITED MANUFACTURING CAPACITY


    We currently derive a substantial part of our revenue from the construction of smart card production lines. Since a large part of the assembly work is done through a subcontractor, we rely on the subcontractor's manufacturing capacity. At present we can only undertake approximately 10 installations at any one time. Each production line takes from three to six months to complete, including assembly, delivery, installation and testing. Until we can add internal capacity with the proceeds of this offering, our capital equipment business will remain dependent on a limited number of customers at any given time.



OUR ABILITY TO SUPPLY PRODUCTION LINES TO OUR CUSTOMERS COULD BE DISRUPTED BY PROBLEMS AFFECTING OUR CONTRACT MANUFACTURER



    We rely on a single contract manufacturer to perform most of the assembly and construction work for our smart card production lines. Although we intend to add in-house manufacturing capacity with the proceeds of this offering, this will not eliminate the need to outsource a significant amount of work. Our success is therefore dependent on the reliability and skill of our manufacturer. To reduce operating risks, in February 2001 we replaced our previous contractor with a new company which we believe has provided better service. However, if this manufacturer fails to continue performing to our satisfaction, we may not be able to find another manufacturer in time to meet our delivery schedules, or at all, which could result in lost sales. Even if our current manufacturer meets all of our requirements, there is no assurance that we will be able to maintain this arrangement for any specified period of time. If such arrangement should terminate for any reason, we would be required to find alternate manufacturers. Any failure to maintain our manufacturing arrangement on satisfactory terms may have an adverse effect on our business. We do not maintain insurance against the failure or inability of manufacturers to supply product.


    Even if our current manufacturing arrangement can be successfully maintained, our reliance on a third party manufacturer involves several production related risks, including lack of flexibility in controlling levels of output and limited control over product reliability, safety and quality. If this manufacturer is unable to meet all future demand and we fail to secure additional capacity, we could lose sales. Moreover, we may not have the ability or resources to adequately monitor quality control and safety procedures of our manufacturer. Failure of our current manufacturer, or any future manufacturer, to adhere to our product designs and specifications and quality standards could have a material adverse effect on sales of our products and could increase the risk of litigation, either of which could have a material adverse affect on our business.

BECAUSE WE HAVE A RELATIVELY SMALL NUMBER OF SMART CARD CUSTOMERS, THE LOSS OF A CUSTOMER COULD SIGNIFICANTLY REDUCE OR REVENUES

    We expect that we will continue to depend upon a relatively small number of customers for a majority of our revenues from the sale of smart cards. During the year ended December 31, 2000, our five largest customers accounted for approximately 85 percent or revenues from the sale of smart cards.

    Our customers generally do not enter into long term smart card purchase commitments with us, and most of our arrangements with our large customers do not provide us with guarantees that purchases will be maintained at any level. In addition, our customers could reduce or cease their use of our products as a result of:

     manufacture of products similar to ours by competitors; or

     efforts by our customers to develop their own products.


    The loss of a major customer, or significant reductions in sales of smart cards to any of our largest customers could substantially reduce our revenues. In addition, an inability to retain major customers would hurt our efforts to expand our customer base and grow our smart card sales business.



OUR ABILITY TO MANUFACTURE PRODUCTION LINES IS CONTINGENT ON THE SUPPLY OF COMPONENTS FROM THIRD PARTY VENDORS



    We are dependent on a large number of third-party vendors to supply the bulk of the materials and equipment that form the components of our production lines. In addition, we outsource a substantial portion of our post-processing and peripheral services, including printing, magnetic striping and personalization. Our reliance upon third party vendors is expected to continue and involves several risks, including limited control over the availability of components and/or product, delivery schedules, pricing and product quality. Should we lose a significant number of vendors, any delays, expenses and lost sales incurred in locating and qualifying alternative suppliers could have a material adverse effect on our business.



WE MAY HAVE DIFFICULTY MEETING OUR OBLIGATIONS TO PROVIDE RAW MATERIALS TO OUR PRODUCTION LINE CUSTOMERS, OR WE MAY INCUR LOSSES AS A RESULT OF THESE OBLIGATIONS



    We are required to provide two of our recent production line customers with all of the components and raw materials needed for their manufacture of smart cards. This obligation runs for a period of three years from the date of the respective agreements. We have agreed to provide such materials at a fixed price per finished unit. The price is determined based on the quantity of materials needed to make one card. We may not be able to obtain all of the raw materials we are contractually obligated to supply. In the past we experienced significant shortages of the leading type of microprocessor used in smart cards. Although this shortage has abated, any similar problems in the future could make it difficult for us to meet our obligations, which could adversely affect our revenues and cash flows. Moreover, if our cost of sourcing smart card raw materials exceeds the fixed price at which we have agreed to sell them to our customers, we will incur a loss.



OUR ABILITY TO SELL SMART CARDS IS RESTRICTED BY OUR RELIANCE ON LIMITED SOURCES OF SUPPLY, WHICH COULD ADVERSELY AFFECT OUR REVENUES AND CASH FLOW



    At present, we do not have any in-house capability to manufacture smart cards. Therefore, we must rely on third party suppliers to meet our requirements for cards. Currently, our sole sources of supply are two customers to which we have sold three production lines. We have entered into agreements under which we have the right to buy smart cards from these customers at agreed prices for a period of three years. The commencement date of each agreement is set forth in the 'Description of Business' section of this prospectus under the headings 'Production Line Contracts -- China Card' and 'Production Line Contracts
-- Shandong Huaguan'. Quantities of cards purchased will be based on our forecasted requirements. These arrangements are expected to give us a stable source of supply, and we believe that the prices we have negotiated are competitive under current market conditions. However, if market conditions change these fixed prices could be too high to enable us to resell cards at a profit. In addition, we may not be able to continue the current arrangements beyond the three-year period during which they will be in effect. Moreover, there is no assurance that the manufacturers will have a sufficient supply at cards at any given time to meet our needs. There is also a risk that the manufacturers may not be willing to comply with their obligations to sell us cards on the agreed-upon terms, or at all. Since they are both located in China, any efforts to enforce our rights could be very costly and would be subject to the risks of litigation or arbitration in a foreign jurisdiction. The loss of any supplier could materially affect our ability to maintain an adequate inventory of finished cards and to sell smart card products at competitive prices, which would adversely affect our revenues and cash flows. However, if we are successful in establishing an in-house production line, our dependence on third-party suppliers will be reduced.



WE HAVE EXPERIENCED SHORTAGES IN SUPPLY OF SMART CARDS BECAUSE OF A WORLDWIDE SHORTAGE OF MICROPROCESSORS, AND WE MAY EXPERIENCE SHORTAGES IN THE FUTURE



    From the third quarter of 1999 through the end of 2000, there was a worldwide shortage in the supply of Mifare microprocessors. Mifare is the predominant type of microprocessor for smart card systems and is manufactured by only two companies worldwide. This microprocessor is specifically designed to operate the Mifare smart card platform, which is the leading operating system in the smart card industry. Other types of microprocessors are generally incompatible with the Mifare platform and, therefore, are not interchangeable with Mifare chips. The Mifare shortage had a material impact on our smart card sales. We depended, and presently depend, on our production line customers as our sole source of finished cards. We were obligated to provide these customers with the components needed to manufacture cards, including microprocessors. Because of the Mifare shortage, we were unable to obtain adequate microprocessors for our customers, which in turn restricted our supply of cards. As a result, we were forced to substantially curtail fulfillment of orders beginning in January 2000. This caused cancelled orders and impeded our ability to expand smart card sales. Approximately $80,000 of card orders were cancelled during the year ended December 31, 1999 and approximately $443,000 of orders were cancelled during the year ended December 31, 2000. We incurred losses from the sale of smart cards of $163,000 and $126,000 in 2000 and 1999. During the six months ended June 30, 2001, approximately $328,000 of smart card orders were cancelled, which was caused by continuing shortages in early 2001. At present the Mifare shortage has abated and we have sufficient access to microprocessors. However, if similar shortages should occur in the future, we may again be unable to meet the requirements of our customers. There is no guarantee that we will be able to maintain sufficient inventory to hedge against possible future shortages.


OUR FUTURE SUCCESS DEPENDS ON OUR ABILITY TO KEEP PACE WITH TECHNOLOGICAL
CHANGES

    The smart card industry is subject to rapid technological change. The emerging markets for our products and services is characterized by rapid technological developments and evolving industry standards. These factors will require us to continually improve the performance features of our products and services and to introduce new and enhanced products and services at competitive prices and as quickly as possible, particularly in response to offerings from our competitors. As a result, we will be required to expend substantial funds for, and commit significant resources to, continuing product development. We may not be successful in developing and marketing new products and services that respond to competitive and technological developments and changing customer needs. Any failure by us to anticipate or respond adequately to technological developments, customer requirements, or new design and production techniques, or any significant delays in product development or introduction, could have a material adverse impact on our business.


WE OPERATE IN HIGHLY COMPETITIVE MARKETS AND WE MAY NOT HAVE THE NECESSARY RESOURCES TO COMPETE EFFECTIVELY AGAINST OTHER COMPANIES



    For both our production line and smart card sales businesses, the markets in which we operate are intensely competitive and characterized by rapidly changing technology. We cannot assure you that our business will respond successfully to competitive pressures. Many of our current and potential competitors in both the capital equipment and direct card sales sectors include well-established companies, many of which have longer operating histories in the smart card industry and significantly greater financial, technical, sales, customer support, marketing, research and development and other resources, as well as greater name recognition and a larger installed base of their products and technologies than us. Additionally, there can be no assurance that new competitors will not enter our business segments. Competition has resulted in price reductions, particularly in the area of finished smart card sales, and increased competition would likely result in additional price reductions, reduced margins and loss of market share, any of which would have a material adverse effect on our business. We experience competition from a number of companies across our range of businesses.


OUR TECHNOLOGY IS NOT PATENTED AND WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR PROPRIETARY RIGHTS

    We have filed three Provisional Patent Applications in the United States with respect to certain designs and processes used in the manufacture of our production lines. We intend to file corresponding non-provisional patent applications in order to continue pursuing patent protection for these inventions. There is no assurance, however, that we will be successful in obtaining patents for any of the inventions claimed in these applications. We currently do not have any issued patents. Furthermore, we do not have any registered trademarks for any of our products nor any registered copyrights for any of the computer programs we have developed.

    We seek to establish and protect the proprietary aspects of our products by relying on applicable patent, copyright, and trade secret laws and on confidentiality and other contractual arrangements, all of which may afford only limited protection. Notwithstanding our efforts to protect our proprietary rights, it may be possible for unauthorized third parties to copy certain portions of our products or to reverse engineer or obtain and use technology that we regard as proprietary. In addition, the laws of certain countries in which we sell our products do not protect our proprietary rights to the same extent as do the laws of the U.S. Accordingly, there can be no assurance that we will be able to protect our proprietary technology against unauthorized copying or use, which could adversely affect our competitive position.

OUR PRODUCTS UTILIZE TECHNOLOGIES OWNED BY THIRD PARTIES, WHICH COULD SEEK TO RESTRICT OUR USE


    Our products and technologies incorporate subject matter that we believe is in the public domain or is otherwise within our right to use, such as products and technologies designed and provided by third parties. There can be no assurance, however, that third parties will not assert patent or other intellectual property infringement claims against us with respect to their products and technologies. Regardless of its merit, any such claim can be time-consuming, result in costly litigation and require us to enter into royalty and licensing agreements. Such royalty or licensing agreements may not be offered or be available on terms acceptable to us. If a successful claim is made against us and we fail to timely develop or license a substitute technology, our business could be materially adversely affected.


WE ARE DEPENDENT ON CURRENT MANAGEMENT AND THE LOSS OF ANY OF OUR KEY PERSONNEL COULD WEAKEN OUR ABILITY TO COMPETE



    We anticipate that significant and rapid expansion of our operations will be required to address potential growth in our customer base and market opportunities. This is expected to place a significant strain on our management, operational and financial resources. Currently, we have twenty-two employees in the U.S. and abroad, including six officers and/or significant employees. We are substantially dependent on the continued services and performance of these employees, and will remain so dependent in the foreseeable future. The loss of services of any such key employees or the inability of any of them to devote sufficient time to their duties could weaken our ability to compete and would have a material adverse effect on our business.


    We have entered into three-year employment agreements with our President and our Executive Vice President. See section entitled 'Management -Employees.' However, there is no assurance that these officers or any other key personnel will remain with us for any specified period of time.

    Our future success may also depend on our ability to identify, attract, hire, train, and retain other highly skilled technical, sales and marketing personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract and retain sufficiently qualified personnel. The failure to hire and retain the necessary personnel could have a material adverse effect on our business.


OUR PRODUCTS CONTAIN TECHNOLOGICALLY COMPLEX COMPONENTS, WHICH MAY MAKE IT DIFFICULT FOR US TO DETECT DEFECTS


    Our production line products contain complex machinery that may contain undetected defects in design or in components we purchase from third parties, including software errors or hardware defects that could be difficult to detect and correct when first introduced or as new versions are released. There is no assurance that, despite testing by us and customers, errors will not be found in new or enhanced products after commencement of commercial shipments. Moreover, there can be no assurance that once detected, such errors can be corrected in a timely manner, if at all. Software errors may take several days to correct, if they can be corrected at all, and hardware defects may take even longer to rectify. The occurrence of any such software, hardware or other errors, as well as any delay in correcting them, could result in delays in shipment of products, loss of market acceptance of our products, additional warranty expense, diversion of engineering and other resources from our product development efforts or the loss of credibility with our customers, any of which could have a material adverse effect on our business. In addition, we could face potential litigation if any malfunction or defect in our equipment is claimed to cause injury to persons or property.

    In addition to purchasing components for our production lines, we are currently required to source components for two card manufacturers. Defects can also occur in the microprocessors and other components we purchase for these manufacturers, and there is no assurance that we will be able to detect potential problems before providing the components to our customers.

WE MAY BE SUBJECT TO LIABILITY RESULTING FROM OUR PAST INABILITY TO MEET CONTRACTUAL OBLIGATIONS TO PROVIDE RAW MATERIALS



    We may be subject to litigation risks arising out of our two initial capital equipment contracts entered into in 1998 and 1999. Under these contracts, we agreed to buy smart cards from, and to source raw materials for, the manufacturer after installation was completed. Because of a worldwide shortage of microprocessors, we were unable to obtain the required raw materials for these customers. One of these customers brought an arbitration proceeding in China seeking damages for breach of contract. This action was dismissed, because the petitioner's claim was found to be based on an invalid contract containing a falsified signature of Chipcards. Since the claim was brought under the arbitration provision of the purported contract, the arbitration commission determined that it did not have jurisdiction over the matter. Despite this dismissal, the same party could attempt to bring additional claims against us in the future. In addition, our other initial customer could seek to claim that we are obligated to resume supplying raw materials, or that it is entitled to damages for our failure to perform our contractual obligations. If any such claims are successful, we may ultimately become obligated to pay damages, or to provide raw materials to, and purchase cards from, these customers. We may also be subject to similar claims by certain of our recent capital equipment customers, to whom we are contractually obligated to provide raw materials. Any potential litigation, whether or not ultimately found to be meritorious, could consume significant resources and affect our ability to carry on normal operations.



WE PLAN TO EXPAND OUR BUSINESS WHICH COULD STRAIN OUR RESOURCES


    The proposed expansion of our sales and manufacturing operations will require the implementation of enhanced operational and financial systems and will require additional management, operational, financial and personnel resources. Failure to implement these systems and add these resources could have a material adverse effect on our operations. Given our limited number of employees and lean infrastructure, there is no assurance that we will be able to manage our expanding operations effectively or that we will be able to maintain or accelerate our growth. We may not be able to attract and hire persons with the appropriate talents, skills and experience needed to grow our business, particularly if we do not strengthen our financial position. In addition, there can be no assurance of the viability of our products in new geographic regions or particular local markets.

    Our expansion plans include the addition of in-house capacity to assemble production lines. Due to our historical reliance on contract manufacturers, we have limited experience in performing assembly work. The anticipated efficiencies of creating internal capability may not be achieved if we fail to successfully implement our future manufacturing operations.


WE MAY EXPERIENCE FLUCTUATIONS IN OUR QUARTERLY OPERATING RESULTS, WHICH MAY CAUSE OUR STOCK PRICES TO DECLINE


    We expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors, many of which are outside our control. Our production line installation contracts generally require us to incur substantial costs in advance of payment. Thus quarterly results can fluctuate based on the timing and amount of such expenditures and payments. Furthermore, we defer recognition of profits on our installation contracts until we are assured of cash payment. We also defer recognition of a portion of our revenues on equipment sales if we own a joint venture interest in the customer or if we are obligated to purchase the customer's finished smart cards. These accounting practices can result in further fluctuations in our quarterly results.

    Additional factors that may adversely affect our quarterly operating results include: (i) our ability to retain and attract customers; (ii) the level of competition in the smart card industry; (iii) our ability to upgrade and develop our products and technology and attract new personnel in a timely and effective manner; (iv) the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure; (v) the emerging nature of the markets in which we compete; and (vi) general economic conditions and economic conditions specific to the smart card industry.

RISKS RELATED TO THIS OFFERING


THERE IS NO PUBLIC MARKET FOR OUR SECURITIES AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP



    There is no public market for our common stock. Although we expect that our common stock will be traded on the Nasdaq market and the Boston Stock Exchange, we cannot assure you that an active public market for our common stock will develop or be sustained after this offering.



THE MARKET PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY


    The stock market in general and the market for shares of technology companies in particular have recently experienced extreme price fluctuations, which have often been unrelated to the operating performance of the affected companies. We believe that the principal factors that may cause price fluctuations are:

     fluctuations in our financial results;

     general conditions or developments in the technology and smart card products industries and the worldwide economy;

     sales of our common stock into the marketplace;

     the number of market makers for our common stock;

     announcements of technological innovations or new or enhanced products by us or our competitors or customers;

     announcements of major contracts by us or our competitors;

     a shortfall in revenue, gross margin, earnings or other financial results from operations; and

     developments in our relationships with our customers and suppliers.

    We cannot be certain that the market price of our common stock will not experience significant fluctuations in the future, including fluctuations that are adverse and unrelated to our performance. To the extent that the trading volume of our securities is low, this may increase the risk that the market price will be affected by factors such as those described above, among others.


AN INVESTMENT IN THIS OFFERING IS SUBJECT TO IMMEDIATE AND SUBSTANTIAL DILUTION


    All of the currently outstanding shares of common stock were issued at prices substantially lower than the price of the shares included in the units offered hereby. Purchasers of units offered hereby will experience immediate and substantial dilution in net tangible book value with respect to the shares included in such units and may incur additional dilution upon the exercise of outstanding stock options. See Section entitled 'Dilution.'




WE CAN REDEEM THE WARRANTS ON SHORT NOTICE



    We can redeem your warrants at a price of $.10 per warrant upon 30 days' written notice, if the last reported sale price of our common stock has been at least $9.60 for the twenty consecutive trading days immediately preceding the date of notice of redemption. If we redeem the warrants you will be forced to sell or exercise the warrants or accept the redemption price. If you do not exercise your warrants prior to their expiration or redemption, you will not be able to purchase the securities underlying your warrants. If we redeem the warrants, you will have to:



     exercise the warrants and pay the exercise price at a time when it may be disadvantageous for you to do so,



     sell the warrants at the current market price for the warrants when you might otherwise wish to hold the warrants for possible additional appreciation, or accept the redemption price, which will in all likelihood be substantially less than the market value of the warrants at the time of redemption.

    We will not be able to redeem your warrants unless a registration statement covering the exercise of the warrants is in effect, which would enable you to exercise before any redemption.



OUR PRINCIPAL SHAREHOLDERS, OFFICERS AND DIRECTORS WILL BE ABLE TO CONTROL OUR COMPANY



    Prior to and upon completion of this offering, a significant percentage of the outstanding common stock will be beneficially owned by our directors, officers and greater than 5% stockholders and affiliates. As a result, upon completion of this offering, you may not be able to (i) elect, or defeat the election of, the directors, (ii) amend or prevent amendment of the Articles of Incorporation or Bylaws, or (iii) effect or prevent a merger, sale of assets or other corporate transaction. You will not be able to control the outcome of these or any other matters submitted to a vote of the stockholders unless you and other investors can exercise more than 50% of the outstanding voting power. A limited exception exists in the election of directors, since shareholders are entitled to a number of votes equal to the total amount of shares owned by the holder multiplied by the number of directors to be elected. Such cumulated number of votes can be cast for any one or more directors. This generally makes it easier for a minority group of shareholders to elect a director of their choosing. However, in any given election, voting may still be controlled by the officers, directors and principal stockholders notwithstanding the existence of cumulative voting rights. Accordingly, you should not purchase units offered herein unless you are willing to entrust all aspects of the affairs of our company to our current management.



OUR MANAGEMENT WILL HAVE BROAD DISCRETION IN ALLOCATING THE PROCEEDS OF THIS OFFERING



    Our management has no obligation to make any specific use of the proceeds of this offering and have broad discretion as to the manner in which such funds will be utilized. We currently intend to use the net proceeds that we receive from this offering in the manner described in this prospectus under 'Use of Proceeds.' However, we reserve the right to reallocate the proceeds to different uses, including ways which differ from the specific proposed uses described in this prospectus, if management determines the needs of our business so require. In addition, a larger portion of the net proceeds is allocated to discretionary purposes.


FUTURE SALES OF OUR COMMON STOCK BY OUR EXISTING STOCKHOLDERS COULD HAVE ADVERSE EFFECTS ON THE MARKET PRICE OF OUR COMMON STOCK


    All of the 10,641,250 shares of our common stock currently issued and outstanding are eligible for sale under Rule 144 promulgated under the Securities Act of 1933, provided the conditions thereof are met, and subject to the volume limitations imposed thereunder. This does not include the shares of common stock that may be sold under this prospectus. Any sale of the shares being registered or any sales under Rule 144 could cause the market price of our common stock to drop significantly, even if our business is doing well. All of our current shareholders will be subject to 'lock-up' agreements pursuant to which these persons will agree not to sell or otherwise transfer any shares for a period of twelve months after the date of this prospectus except with the prior written consent of the underwriter.



THE OFFERING PRICE OF THE UNITS DOES NOT NECESSARILY REFLECT THE VALUE OF OUR COMPANY OR OUR SECURITIES


    The offering price of the units was determined in negotiations between us and the underwriter based upon such factors as our financial needs, estimates of our business potential, the stage of development of our business and the general condition of the securities market. The offering price should not, however, be considered an indication of the actual value of our company or our securities. The offering price does not bear any relationship to the assets, net worth, results of operations, other objective criteria of value applicable to our company. Moreover, the offering price should not be viewed as an indication of the future value of the shares or the warrants included in the units. Accordingly, there can be no assurance that the shares or the warrants included in the units offered hereby can be resold at the offering price, if at all.

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              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus contains statements about future events and expectations which are characterized as forward-looking statements. Forward-looking statements are based on our management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to them. Because of this, you should not rely too extensively on such forward-looking statements contained in this prospectus. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, levels of activity, performance or achievements, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking terminology including 'believes,' 'expects,' 'may,' 'will,' 'should' or 'anticipates' or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategies that involve risks and uncertainties. You should read statements that contain these words carefully because they:

     discuss our future expectations;

     contain projections of our future operating results or of our future financial condition; or

     state other 'forward-looking' information.

    We believe it is important to communicate our expectations to you, but events may occur in the future over which we have no control and which we are not accurately able to predict. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ from those anticipated in these forward-looking statements, even if new information becomes available in the future.

                                USE OF PROCEEDS

    Our net proceeds from the sale of the units being offered in this offering at an assumed public offering price of $8.10 per unit are estimated to be $6,764,000, after deducting the 8% underwriting discount, the two and one-half percent non-accountable expense allowance payable to the underwriter, $120,000 payable to the underwriter for services under a consulting agreement, and an additional $365,500 in estimated offering expenses payable by us. This assumes that the underwriter's over allotment option is not exercised. If the underwriter's over allotment option is exercised in full, our net proceeds are estimated to be $7,851,425.

    We intend to use the net proceeds as described in the following table:


                                                       APPROXIMATE DOLLAR     APPROXIMATE
                                                     AMOUNT OF NET PROCEEDS   PERCENTAGE
                                                     ----------------------   ----------
Capital Equipment(1)...............................        $2,750,000            40.7%
Project Financing(2)...............................         2,200,000            32.5
Machinery & Equipment(3)...........................           500,000             7.4
Product Development................................           250,000             3.7
Advertising & Marketing............................           200,000             3.0
Purchase of Real Property(4).......................           150,000             2.2
General working capital............................           714,000            10.5
                                                           ----------            ----
    Total..........................................        $6,764,000             100%
                                                           ----------            ----
                                                           ----------            ----


---------

(1) Installation of a smart card production line at our San Diego facility. This equipment will be designed to produce 2,000 contactless cards per hour, with complete magnetic striping and printing capabilities.

(2) Represents cash requirements associated with the manufacture of production lines for sale to current customers.

(3) Expansion of in-house capabilities for manufacture of capital equipment.




(4) Represents the cash amount required to purchase the San Diego facility from an entity owned by Eric Gravell and Xiao Qin Jiang, two of our principal shareholders. The cost is based on the amount of equity initially invested in the property by the owner, plus closing costs and improvements. This facility and related debt are included in the consolidated financial statements for the year ended December 31, 2000 and the six months ended June 30, 2001.


    The working capital amounts will be dedicated to general corporate purposes, including salaries and general and administrative expenses. Our management will have broad discretion concerning the allocation and use of a significant portion of the net proceeds of this offering. In the event the representative of the underwriters exercises the over-allotment option, we intend to utilize such additional proceeds for working capital and general corporate purposes.

    We reserve the right to reallocate proceeds to different uses, including ways which differ from the specific proposed uses described in this prospectus if management determines the needs of the business so require. In addition, a large portion of the proceeds is allocated to discretionary purposes. Investors may not agree with the allocation or reallocation. Based on our operating plan, we believe that the net proceeds of this offering, together with available funds on hand and cash flow from future operations, will be sufficient to satisfy our working capital requirements for at least 12 months following this offering. Our belief is based upon assumptions, including assumptions about our contemplated operations and economic and industry conditions. In addition, contingencies may arise that may require us to obtain additional capital.

    We cannot be sure that we will be able to obtain additional capital on favorable terms or at all. Until the net proceeds of this offering are used, we intend to invest the net proceeds in short-term, interest-bearing, investment grade securities or similar quality investments.

                                DIVIDEND POLICY

    On April 18, 2000, we declared a stock dividend for each holder of record of shares of common stock as of March 18, 2000 (the 'Record Date') in the amount of
2.65 shares of fully paid and nonassessable common stock for each share of common stock held by such holder as of the Record Date. We have not paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. Our dividend policy is to retain earnings, if any, to support the expansion of our operations. If we were to change this policy, any future cash dividends would depend upon factors which our board of directors deems relevant, including, without limitation, future earnings and our estimated capital requirements.

                                    DILUTION


    Investors purchasing common stock in this offering will incur an immediate and substantial dilution in net tangible book value per share. Accordingly, investors will bear a disproportionate part of the financial risk associated with our business while effective control will remain with existing stockholders. After the completion of this offering (excluding the overallotment option), investors in this offering will collectively own 1,000,000 shares of our common stock or approximately 8.6% of the outstanding shares, for which they will have paid $8,000,000 or $8.00 per share, and warrants to purchase 1,000,000 shares of common stock, for which they will have paid $0.10 per warrant (assuming that $0.10 is attributed to each warrant included in the units offered hereby and no exercise of the underwriter's warrants).



    At June 30, 2001, we had a negative net tangible book value of $1,377,204 and a negative net tangible book value per share of $0.12. 'Net tangible book value per share' represents our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding or issuable upon the exercise of outstanding warrants, options and contingent rights. Our San Diego facility is included as an asset for purposes of determining total tangible assets, despite that fact that title is formally held by two of our principal shareholders, because this property is combined for financial statement purposes. (See 'Management's Discussion and Analysis of Financial Condition' for further explanation.) After giving effect only to the sale of 1,000,000 shares of common stock (which are part of the units) offered hereby, and deducting the underwriter's commission and associated estimated offering expenses, and the use of the proceeds of the offering described in the 'Use of Proceeds', our pro forma net tangible book value at June 30, 2001 would have been approximately $5,297,296 or $0.42 per share. This represents an immediate increase in net tangible book value per share of $0.54 to existing stockholders and an immediate dilution of $7.58 per share to the investors purchasing shares of common stock at the initial public offering price. The following table illustrates this dilution in net tangible book value to new investors:



Initial public offering price per share of common stock.....  $ 8.00

Net tangible book value per share before offering...........   (0.12)
Increase per share attributable to new investors............    0.54
                                                              ------
Pro forma tangible book value per share after offering......    0.42
                                                              ------
Dilution to new investors...................................  $ 7.58
                                                              ------
                                                              ------



    The following table sets forth, as of June 30, 2001, the number of shares of common stock purchased from us, the effective cash contribution made, and the average price per share paid by existing stockholders and by new investors purchasing shares sold by us in the offering at an assumed initial offering price of $8.10 per unit.


                                                SHARES PURCHASED     TOTAL CONSIDERATION     AVERAGE
                                              --------------------   --------------------   PRICE PER
                                                NUMBER     PERCENT     AMOUNT     PERCENT     SHARE
                                                ------     -------     ------     -------     -----
Existing stockholders.......................  10,641,250    91.4%    $  581,600     6.7%      $0.05
New investors...............................   1,000,000     8.6      8,100,000    93.3        8.10
                                              ----------    ----     ----------    ----       -----
    Total...................................  11,641,250     100%    $8,681,600     100%      $0.75
                                              ----------    ----     ----------    ----       -----
                                              ----------    ----     ----------    ----       -----

                                 CAPITALIZATION


    The following table sets forth the current portion of long-term debt and other short-term debt obligations and the consolidated capitalization as of June 30, 2001, on an historical basis and on a pro forma basis, adjusted to reflect the sale of the units offered in this registration statement and the application of the estimated net proceeds as described in 'Use of Proceeds'. This table should be read in conjunction with the consolidated financial statements and related notes, and the notes to the financial statements included elsewhere in this prospectus.



                                                                 AS OF JUNE 30, 2001
                                                              -------------------------
                                                                ACTUAL      AS ADJUSTED
                                                                ------      -----------
Debt:
    Long-Term Debt (including current maturities)...........  $ 1,117,248   $ 1,117,248
    Short Term Advances.....................................      661,953       661,953
                                                              -----------   -----------
        Total debt..........................................  $ 1,779,201   $ 1,779,201
Stockholders' Equity:
    Common Stock, no par value, 25,000,000 shares
      authorized; 10,641,250 shares issued and outstanding
      and 11,641,250 shares pro forma as adjusted(1)........  $   685,100   $ 7,449,100
    Additional Paid-In Capital..............................       33,000        33,000
    Accumulated Deficit(2)..................................   (2,095,304)   (2,245,304)
                                                              -----------   -----------
        Total stockholders' equity (deficit)................   (1,377,204)    5,236,796
                                                              -----------   -----------
        Total capitalization................................  $   401,997   $ 7,015,997
                                                              -----------   -----------
                                                              -----------   -----------


---------

(1) Pro forma share amount does not give effect to: (i) any exercise of the underwriter's overallotment option (ii) any exercise of the warrants purchased in this offering, (ii) any exercise of the underwriter's warrants, or (iii) any exercise of currently outstanding warrants, options or other contingent rights.


(2) Accumulated deficit on an as-adjusted basis has been increased by $150,000 to reflect the cash payment to be made to Ampac Technology, LLC for the purchase of the San Diego facility. Ampac intends to distribute such payment of $150,000 to its members.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION


    The following discussion and analysis should be read in conjunction with the consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. The following discussion and analysis contains certain forward-looking statements which are generally identified by the words 'anticipates,' 'believes,' 'expects,' 'plans,' 'intends,' and similar expressions. Such statements are subject to certain risks, uncertainties and contingencies, including, but not limited to, those set forth under the heading 'Risk Factors' and elsewhere in this prospectus, which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. See 'Special Note Regarding Forward-Looking Statements.'


NOTWITHSTANDING THE FOREGOING, THE SAFE HARBOR PROVISIONS OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 DO NOT APPLY TO THIS REGISTRATION STATEMENT.

BACKGROUND


    Our revenues have historically been derived principally from the sale of smart card production lines and, to a lesser extent, the direct sale and marketing of smart cards. We have also developed certain ancillary smart card products, including a reader/writer for use in security systems, a card testing and initialization system, and a smart card chip testing system. However, we have only begun limited marketing activities and have not produced significant revenues from these products. In addition, while we have historically generated revenues from the sale of microprocessors and other smart card components to purchasers of our capital equipment, we do not consider this to be a part of our core business. In general, we engage in the sale of smart card components only at our customers' request.



    Cost of sales for our production line business consists primarily of internal engineering personnel costs and outsourced engineering and construction costs. Smart card cost of sales consists of our cost of purchasing finished smart cards from third-party manufacturers. Our cost of sales for smart card components represents the cost of purchasing raw materials from third-party suppliers.


    In 1997 we first applied our expertise in factory automation to the design and assembly of smart card production lines. We began generating revenues from production line sales in 1998. Our capital equipment revenues are a function of our ability to secure contracts for the sale of production lines and produce equipment that meets our customers' requirements on a timely basis. Installation contracts generally provide for payment to be made in the final stages of a project. Our revenue stream is therefore subject to periods of fluctuation based on the timing of project commencement and the length of production. Seasonal factors generally do not have a material effect on our operations. To date, all of our capital equipment revenues have come from international sales. Our past and current customers are all based in China, a market in which we had earlier conducted business as a manufacturer of electromagnetic components. Our future revenues will be affected in part by our ability to penetrate other geographic markets and diversify our customer base.


    Our ability to generate production line revenues is limited by our capacity and the capacity of our contract manufacturer. Each smart card production line takes between three to six months to complete, including assembly, delivery, installation and customer testing. At present, we can only undertake approximately ten installation projects at any one time. We plan to expand our capacity and decrease our dependence on contract manufacturers by hiring additional qualified engineering and technical personnel and installing additional in-house testing equipment and other machinery used in the production process.



    We recognize revenues from long-term installation contracts on the percentage-of-completion method. This means that, at any given date, revenues are measured by the percentage of actual costs incurred to date relative to then-current estimated total costs to be incurred on the contract. Due to historical renegotiation of contract terms with our Chinese customers, the actual profit from a contract cannot be reasonably estimated until payment is received. A material contract renegotiation occurred in fiscal 2000, when the purchase price under a contact for the sale of two production lines was reduced by approximately 40 percent. Therefore, profit is estimated to be zero until we can be assured of collection of profit based on cash receipts. If a loss under a contract is estimated it is recorded in the first period known. Accordingly, equal amounts of revenue and costs are recognized until final payment is received. Further, we defer revenue on equipment sales to customers in which we receive a joint venture equity interest in the entity acquiring the equipment. The deferral amount is the percentage of our equity interest multiplied by total gross profit. The deferral is then amortized to revenue over the term of the joint venture. We defer revenue on equipment sales in a similar fashion when we are obligated to purchase a customer's finished smart card output.



    We generally receive payments on our contracts as follows: (i) upon the commencement of work we receive 10% of the contract price, (ii) upon conditional acceptance at installation, we received 80% of our contract price, (iii) within one to three months after the customer's acceptance, we receive the last 10% of the contract price.



    One of our production line customers in 2000 was a joint venture company in which we held a 50% ownership interest. Sales to this customer represented approximately 48% of production line revenues for 2000. Under the terms of this joint venture, we were required to make an initial capital contribution in the form of equipment. In September 2001 we divested our entire interest in this joint venture, and we have no further obligations relating to our investment therein.



    In our smart card sales sector, we began receiving revenues during the 1999 fiscal year. This revenue stream has been adversely affected by a shortage of cards. Our sole sources of smart cards from 1999 through the end of 2000 were two manufacturers in China which had previously purchased capital equipment from us. We were responsible for procuring raw materials for these manufacturers. A critical component was the Mifare platform microprocessor, which is the most widely used integrated chip for smart card applications. Beginning in the third quarter of 1999, we were unable to obtain adequate quantities of these microprocessors because of a worldwide shortage in supply. As a result, we had to curtail fulfillment of smart card orders, and customers began to cancel orders. Approximately $80,000 of card orders were cancelled during the year ended December 31, 1999 and approximately $443,000 of orders were cancelled during the year ended December 31, 2000. We incurred losses from the sale of smart cards of $163,000 and $126,000 in 2000 and 1999. During the six months ended June 30, 2001, approximately $328,000 of smart card orders were cancelled, which was caused by continuing shortages in early 2001.



    During the period of limited smart card supply, we gave first priority to orders for which we received cash payment. Other orders were prioritized based on the size of the order and the price per card. Should shortages recur in the future, we do not anticipate changing our allocation policies, even if we are successful in adding an internal smart card production line.



    With the recent abatement of the Mifare shortage, we have been able to eliminate our deficit of chips and smart cards. We now have a surplus of Mifare microprocessors, having purchased approximately 3.7 million chips from January through July of 2001. During the same period, we purchased approximately 1.5 million finished smart cards containing Mifare microprocessors. In addition, we believe that, with our completion of three production facilities for two new customers, in December 2000 and February 2001 we will be better able to address any future shortages of smart cards. The purchasers of these facilities have given us the right to buy smart cards at a fixed price per card over a period of three years, based on our forecasted requirements. We are still obligated to source raw materials (including integrated chips) for these plants as requested by the customer at fixed prices. However, we now have a surplus of Mifare microprocessors. In addition, various alternatives to the Mifare microprocessor are now available, and our equipment has the capability to accommodate these new platforms as well as the Mifare platform. We believe that to the extent non-Mifare platforms gain acceptance by operators of smart card systems, the risk of future microprocessor shortages may be alleviated by allowing us to seek alternate sources of supply. This could ultimately reduce our dependence on Mifare microprocessors by giving us the flexibility to supply non-Mifare smart cards for such alternate systems.

    Our plans for growth include expanding our international sales force, increasing our capital equipment production capacity and creating in-house capacity for smart card production. We plan to expand our customer base for smart card sales by acting as a supplier of cards for the chip manufacturers who are promoting new smart card platforms. We also intend to actively market our ancillary smart card products, including a keyless home security system based on our reader/writer technology. In addition, we plan to develop and promote new technologies including cards that can be used in GSM (Global System for Mobile Communications) chip-based cellular telephone systems.


    Key developments during fiscal year 2000 include entering into contracts providing for the installation of three new production lines. All of these lines have been installed and successfully tested, and the customers have begun card production.


    During 2000, we also completed the development of our read/write device designed from use in security systems or as a developer's kit, and we developed a prototype card handling system for testing and initializing the computer chips used in smart cards. We also developed a smart card chip testing system used to inspect integrated chips before the start of manufacturing.


    Key developments during fiscal 2001 include entering into installation contracts for a total of fourteen production lines. One double line has recently been delivered to a customer in mainland China for installation and testing. One triple line is being sold to the China Ministry of Public Security, and another triple line is being sold to the Chinese Motor Vehicle Safety Inspection Center. Both of these are governmental authorities taking part in a broad-based national project to provide citizens with smart cards for identification and other purposes. In addition, one double line and one single line are being sold to a customer in Hong Kong, and a triple line is being sold to a customer in mainland China. These remaining lines are in the process of being manufactured, and we expect that they will be delivered during 2001 and 2002. During 2001 we also divested our holdings in a Chinese joint venture company in which we owned a 50% equity interest.



    For all of the periods covered by the financial statements included in this prospectus, we have leased our San Diego facility from Ampac Technology LLC, a limited liability company owned by two of our principal shareholders. From a financial reporting standpoint, the accounts of Ampac Technology, LLC have been combined with those of Chipcards, based on the joint control and economic interdependence between these two entities during the relevant periods. Accordingly, the San Diego property is included as an asset, and related bank debt is included as a liability on the consolidated balance sheets notwithstanding the fact that title is not held by Chipcards. We have agreed to purchase the San Diego property from Ampac Technology LLC upon the completion of this offering, at a price of $150,000 plus assumption of existing liabilities of approximately $1.1 million. See 'Description of Business -- Properties and Equipment.'


RESULTS OF OPERATIONS


COMPARISON OF SIX MONTHS ENDED JUNE 30, 2001 AND JUNE 30, 2000



    Total revenues for the six months ended June 30, 2001 were approximately $4.7 million, an increase of 169 percent from $1.7 million for the same period in 2000. This included approximately $2.2 million of production line sales in the first six months of 2001, compared to $862,000 in 2000, and revenues from the sale of smart card components of approximately $1.2 million for the first six months of 2001, compared to $135,000 in 2000. We also recorded revenues of approximately $1.3 million from the sale of finished smart cards in the first two quarters of 2001, compared to $739,000 for the same period in 2000.



    The increase in production line sales was partially due to the fact that, in the first quarter of 2001, we recognized a majority of the revenues from a project completed in 1999, as the commitment to purchase smart cards from a former production line customer was effectively eliminated as a result of an arbitration. We recognized additional revenues from another production line project that was commenced in 2000 and completed in February 2001. Sales of production line components increased due to an increase in our installed base of production lines. We only sell components to our production line customers, typically under agreements which require us to source the customer's raw material requirements at a fixed price per card. Having installed three new production lines in 2000 and early 2001, the level of demand from our customers for components increased substantially. Our finished smart card sales increased in 2001 because we were able to rebuild our inventory of cards containing Mifare microprocessors, as the worldwide shortage of these microprocessors began to abate. In the prior year, we did not have adequate inventory to fulfill our customers' orders as a result of the shortage. However, by the second quarter of 2001 we were able to replenish our supply and increase sales of finished cards. Despite this recent trend, we believe that our smart card sales may decrease in future periods. Historically, a material portion of our smart card business has depended on our ability to purchase cards on favorable terms from our production line customers, who often did not have well developed distribution channels for their output. These manufacturers have now begun to establish a broader customer base and, as a result, they may not have sufficient supplies of cards to meet our needs. In addition, we do not have any contractual right to buy cards under the new production line contracts we entered into in 2001.



    Our cost of sales for the six months ended June 30, 2001 was approximately $2.7 million, representing an increase of 118 percent from $1.2 million for the same period in the prior year. This included production line costs of approximately $396,000 in the first six months of 2001 compared to $375,000 in 2000. Although the total production line costs increased slightly, these costs were incurred in the assembly of three lines, whereas the 2000 costs related to only two lines. Our cost per production line decreased in 2001 primarily because we were able to obtain more favorable pricing terms from our new contract manufacturer. Finished smart card costs were approximately $1.4 million in the first six months of 2001 compared to $795,000 in 2000. This increase in costs was a function of the greater inventory of cards we were able to obtain from our suppliers to support increased sales as the microprocessor shortage abated. Also, we recorded an additional provision of approximately $278,000 for inventory purchased that we believe will sell at prices below cost. Our cost per card did not materially change from 2000 to 2001. Smart card component costs increased to approximately $895,000 in the first two quarters of 2001 compared to $80,000 in 2000. This was due primarily to an increase in the volume of raw materials purchased by us. Our cost per unit of raw materials did not materially change from 2000 to 2001.



    Our gross profit for the six month period ended June 30, 2001 was approximately $2.0 million, an increase of 300 percent from a gross profit of $486,000 for the same period in the prior year. Our overall gross margin for the first six months of 2001 was 42 percent compared to a gross margin of 28 percent for the same period in 2000. These increases are mainly the result of a substantial increase in profit margins on our production line sales. Gross profits on production lines increased from 56 percent for the first half of 2000 to 82 percent for the same period in 2001. This increase was primarily due to substantial cost savings, which are largely attributable to more favorable pricing obtained from the new contract manufacturer we retained in 2001. In addition a portion of the increase was due to the accelerated recognition of gross profit on a prior production line contract as a result of our finished card purchase commitment under that contract having been effectively terminated in February 2001. (See Financial Statements -- Summary of Accounting Policies). Margins on smart card sales declined from a negative gross margin of 7.5 percent for the six months ended June 30, 2000 to a negative gross margin of 13 percent for the same period in 2001. As a result of the reduction in the shortage of smart card microprocessors, the worldwide supply of smart cards increased in the first half of 2001. This resulted in a more competitive environment for selling smart cards, causing us to reduce our pricing. In addition, because a portion of our smart card inventory failed to meet our specifications, we anticipate that we will have to sell these cards below cost, and we established a reserve of $277,500 to cover the potential loss. However, based on current orders, we believe that we will be able to sell the remainder of our current inventory above cost, albeit at lower margins than in prior periods. Gross margins on component sales also decreased, going from 40 percent for the six months ended June 30, 2000 to 23 percent for the same period in 2001. Because component sales were very low in 2000 due to the microprocessor shortage, in our view the resulting margins were inflated and not characteristic for our business. We believe that component sales and gross margins in 2001 provide a more representative figure. The margins achieved in the first six months of 2001 reflect a favorable market for components, as we were able to keep our price of acquiring raw materials below the fixed prices at which we were obligated to provide such raw materials to our customers.



    Selling, general and administrative expenses for the six months ended June 30, 2001 were approximately $1.6 million. This represents an increase of 168 percent from selling, general and administrative expenses of approximately $595,000 for the six months ended June 30, 2000. Selling expenses consist primarily of commissions payable to sales employees. Selling expenses increased by approximately $394,000 from June 30, 2001 compared to June 30, 2000. This is attributable mainly to commissions paid to sales employees in our China and Korea offices. General and administrative expenses consist primarily of payroll and related expenditures and professional fees including legal, accounting and investment banking. For the first six months of 2001, general and administrative expenses increased by approximately $604,000 compared to the same period in 2000. This resulted principally from a 105 percent increase in salaries, increased travel expenses, and accounting and legal fees incurred in connection with this offering. We also paid a discretionary bonus to an executive officer and incurred non-recurring costs in connection with establishing a new sales office in Korea.


COMPARISON OF YEARS ENDED DECEMBER 31, 2000 AND DECEMBER 31, 1999


    Total revenues for the year ended December 31, 2000 were approximately $6.5 million, an increase of 49 percent from $4.3 million in 1999. This included approximately $5.4 million of revenue from production line sales in 2000 compared to $1.5 million in 1999. In connection with our production line sales, we recorded revenue of approximately $138,000 from the sale of raw materials in 2000 and $1.5 million in the prior year. We also received approximately $960,000 of revenue from finished smart card sales in 2000 compared to $1.3 million in 1999. Production line sales increased substantially as we improved our competitive position through more favorable pricing. We also believe that we benefitted from having implemented improvements to our manufacturing processes during 1998 and 1999, which resulted in increased efficiency, flexibility and quality in our production machinery. Smart card sales declined in 2000 primarily as a result of a worldwide shortage in smart card microprocessors using the Mifare platform (which is the most widely used platform for smart card applications). To date we have bought cards only from our production line customers, and we are required to provide these customers with requested quantities of the raw materials needed to manufacture cards. The microprocessor shortage had limited our ability to supply our manufacturers, which in turn curtailed our supply of finished cards. For the year ended December 31, 2000, this resulted in the cancellation of approximately $443,000 of smart card orders from customers who required Mifare cards. Cancelled orders in 1999 totaled approximately $80,000.


    Our cost of sales for the year ended December 31, 2000 was approximately $5.0 million, an increase of 54 percent from $3.2 million in the prior year. This included production line cost of sales of approximately $3.8 million in 2000 compared to $550,000 in 1999, and smart card cost of sales of approximately $1.1 million in 2000 compared to $1.4 million in 1999. Overall, the increased cost of sales reflects the fact that we commenced work on three new production line orders in 2000. In addition, we performed work on additional production line orders for which work had commenced in 1999. However, smart card cost of sales declined primarily due to the fact that in 1999 we focused on, and dedicated resources to, developing the sales and marketing of cards in order to establish this as a core business.

    Our gross profit for the year ended December 31, 2000 was approximately $1.5 million, representing an increase of 32% from a gross profit of $1.1 million for the prior year. This is due primarily to increased profits from our production line business. Our gross margin was 23 percent for the year ended December 31, 2000, compared to a gross margin of 26 percent for the prior year. Broken down by product offerings, we had gross margins of 29 percent on production line sales and negative 17 percent on smart card sales in the year ended
December 31, 2000, and we had gross margins of 64 percent on production line sales and negative 10 percent on smart card sales in the year ended
December 31, 1999. Margins on production line sales decreased because we decided to offer more favorable pricing on our installation contracts in order to improve our competitive position and generate increased sales. Further, we recognized a portion of the deferred profit on production line contracts completed in late 1998 and early 1999, with no associated costs. The deferral resulted from our contractual requirement to purchase the finished smart card output from these customers. Margins on smart card sales also declined because of a decision to offer competitive pricing in order to maintain market share.


    General and administrative expenses for 2000 were approximately $1.7 million, compared to approximately $1.1 million for the prior year. This resulted from the strengthening of our support functions, as we added personnel in our San Diego facility. We also granted wage increases to all employees. As a result, payroll and related expenditures increased by approximately $225,000 or 46 percent during 2000. In addition, our professional costs increased by approximately $250,000 in 2000. These costs were related primarily to legal, accounting and investment banking services retained in order to position us for an initial public offering planned for 2001. Selling expenses for 2000 were approximately $120,000, compared to $760,000 in the prior year. This decline was due primarily to a restructuring of our compensation structure resulting in the significant reduction of commissions to non-sales employees. In lieu of paying commissions to executive officers involved in securing production line contracts, we adopted a policy of awarding discretionary bonuses based on an officer's contribution to the success of the Company. We believe this compensation structure affords greater flexibility, since the decision to grant bonuses can take into account both the impact of the officer's contribution and the Company's overall cash flow and financial outlook. We continue to pay commissions to sales employees in order to encourage favorable performance. Further, in 1999, we recorded a $420,000 charge to selling expense related to payment made to an agent to seek out investment opportunities in China as we had no assurance regarding the probability of ever obtaining a future benefit from this expenditure. In 1998, the Company contributed $650,000 to this agent, but only received a refund of $230,000 in 1999. We did not incur any direct research and development costs in fiscal 2000. All of our research and development activities during this period were conducted in connection with specific installation work, and employee time allocated to these activities was included in cost of sales. Research and development expenses for the year ended
December 31, 1999 were approximately $99,000, reflecting our focus on enhancing our production equipment.


    Other income includes approximately $181,000 in recovery of previously written-off accounts receivable.

    Income taxes represent United States Federal and State income taxes on taxable income. Taxable income includes gross revenue on percentage of completion contracts which is partially deferred for book purposes resulting in deferred tax assets. We have set up an allowance against the deferred tax assets.

LIQUIDITY AND CAPITAL RESOURCES


    We rely on a combination of equity capital, short-term bank financing and internally-generated cash flows from sales of equipment and smart cards to fund our ongoing operations. In fiscal 2000 we raised aggregate gross proceeds of approximately $575,000 from a private placement of our common stock. This cash was used primarily to pay operating costs including expenses associated with building production lines, and to establish working capital for ongoing requirements.



    As at June 30, 2001, we had a working capital deficit of approximately $1.3 million, including a liability of $449,000 relating to revenues deferred as a result of our commitment to purchase all of the smart card output of a former production line customer and our prior joint venture interest in another one of our production line customers. Exclusive of deferred revenues, the cash flow deficit was approximately $860,000. This is attributable primarily to the fact that we were unable to generate sufficient revenues to cover our administrative overhead costs and costs of developing markets for our products. In addition, professional fees and increased compensation contributed to the working capital deficit.



    As of June 30, 2001, we had outstanding short-term advances pursuant to a line of credit agreement in the amount of $661,953. We currently have no material outstanding long-term


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

indebtedness other than purchase property mortgages on our San Diego property in the amount of approximately $1.1 million.



    As of June 30, 2001 we had an accounts payable balance of approximately $2.1 million. This relates primarily to subcontractor costs of manufacturing production lines, finders fees of third parties which assisted in securing production line contracts, professional fees in connection with this offering, and subcontractor costs of processing smart cards. Generally, production line subcontractor costs and finders fees are paid upon completion of the relevant production line contract, at which time we receive the majority of our payment under the contract. Professional fees and smart card subcontractor costs are also expected to be paid as and when funds become available upon receipt of payment under our production line contracts. We made payments of approximately $161,000 to our accounting firm and legal counsel subsequent to June 30, 2001.



    In 1999 and 2000, we received insurance proceeds of approximately $259,000 ($171,000 net of tax expense) as a result of a prior claim. This provided additional operating cash flow for these periods, but as a non-recurring item it will not have any effect on current or future liquidity.



    Operating cashflows were a net use of cash in 1999 of approximately $1.8 million and a source of cash in 2000 of approximately $170,000. The difference represents the timing of inventory build-up in 1999 using cash of approximately $1.1 million and ultimate sale in 2000 resulting in sources of cash of approximately $150,000.



    At present, our primary commitments for capital expenditures are the costs of production line assembly. The timing of our capital equipment costs and revenues is linked to the completion of projects. We typically receive the bulk of our payment for installation contracts upon delivery and acceptance of equipment. Therefore, during the assembly stage, we may incur substantial expenditures without corresponding cash receipts, creating potential cash flow shortages. However, we expect to fund a portion of these costs by drawing on credit facilities secured by the letters of credit we typically obtain from equipment purchasers. We currently have commitments to install three triple production lines, one double line and one single line during 2001 and 2002, which will require estimated capital expenditures of $7,779,947 million in the aggregate.



    In order to meet our short-term liquidity requirements for current projects, we have secured a line of credit with Trans Pacific National Bank, backed by a guarantee from the Export-Import Bank of the United States. The line of credit allows us to borrow up to $1.95 million for working capital purposes. Advances are available to finance installation projects secured by our receipt of standby letters of credit from equipment purchasers. Borrowings cannot exceed 90% of the value of all outstanding letters of credit. We have also obtained a secured line of credit from Trans Pacific National Bank, supported by a Small Business Administration guaranty, for borrowings of up to $1,100,000 through September 2002. In addition, Bank of America has provided us with an unsecured line of credit for borrowings of up to $100,000 and has required, as a condition of extending the credit, that one of our principal stockholders guarantee all advances under this loan. We also have unsecured lines of credit in the amounts of $25,000 and $15,000. As of November 1, 2001 we had no outstanding borrowings under these lines of credit.



    We believe that we will be able to meet our present commitments through a combination of utilizing existing lines of credit and increasing our credit line. In addition we intend to allocate a portion of the proceeds from this offering to fund production line assembly costs.



    Our requirements for working capital and liquidity will also increase upon implementation of our growth strategy. This includes the installation of our own smart card production line in our San Diego facility at an estimated cost of $2.6 million, as well as the expansion of our in-house manufacturing capability and the diversification of our capital equipment product line to produce cards for use in GSM cellular phones and other technologies, which is projected to cost approximately $350,000. We have also agreed to purchase the San Diego property currently being leased from Ampac Technology LLC (an entity controlled by two of our principal stockholders) at a price of $150,000 plus the assumption of the existing mortgages with an outstanding balance of approximately $1.1 million. We intend to use proceeds from this offering to fund the $150,000 cash payment.


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

    We expect that our long-term requirements for working capital and liquidity will increase as a result of our undertaking to provide raw materials to two companies which recently purchased production lines from us. We have agreed to obtain raw materials for these customers over a three-year period at a fixed price per card. These parties have purchased a total of three production lines which, at full capacity, could manufacture a total of 18 million cards per year. Thus, we could be required to supply substantial quantities of microprocessors and other components for these factories. One of the manufacturers has the right to offset all or a portion of its payment obligation for the purchase of raw materials against the price of finished cards that may be sold to us in the future. This will further impact our liquidity by extending the time between purchasing raw materials and receiving payment. In either case, we will need substantial capital in order to obtain the required components. The manufacturers must issue letters of credit to secure their purchase obligations, except when a right of offset is exercised. We believe that these letters of credit will enable us to obtain financing sufficient to fund a substantial portion of our raw materials costs.



    At present we do not have any financing in place to cover longer-term liquidity needs for future periods beyond a 12-month horizon. We do not have any current plans to seek long-term financing. To the extent long-term liquidity requirements arise as a result of future installation projects or raw material sourcing obligations, we intend to increase existing lines of credit or seek additional lines of credit to provide cash flow. If we are unable to secure additional short-term financing to fund future operating needs, or if the planned expansion of our business creates unanticipated cash flow shortfalls, we may be required to seek additional debt or equity financing.



    From time to time in the past, we obtained interest-free loans from shareholders in order to address cash flow shortages that arose because we had incurred expenses to perform installation projects, while the majority of our compensation was not payable until the work was substantially completed. The aggregate amount of these loans was $170,876, and we have repaid all of this indebtedness in full. We do not anticipate further shareholder loans, as we intend to obtain any required project financing by increasing our lines of credit or accessing the capital markets.


IMPACT OF INFLATION

    Although our operations are influenced by general economic trends, we do not believe that inflation had a material impact on our operations for the periods presented.

NEW ACCOUNTING PRONOUNCEMENT

    In June 1998, the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged assets or liability that are attributable to the hedged risk, or (ii) the earnings' effect of the hedged forecasted transaction.

    For a derivative not designated as a hedging instrument, the gain and loss is recognized in income in the period of change. SFAS No. 133, amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

    Historically, the Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes. Accordingly, the adoption of the new standard on January 1, 2001 had no effect on the Company's financial statements.


    In June 2001, the Financial Accounting Standards Board finalized FASB Statements No. 141, Business Combinations (SFAS 141), and No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142, that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.



    SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142.



    The company has not entered into any business combinations. Therefore, the Company does no expect that the implementation of these standards will have an effect on its financial statements.



    SFAS 143, Accounting for Asset Retirement Obligations, was issued in
June 2001 and is effective for fiscal years beginning after June 15, 2002.
SFAS 143 requires that any legal obligation related to the retirement of long-lived assets be quantified and recorded as a liability with the associated asset retirement cost capitalized on the balance sheet in the period it is incurred when a reasonable estimate of the fair value of the liability can be made.



    SFAS 144, Accounting for the Impairment or Disposal of Long-Loved Assets, was issued in August 2001 and is effective for fiscal years beginning after December 15, 2001. SFAS 144 provides a single, comprehensive accounting model for impairment and disposal of long-lived assets and discontinued operations.



    SFAS 143 and SFAS 144 will be adopted on their effective dates, and adoption is not expected to result in any material effects on the Company's financial statements.

                            DESCRIPTION OF BUSINESS

INTRODUCTION

    Chipcards, Inc. (formerly known as American Pacific Technologies, Inc.), was incorporated under the laws of the State of California on November 3, 1993. Since 1997 we have been engaged in the installation of production lines for the manufacture of smart cards. To date all of our sales of production lines have been to customers located in China. We have also marketed finished smart cards since 1998. In addition, we have developed, and intend to market, ancillary products for use in smart card systems. Prior to entering the smart card capital equipment business, we designed equipment for the production of electromagnetic components.

    Our installation of production lines encompasses providing the customer with the technology, equipment, supplies, installation, training and support for a turnkey operation. We have filed three Provisional Patent Applications relating to our smart card production technology, and we intend to file corresponding non-provisional patent applications in order to continue pursuing patent protection for these inventions. We have made arrangements with the purchasers of our production lines to sell us all or a portion of their production in order to secure a supply of smart cards for marketing. We plan to utilize the proceeds of this offering to increase our capacity to install production lines, commence our own production of smart cards, market newly developed products and expand our geographical markets. Our ultimate aim is to become an integrated global smart card competitor combining technology, production and marketing of smart cards as well as the continuation of our installation business. We believe our technology, supply sources, expertise and contacts will position us favorably in connection with this strategy.

STRATEGY

    We intend to establish a stronger market position in both the smart card sales and smart card capital equipment areas through a comprehensive plan that includes:

     expanding our international distribution network;

     promoting new applications for our capital equipment such as smart labels;

     diversifying our range of smart card products by developing dual-interface cards, cards that are compatible with new operating platforms, and cards that can be used in the GSM market;

     replacing vendors with internal equipment-making capability, thus reducing delivery time to customers and costs borne by us;

     bringing our own factory automation to market by creating in-house capacity to manufacture smart cards; and

     marketing and promoting our ancillary smart card products.


    We are presently focusing our efforts on increasing our international sales activities, specifically in Europe and Asia, through our network of independent sales representatives and our employees abroad.


    In the area of new equipment applications, we have developed designs for manufacturing smart labels with our existing production machinery. We do not anticipate marketing this product until after the completion of this offering. We have also developed designs and/or processes for manufacturing all of the new smart card products described above. Although we are in active negotiations with a potential customer for dual-interface cards, we have not otherwise commenced marketing efforts for any of these products. In addition, we have completed development of three ancillary products, a reader/writer for security systems, a card handling system and a chip testing system, but marketing has not commenced.

    We have not begun the process of expanding our equipment-making capacity or creating in-house card production capacity, as we will require the proceeds of this offering to implement these plans.

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

    In general, we intend to use the proceeds of this offering to implement a substantial part of the plans described above. However, there is no assurance that the proceeds of this offering will be sufficient for us to successfully implement any of these plans.


SMART CARD TECHNOLOGY

    A smart card is similar in appearance to a traditional credit card, but stores information on an integrated circuit chip embedded within the card rather than on a magnetic stripe on the surface. While a typical magnetic stripe card stores approximately 212 bytes of information, (generally consisting of a user's name, account, and personal identification number) a smart card can store approximately 64 kilobytes or more of information, which is 300 times the capacity of a typical magnetic stripe card. Smart cards are more secure than magnetic stripe cards, which carry information on the outside of the card and can therefore be more easily damaged, copied, or accidentally erased. In addition, because the integrated circuit chip can also process data for encryption, smart cards offer greater protection against loss or theft of information.

    Smart card systems include a read/write device which performs applications by processing the data stored on the chip. Smart cards are used in a variety of applications, including:

     access to restricted areas (replacing keys and identification cards);

     public transportation fare collection (replacing tokens and tickets);


     point of sale purchases (replacing cash or credit cards at cafeterias, newsstands, vending machines and other point of sale locations where speed of purchase is important);


     public telephones;

     industrial applications such as quality control, warehousing, inventory control, distribution and warranty;

     health care (replacing patients' paper files in hospitals and HMOs); and

     cellular phones.

    Smart cards are further classified as contact, contactless, dual-interface or hybrid. A contact card must be inserted into a reader or writer in order to process data. A contactless smart card receives information and power through an embedded antenna, and therefore needs not physically contact a reader/writer in order for the embedded chip to perform applications. This electronic transfer of information utilizes inductive coupling (commonly known as 'radio frequency' radiation). Contactless cards can be read at a short distance from the reader/writer, making them uniquely well-adapted to small and rapid handshake transactions. Because transactions are conducted without physical contact between the card and the reader/writer, contactless smart card systems undergo minimal mechanical wear, require little maintenance, and can be virtually vandal-proof. A dual interface smart card utilizes a single chip that can function in either a contact or contactless environment, and a hybrid card utilizes two chips that enable it to function in a contact or contactless environment.

    The chips used in smart cards are similar to those used in computers, but have significantly smaller memory. A variety of chips can be used depending on the complexity of the application the smart card is designed to perform. In recent years, technological advances in the design of smart card chips have occurred at a rapid rate, resulting in substantially enhanced storage and processing capabilities. At the same time, the costs of chip production are declining.

    The manufacture of smart cards involves the integration of chip modules into plastic cards. In the case of contactless cards, the module (which is the encasing of the chip) is integrated into a plastic sheet, and a wire antenna is ultrasonically implanted into the sheet around the chip module. Then an interconnect is formed between the wire leads of the antenna and the chip module by thermal compression welding. In the case of contact cards, a cavity is milled into a finished plastic card, and the chip module is glued into the cavity. Both contact and contactless cards may also incorporate magnetic stripes to be compatible with an existing stripe card infrastructure.

OVERVIEW OF THE SMART CARD INDUSTRY


    The total number of smart cards in use world wide was approximately 1.6 billion in 1999, and by 2001 it is projected that 3.4 billion smart cards will be in use. By financial worth, the smart card market is projected to rise to more than $6.5 billion in 2005. To date, smart card usage has gained acceptance primarily outside the U.S. The leading markets for smart card sales at present are Europe, Asia and South America.


    The smart card industry is an expanding market with new applications being developed at a rapid pace. The major areas where smart cards are in use today are mass transit, toll collection, electronic purse, access control, banking, medical, and Internet commerce. Although the U.S. market has been slow to develop, we believe that awareness and acceptance of smart cards in this country is on the rise. For example, American Express has recently released their new Blue card, which features an embedded contact chip with an Online Wallet application. On e-commerce web sites that support the Online Wallet, a reader/writer attached to a user's computer verifies the user's personal code against a value stored on the chip, creating a high level of security. VISA is also promoting the use of smart cards because they are believed to reduce fraud and theft. We believe that smart cards will play a pivotal role in the future of secure electronic commerce, and that consumers will prefer to make purchases on web sites that support the added level of security that smart cards can provide.

    The accessibility of the Internet, coupled with the security of the smart card, will also present other opportunities. In e-purse applications, such as transportation cards, individuals can add dollar value via a secure Internet connection from home without having to use an inconvenient public kiosk. In banking and medical applications, users can view their records and make updates with a level of security not present in today's systems. Computers are currently available with an integrated smart card interface. We believe that the increase in computer networks and the emergence of the Internet as the means of both electronic communication and commerce will create an increase in the growth of the smart card market. Smart cards linked to an individual's computer are capable of storing large amounts of personalized user information, and can be used to access corporate networks, store the user's preferences, and conduct financial transactions over the Internet with a high level of security. These applications would make a smart card a direct, secure extension of a PC network. In fact, Microsoft has already integrated smart card support directly into their Windows 2000 environment.

PRODUCTS AND SERVICES

    Our production line business offers a complete array of equipment and services that enables us to provide our customers with a turnkey smart card operation. This includes the technology, equipment, supplies, installation, training, and support required for full-scale production. Our equipment designs focus on the contactless platform. We believe that our designs are more advanced than those offered by many of our competitors because we use fully-automated technology that allows for minimal operator intervention by the card manufacturer. Our robotic-based systems provide a high degree of precision in the card manufacturing process, resulting in faster lead times and higher yields. In contrast, systems designed by our competitors generally have fewer computer-guided operations and require more manual labor in the manufacturing process.

    We have specialized in factory automation since 1994, when we began to design equipment that produces electromagnetic components. This background in electromagnetism enabled us to develop extremely precise machinery that we later applied to the manufacture of smart cards. For example, we designed equipment for the production of surface mount inductors, which are miniature devices used to regulate the flow of radio frequencies. The same basic technology is used to regulate the radio signals through which a smart card communicates with the reader/writer. We also designed equipment for the production of components used in cellular phones. This technology involved a miniature coil winding process for wrapping copper wire around a ceramic core. The same process is used for winding wire around the periphery of a smart card. Having developed these technologies, we became aware of the potential to transition into the smart card industry. In addition, as a result of doing business in foreign markets, we became cognizant of a growing worldwide demand for smart cards. Therefore, beginning in 1997, we decided to discontinue our electronic components business and began to develop and design equipment for the production of smart cards, which we believed to be a higher-margin business with a far greater potential for growth.

    In 1999 we began our direct smart card sales activities by purchasing finished cards from our equipment manufactures for re-sale to end users. Also in 1999, we began the development of certain ancillary smart card products, including a reader/writer device for keyless entry security systems, a product for testing and initializing the chips contained in smart cards, and a smart card ship testing system for inspecting and qualifying integrated chips.

    We also provide post-processing and peripheral services including printing, embossing, magnetic striping and personalization of finished smart cards. The principal customers for these services are companies involved in smart card systems integration.

SMART CARD PRODUCTION LINES

    Our smart card capital equipment consists of various components acquired from third parties that we integrate into an automated production line based on our designs and processes. We have three Provisional Patent Applications pending with respect to these technologies, for which we intend to file corresponding non-provisional patent applications. Our equipment utilizes robotic workcell technology to create a fully automated production line. Full automation makes the equipment especially well suited for countries where labor costs are of concern or highly trained personnel are scarce.

    Unlike many of our competitors, we do not produce factories dedicated to a specific type of chip, antenna or card. These fixed systems limit flexibility, since the machinery cannot readily accommodate alternate designs. Many of these fixed systems also rely on expensive premanufactured sub-assemblies, such as etched antenna sheets. We believe that our factories are better able to adapt to changes in antenna design and smart card design. Our machines employ software based formats that can be easily changed to serve our customers' needs. The software enables the manufacturer to change specifications and other design parameters in order to produce different types of smart card products. Thus, while we principally design contactless card systems, our production lines can be modified to produce several other types of smart cards, including contact, dual interface and hybrid cards, as well as labels, key fobs and coins.

    Our contactless smart card production lines require only the most basic raw materials: plastic sheets, chips and copper wire. This enables our customers to reduce their manufacturing costs by eliminating the need to buy more expensive pre-manufactured parts. In addition, flexibility is built into the production machinery, allowing owners to easily adapt to advances made in smart card technology. These rapid advances in the industry have already been demonstrated by a 75% reduction in the chip size over the last three years. Our turnkey factory lines are also designed for rapid startup, typically enabling customers to manufacture product within approximately four to nine months after making the initial downpayment. Under our capital equipment installation agreements, we will generally supply raw materials, temporary factory management, training and transfer of knowledge to accelerate the start-up process.

    We have developed new designs for the production of equipment that can manufacture 'smart labels.' This is a thin piece of paper (rather than a plastic card) that has an embedded chip and can be used in place of a magnetic stripe or barcode. Although this is a very recent development in contactless technology, we believe commercial opportunities are rapidly developing. UPS and Federal Express have recently announced the replacement of their bar-coded labels with the smart label. We have successfully tested a prototype for producing smart labels and intend to market this equipment in the future as a new product line. We believe this product will expand the types of applications for which our technologies can be used.


    In 2000 and 2001 we completed a total of three production line installations for two customers in China. All these lines have been tested and accepted by the customer and full-scale production has commenced. In addition, we recently delivered a double production line to a customer in


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

China for installation and testing. We currently have contracts in place to install three triple production lines, one double line and one single line during 2001 and 2002. During 1997 and 1998 we developed the designs and processes that form the core of our capital equipment technology. Between 1998 and 1999 we installed our first two production lines for customers in China, after which we focused on implementing various enhancements and upgrades to our production machinery. We believe these improvements put us in a strong competitive position and helped us secure the capital equipment contracts that are now in place. The payment structure on these contracts is based on a percentage of completion method whereby we receive an initial cash deposit, with the balance payable based on the completion of the project.


    Our turnkey factories consist of six separate pieces of equipment (otherwise known as workcells) that are assembled into a fully automated production line:


    Hole Punching Workcell. This workcell has optical sensors that are used to register the placement of the modules for punching precisely measured cavities into plastic sheets in order to accommodate the chip module that is inserted into the cavity at a later stage in the assembly process.



    Module Pick and Place Workcell. This system is designed to install the modules containing a microprocessor onto a specified sheet matrix. Our equipment precisely delivers the module to the targeted location so that no fillers are required to eliminate gaps between the module and the sheet.



    Antenna Embedding Workcell. This system is designed to embed the wire into the plastic sheet through the use of ultrasonic power. We believe that ultrasonic embedding is superior to other existing processes, such as etching, as it results in a much more stable card. In addition, our high frequency system consumes less power, can implant into a wider range of materials and can implant a full antenna in less time than in older version untrasonic equipment.



    Bonding Workcell. This system is used to form the bond between the module and the wire antenna, using thermo-compression welding techniques. A computer interface provides the operator with feedback on welding parameters and automatically prevents faulting welds.


    Dual Mode Lamination Workcell. This system laminates the plastic sheets and can load up to 12 sheets at each opening.

    Card Cutting Workcell. This workcell is used to punch laminated inlays into precise card bodies in accordance with precise specifications.


    The antenna embedding, module pick and place and bonding workcells are considered core components. We have developed proprietary designs and processes for the assembly and integration of these machines. Approximately 50% of this assembly work is done through a contract manufacturer, based on our requirements and under the supervision of our engineers. We have no written agreement with our contract manufacturer, and all assembly work is done on a purchase order basis. The contract manufacturer recently completed the assembly of a double production line, and currently has accepted orders for and commenced work on the assembly of antenna embedding, pick and place and bonding workcells for the four triple production lines and one single line that we are scheduled to deliver by year end 2001.


    The dual mode lamination, hole punching and card cutting machines are considered off the shelf components and are purchased as-is through outside vendors. After assembly is completed by our subcontractor, all finished components are shipped to our San Diego facility to be assembled and inspected by us and our customers, and are then packaged and shipped to the customer. Our personnel are sent to the customer's location to supervise final installation and testing. Our capital equipment products are all designed according to customer specifications and sold as complete production lines.


    One full production line consists of each of the six workcells described above. However, we can also design combination lines, such as double lines or triple lines, that use fewer components by taking advantage of the greater production rates achievable by certain workcells. For example, the embedding workcell is faster than both the module pick and place and the bonding workcells.


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

Therefore, we can design a triple line in which three pick and place machines feed into two embedding machines, which in turn feed into three bonding machines. This combination production line has the capacity of three single lines while using only two embedding workcells. This makes our production line products more cost effective for customers requiring high levels of output.


SMART CARDS


    Although we intend to install a smart card production line in our San Diego facility, at present we do not have any in-house capability to manufacture cards. Therefore, we have entered into agreements giving us the right to buy finished product at a fixed price from certain companies that purchase our capital equipment. We also have agreements with other capital equipment customers under which we are obligated to buy specified quantities of cards at a fixed price. These arrangements are expected to give us a stable source of supply, and we believe that the prices we have negotiated are competitive under current market conditions. We also believe that sourcing cards from our equipment customers will ensure high quality product, since our machinery undergoes stringent inspection and testing before customers begin production. We have been designated as an approved smart card supplier by several leading companies, including Philips and Siemens.


    We also offer post-processing and peripheral services in order to customize cards for end-users. These services include printing, embossing, magnetic striping and personalization of finished cards. We use third-party vendors for most of the post-processing services, except for personalization, which we conduct in-house.


    In the past, we obtained finished smart cards from two manufacturers in China who purchased production lines from us in 1998 and 1999. These manufacturers no longer supply us with cards, as we have been unable to meet our obligation to source computer chips for them due to a worldwide shortage of smart card microprocessors. However, in 2000 and 2001 we installed three new production lines from which we have the ability to purchase finished cards at fixed prices per card. These arrangements will continue for a period of three years after our customers have commenced production. These lines are all designed to produce technologically advanced high frequency smart cards. With these direct strategic alliances, we believe we will be able to offer high frequency cards at a lower price than the leading competitors.


    We conduct extensive testing of smart cards upon receipt from the manufacturer. Card functionality is tested through our card handling system, which our own engineers have designed. We also conduct a torsion test and a pull test to check the strength of both the card and the bond between the antenna and the chip module. All testing is done by randomly selecting cards from each shipment we receive.

    We believe that the card industry recognizes high frequency contactless smart cards as the best platform in terms of business and technology. We further believe that with our advanced production lines, we will be in a strong position to deliver cards that compete in nearly the same price range as the low frequency cards.

    Assuming the successful completion of this offering, we intend to install an in-house production line in our San Diego facility. This will position us to offer new smart card products, including dual-interface cards, cards utilizing alternate smart card platforms, and cards for use in GSM cellular phones.


     Dual-Interface Cards. Also known as 'combi' cards, they contain one chip with both a contact interface and a contactless interface. These two interfaces allow for greater compatibility with older contact-only systems. There is a strong market for this product in Korea for use in banking applications. We anticipate that the need for dual-interface cards will expand to other markets as demand for secure applications increases.


     Alternate Smart Card Platforms. We believe there is also a growing market for smart cards compatible with various new operating platforms that are now available. The ongoing microprocessor shortage has prompted a number of chip manufacturers to develop and actively market alternatives to the Mifare platform. We intend to promote our capability to

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
     supply cards to the developing market for non-Mifare smart cards. These platforms have now been standardized to encourage and accelerate development.


     GSM Cellular Phones. The Global System for Mobile Communications is a chip-based cellular telephone system. GSM cellular phones utilize a miniature smart card for account verification. This distinguishes GSM phones from conventional cellphones, which have an electronic identification number programmed into each individual cellphone. The smart card gives GSM phones greater flexibility because the card is detachable and interchangeable with any other GSM phone. GSM is a standardized technology produced by all major cellphone manufacturers. It is widely used in Europe and Asia, and we believe that it is gaining acceptance in the U.S. We believe we are in a favorable position to take advantage of this expected growth market, as our machinery is well-suited to produce the precision components required for GSM use.


    Our overall goal is to create in-house manufacturing capacity in order to take advantage of opportunities that are expected to arise in dual-interface cards, alternate-platform cards and GSM cards. Although we could rely on our outside vendors to supply these products, using our own on-site equipment will increase our margins, give us greater control over quality and delivery time, and give use greater flexibility to respond to movements in demand.

ANCILLARY SMART CARD PRODUCTS

    We have designed a smart card reader/writer for use in keyless entry security systems. This device is available either as a stand-alone product, or as an OEM circuit board, which is the basic unit that a manufacturer can modify for its own specialized applications.

    As a stand-alone unit, the reader/writer board has been enhanced with switching devices that actuate electronic locks and alarm systems without additional interface boards. In contrast, the typical security system requires two interface boards, one which reads the card and one which powers the locks. We believe our product is more cost effective for customers because it uses less power and does not require the addition of a second board. We intend to market the stand-alone product primarily to homeowners as an alternative to traditional locks and alarm systems. We anticipate that reader/writers will be manufactured by a contract manufacturer based on our designs.

    The OEM circuit board or developer's kit can be used to design smart card systems on any platform. The target market for the developer's kit is engineering personnel. Our development kit includes the reader/writer, platform-independent software and sample cards. This kit allows developers to integrate our technology into their networks and systems. This method of introduction is well known and accepted in the electronics industry.

    In addition to direct sales, our goal is to act as a supplier for smart card systems integrators in order to accelerate the growth of our contactless smart card business. While we have not yet commenced sales of our smart card peripheral products, we believe the door access and secured electronic access markets have the potential to offer a high volume of business for both reader/writers and the high frequency cards used in security systems. High frequency cards offer several advantages over other entry devices, including low frequency cards: high frequency cards are more streamlined and therefore easier to handle; price differentials between high and low frequency cards have decreased; and high frequency cards are capable of more extensive cryptology than low frequency cards, making them better suited for high security applications.

    We have recently developed a card handling system that automatically tests and initializes the computer chip embedded in each card. This desktop unit is designed to meet the trend towards programming cards at the end user's site. Several of our installation projects include this unit as a component of the production system. We also intend to market this unit as a stand-alone product to existing card manufacturers who desire to add testing and initialization capability to their production systems. We have also developed a smart card chip testing system that automatically tests smart card integrated chips before manufacturing begins. This unit is designed to enhance production quality control. Several of our installation projects include this unit as a component of

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
the production system. We also intend to market this unit as a stand-alone product to existing card manufacturers who desire to add a greater degree of quality control to their production systems.

PRODUCTION LINE CONTRACTS

    In order to secure installation contracts in China we generally engage the services of general agents and sub-agents. It is customary practice in the Chinese business community to use these agents in significant transactions. The total fees payable to a general agent and sub-agents in connection with an installation contract typically range from 10% to 25% of the total contract price. We also use general agents and sub-agents to introduce us to potential smart card customers in China. The fees payable to agents with respect to smart card sales are generally between 6% to 13% of the total sale price. Similar business practices exist in connection with the sale of equipment and smart cards in Korea, Japan, Taiwan and Europe, all of which are markets in which we intend to be active.

    From 1998 to 1999 we completed one production line for China Tianjin Global Magnetic Card Co., Ltd. and one line for Beijing Aerospace Gold Card Co., each of which is located in China. Under our contracts with these parties, we agreed to provide each of them with raw materials for the manufacture of cards. We also have the exclusive right to buy the finished smart cards produced by these manufacturers. However, because of a shortage in the supply of Mifare microprocessors, we have been unable to provide the necessary raw materials, and there is a risk that such parties may bring claims seeking to impose continuing obligations upon us. (See 'Risk Factors -- We are Subject to Risks Associated with Obligations Under our Capital Equipment Contracts.').


    In late 2000 and early 2001 we completed the installation of three production lines for two customers based in China. In addition, in 2001 we entered into new installation agreements with five customers including a company in mainland China to which we recently delivered a double production line, as well as two Chinese governmental agencies, each of which has ordered a triple line, a company in Hong Kong which has ordered one double line and one single line, and a company in mainland China which has ordered a triple line. We expect that all of these projects will be completed during 2001 and 2002. Under each of our production line contracts, installation, testing, technical services and training are included in the cost of the facilities. All of these contracts are governed under Chinese law and provide for the arbitration of disputes in China.


    The following summarizes the specific provisions of our current capital equipment contracts:

CHINA CARD


    In October 2000, we delivered and installed two production lines for the Shandong Huang Tai Industrial Group in China. The equipment has been tested and accepted by the customer and full-scale card production has begun. The equipment was purchased by a joint venture company, China Card I.C. (Shanghai) Co., Ltd., which was initially owned on a 50-50 basis by us and the Shandong Huang Tai Industrial Group. Our capital contribution to the joint venture was in the form of equipment; accordingly, a portion of the equipment sold to the joint venture was deemed to be our capital contribution, and a proportionate deduction was made from the cash amount payable to us under the equipment installation contract. No revenue was recognized by us and no investment asset was recognized on that portion of the equipment deemed to be capital contribution. In September 2001, we transferred our entire interest in the China Card joint venture to three companies based in China. As a result of this transfer, we are released from any liability in connection with the joint venture.



    Under an equipment purchase agreement, for each production line sold to China Card I.C. (Shanghai) Co., Ltd. we guarantee a manufacturing capacity of 6 million cards per year and a reject rate of less than three percent. The warranty period for the equipment is 12 months from the customer's receipt and acceptance. During this period, we are responsible for repairing or replacing any defective components. To date we have not incurred any significant costs as a result of this warranty. We also entered into a license agreement and a technical support agreement


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

under which we provided technical information and support services needed to operate the production lines. Under a raw materials and product sale agreement, we have the right to buy contactless cards from China Card over a three-year period at a fixed price per card. Quantities are based on our forecasted requirements, and we must post letters of credit to secure our purchases. We are not obligated to purchase any minimum amount of cards. In addition, this agreement requires us to provide China Card with raw materials on an as-ordered basis over a three-year period at a fixed price per card, subject to the issuance of letters of credit securing China Card's payment obligation. We have agreed, however, that, should we decide to buy finished cards, China Card will not pay us cash for raw materials, but rather will deduct the appropriate amount from the price at which they sell finished cards to us. Our undertaking to source raw materials does not give us a priority over other parties who may seek to purchase finished cards from China Card.


SHANDONG HUAGUAN


    In February 2001, we delivered and installed one complete production line for Shandong Huaguan Group General Company in China. The equipment has been tested and accepted by the customer and full-scale card production has begun. Under an equipment purchase agreement, we guarantee a manufacturing capacity of 6 million cards per year and a reject rate of less than 3 percent. The warranty period for the equipment is 12 months from the customer's receipt and acceptance. During this period, we are responsible for repairing or replacing any defective components. To date we have not incurred any significant costs as a result of this warranty. We also entered into a license agreement under which we provided technical information and support services needed to operate the production lines. Under a raw materials and product sale agreement, we have the right to purchase contactless smart cards over a three-year period at a fixed price per card. Quantities are based on our forecasted requirements, and we must post letters of credit to secure our purchases. We are not obligated to purchase any minimum amount of cards. In addition, this agreement requires us to provide raw materials over a three year period at a fixed price per card, subject to the issuance of a letter of credit securing Shandong Huaguan's payment obligation. Our undertaking to source raw material does not give us priority over other parties who may seek to purchase finished smart cards from Shandong Huaguan.


HAINAN PACIFIC


    In May 2001 we entered into an equipment purchase agreement with Hainan Pacific New High Tech Co, Ltd., a Chinese company, covering the sale of a combination production line that will have the capacity of two full lines. Under this agreement, we guarantee a manufacturing capacity of 1,500 cards per hour and a reject rate of less than 3 percent. The warranty period for the equipment is 12 months from the customer's receipt and acceptance. During this period, we are responsible for repairing or replacing any defective components. Payments are to be made based on the progress of the project. We also entered into a license agreement under which we provided technical information and support services needed to operate the production lines.



MINISTRY OF PUBLIC SECURITY



    In June 2001 we entered into an equipment purchase agreement with the Beijing Zhongdun Security Technology Development Company, acting as agent for the Chinese Ministry of Public Security. Pursuant to this agreement, we agreed to sell a combination production line capable of achieving the equivalent output of three full lines. By taking advantage of the greater speed of certain workcells, we have designed this unit to use fewer components than would be required for three separate production lines. We guarantee a manufacturing capacity of 2,500 cards per hour, a reject rate of less than two percent for each separate workcell and an overall reject rate of less than three percent for the entire unit. The warranty period for the equipment is 12 months from the customer's receipt and acceptance. During this period we are responsible for repairing or replacing any defective components. We have also entered into a technical services and licensing


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

agreement under which we must provide technical information and support services needed to operate the production lines.



CHINA MOTOR VEHICLE SAFETY INSPECTION CENTER



    In June 2001 we entered into an equipment purchase agreement with the Beijing Bu Lu Dun High Tech Company Limited, acting as agent for the China Motor Vehicle Safety Inspection Center. Pursuant to this agreement, we agreed to sell a combination production line that will have the capacity of three full lines. We guarantee a manufacturing capacity of 2,500 cards per hour, a reject rate of less than two percent for each separate workcell and an overall reject rate of less than three percent for the entire unit. The warranty period for the equipment is 12 months from the customer's receipt and acceptance. During this period we are responsible for repairing or replacing any defective components. We have also entered into a technical services and licensing agreement under which we must provide technical information and support services needed to operate the production lines.



TRANCO LTD.



    In August 2001 we entered into two equipment purchase agreements with Tranco Ltd., a company based in Hong Kong. Pursuant to these agreements, we agreed to sell one single production line and one combination production line that will have the capacity of two full lines. We guarantee a manufacturing capacity of 2,500 cards per hour for the triple line and a manufacturing capacity of 750-850 cards per hour for the single line, with an overall reject rate of less than three percent for each of these production lines. The warranty period for each production line is 12 months from the customer's receipt and acceptance. During this period we are responsible for repairing or replacing any defective components. We have also entered into a separate technical services and licensing agreement for each production line under which we must provide technical information and support services needed to operate the equipment.



SHANDONG LU NENG HUANG TAI INDUSTRIAL GROUP LIMITED



    In September 2001 we entered into an equipment purchase agreement with the Shandong Lu Neng Huang Tai Industrial Group Limited, acting as agent for a company tentatively named Shanghai Lu Neng China Card Smartcard Company Limited. Shandong Lu Neng Huang Tai Industrial Group Limited owns an interest in a joint venture company in which we previously held a 50% interest. Pursuant to this agreement, we agreed to sell a combination production line that will have the capacity of three full lines. We guarantee a manufacturing capacity of 2,500 cards per hour, and an overall reject rate of less than three percent for the entire unit. The warranty period for the equipment is 12 months from the customer's receipt and acceptance. During this period we are responsible for repairing or replacing any defective components. We have also entered into a technical services and licensing agreement under which we must provide technical information and support services needed to operate the production lines.


RESEARCH AND DEVELOPMENT

    We conduct an ongoing analysis of available manufacturing technologies and advancements in the automation industry, which we believe has enabled us to procure modern, low-maintenance and cost-effective equipment. In 1999 we completed modifications to our factory equipment that significantly improved the efficiency and adaptability of our production lines. These modifications included improving the mechanics and electronics of our coil winding process, making the winding equipment more efficient and resulting in higher output. We also enhanced the flexibility of our implanting machinery, which can now implant the antenna into a variety of materials, including the paper used in smart labels and new types of plastics. Our process for welding the module to the antenna has been improved, resulting in an increase of approximately 11% to 20% in the average stress that the card can withstand. From 1998 through 1999, we spent approximately $267,000 on both personnel and equipment in connection with research and development.

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
    During the 2000 fiscal year, we continued to evaluate new card and chip technologies in order to ensure that our equipment fully utilizes these new developments. By utilizing advances in materials and technology, we were able to improve the efficiency of our processes, resulting in reduced raw material cost, improved mechanical and electrical performance, and a higher quality product. With rapid advances continually taking place in the plastics and semiconductor industries, we view our research in this area as essential to establishing a prominent role in the smart card market. In contrast to prior years, during 2000 research and development was conducted in the course of producing equipment for customers, and not as a separate activity. Therefore, our research and development costs for the year are not reflected as a separate line item in our financial statements.

    In response to the demonstrated needs of the market, we are developing smart card systems solution software, including toll collection, door access, and general communication applications for use by developers of custom software during evaluation. This product is in the very early stages of development.


    During the 2001 fiscal year, we have continued to focus on improvements that can be implemented as part of our ongoing installation work. In the future we intend to allocate resources to independent research and development projects, primarily for the further development of new products. We believe that the ability to continue making enhancements and improvements will be critical in positioning us to benefit from the projected expansion of the smart card market.


MARKET ANALYSIS

MARKET


    The smart card markets in Europe, Asia and South America are well established and have grown at a rapid rate. The smart card market is projected to rise from $1.8 billion in worldwide sales in year 2000 to more than $6.5 billion by 2005. Our internal estimates place the size of the worldwide smart card capital equipment market at approximately $500 million for the 2001 fiscal year based on our assessment of current market activity including contracts up for bid or being fulfilled.



    In the U.S., the market for both smart cards and smart card capital equipment remains relatively small. However, we believe that the U.S. is currently undergoing a technological shift from magnetic stripe cards to smart cards, and is at the onset of expansive growth in the smart card industry. It is projected that the U.S. will account for up to 50 percent of worldwide growth in smart card sales. Market data also suggest an increase in capital equipment sales. The U.S. market for radio-frequency identification equipment (which includes smart card reader/writers, contactless smart cards, contact smart cards and smart labels) is projected to grow to $782 million by the end of 2000, representing a five-fold increase from 1994. We believe that this will also stimulate growth in the capital equipment market, as machinery will be needed to meet the demand for these products.


    Contactless smart cards are well suited for applications such as mass transit or access control. In the U.S., we believe that applications such as large corporate network access, public transportation, toll collection, government ID cards, health cards, parking meters, gas stations, e-commerce and keyless entry will all be viable applications. Contactless smart cards can also be used with applications that make use of the SSL and SET protocols, which are methods of insuring secure financial transactions over open networks like the Internet.

    Overall, we anticipate that demand for capital equipment and smart cards will expand as a result of:

     The growth and diversity of smart card applications;

     The need for higher security in Internet e-commerce;

     The consumer desire for more convenient financial and personal transactions;

     The progression of radio frequency applications to higher frequencies; and

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
     The projected growth of the smart card market in South America and, in the longer term, North America.

    Our smart card equipment business has historically focused on the Asian markets, particularly China. As a result of its economic growth over the last decade, China has invested heavily in modernizing its electronics industry. Initially, we took advantage of this modernization in the field of electromagnetic products. Having transitioned into the smart card business, we believe that our prior experience will allow us to continue competing effectively in the Chinese market and other similar markets. Additionally, in our smart card sales sector, we believe that our knowledge of the manufacturing process provides a basis for understanding and meeting the needs of our smart card customers. Overall, we believe that our company is well positioned to compete in the smart card industry in China as a result of our knowledge of the local market, our long-term experience in electromagnetic technologies, and the quality of the equipment that we have produced and sold to customers in China. We intend to use this as a basis for broadening our customer bases in Asia and expanding into the North American, European and South American markets, supported by an expansion of our sales force and the launch of an advertising and promotional campaign.

CUSTOMER PROFILE

    Our target market for smart card sales includes industrial concerns wishing to expand into the field of smart cards and established card manufacturer wishing to meet new market demand by offering contactless smart cards.


    A partial list of our largest smart card customers during 2001 includes:



     Cricon International Business (USA)



     Printoplant Inc. Korea


     KD Electronics (South Korea)



Electronic Silicon Solutions (UK)


     KBC (Korea)



    Our current capital equipment customers are described in this prospectus under the heading 'Business -- Current Capital Equipment Contracts.'


COMPETITION

    In the smart card capital equipment market, our competitors include production line suppliers such as Mulhbauer (Germany), Melzer (Germany), Meinen Ziegel & Co. (Germany), Ruhlamat (Germany), Essec (Switzerland), Sempac (Switzerland), Sokymat (Switzerland) and Advanced Interconnection Technology (United States).


    We believe that we have positioned ourselves as an emerging company within the smart card production line industry. The leading competitors are large, well established companies and have developed a strong worldwide reputation. However, we have been able to offer a competitive product because of the speed and flexibility of our equipment. An important step in the development of our reputation was securing installation contracts from the Chinese Ministry of Public Security and the China Motor Vehicle Safety Inspection Center. These government agencies are participating in a highly publicized project seeking to provide each citizen in China with smart cards for identification and other purposes. The Ministry of Public Security awarded us the first production line contract in connection with this project, after soliciting bids from all of the leading production line suppliers. We believe this has greatly enhanced our competitive position and will enable us to capture significant market share for smart card equipment sales in China.


    Our competitors in the smart card sales market include Aktiengesellschaft fur Chipkarten und Informationssysteme ('ACG') (Germany), Giesecke & Devrient (Germany), Oberthur (France), Gemplus (France), Schlumberger (France), and Amatech (Germany).


    We believe that in the smart card sales industry we have also positioned ourselves as an emerging competitor. Since our marketing resources are limited, the leading competitors have


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

better worldwide market coverage. However, we are focusing our efforts on smaller customers to which we can offer fast turnaround and competitive pricing.



    Key factors that have contributed to our competitive position in the capital equipment industry include short lead times, technical know-how and strong business relationships developed and maintained at the local level. In addition, to our knowledge few competitors can match our ability to automate every function within the production line. Automated key-processes give our equipment greater flexibility to utilize a variety of raw materials and to accommodate alternate operating platforms. Switching raw materials, such as different types of plastic, or using chips containing different operating platforms requires only a simple change in machine operation parameters. These paramaters are stored within the machine's computer system and can be quickly retrieved by the user through a menu choice. Automation also reduces the need for skilled employees to operate the machinery, reducing training and labor expense for our customers. Our production line products face a competitive disadvantage, however, in terms of price. This is partly due to the fact that we require payment in U.S. dollars, whereas most of our competitors are paid in lower-valued currencies.



    In the area of smart card sales, we believe that we offer a competitive product in terms of both price and quality. We have contracted with our capital equipment customers to purchase cards at prices that we believe are favorable. This has enabled us to decrease our pricing in response to recent competitive pressures. In addition, since our suppliers will be using equipment that we designed and manufactured, we are confident that we will receive high quality product.


    Our products are specifically engineered to meet the individual requirements of our customers. In the case of smart card capital equipment, every component built is fully tested and inspected before shipment to the customer. We believe that this commitment to quality results in state of the art product and high yield for our customers. In the case of smart card sales, the product we purchase from manufacturers is extensively tested in order to ensure that our customers receive high quality cards.

MARKETING AND ADVERTISING


    Our marketing strategy is to enhance, promote, and support the fact that our products meet customers' stringent specifications, yet are priced competitively. We intend to create a strategic marketing campaign delivering this message along with the announcement of new sales offices and new products, including our reader/writer for security systems and smart cards designed to accommodate the new operating platforms that are now available. This marketing campaign will include a public relations rollout, an advertising campaign in trade publications, and direct mailings. We also intend to expand our web site, URL:http://www.chipcards.com, to reflect our growing product line and include e-commerce as a means of distributing our products. We are not incorporating the information on our website into this prospectus, and we do not intend to make our website a part of this prospectus.



    Our overall advertising and promotional objectives are to position our company as a recognized expert in the design of smart card manufacturing facilities, and in the sale of contactless smart cards and related products and services. Although we have not yet commenced any promotional activities, we have budgeted $300,000 in fiscal 2001 and 2002 for advertising and promotion (a portion of which is expected to be funded from the proceeds of this offering). The budget for advertising will be continuously updated to comprise approximately 3% of total sales. At the outset, we intend to focus on press releases, sponsorship programs and the Internet as publicity strategies. We appear at select trade shows throughout the year and have co-sponsored industry events in China.


DISTRIBUTION


    We currently have sales offices located in Beijing, China and South Korea. Currently, our Beijing office consists of four employees including one sales employee and two engineers, and our South Korea office consists of four employees including three sales employees. The Beijing office


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engages in the sale of both capital equipment and smart cards. The South Korea office engages primarily in the sale of smart cards but has begun to solicit potential production line customers as well. In addition, we have six independent sales representatives covering the United Kingdom, France, Italy, Japan, Germany and Argentina. All of our sales representatives are dedicated solely to smart card sales. They are not restricted from representing other parties, but have agreed not to sell any products competitive with ours. In order to establish a greater share of the international smart card market, we intend to expand the size of our office in Beijing.


    In the market for contactless smart cards there exist only a few companies with worldwide sales offices. We are determining, on a region by region basis, if it will be more beneficial to compete head-to-head at the retail level with these large distributors, or to become a wholesaler to them. We are currently negotiating with several contactless smart card distributors to explore the best strategy for each market. At present, one of our principal smart card customers is a retailer which purchases from us on a wholesale basis.

    Our web site has been instrumental as a promotional tool, and a means of providing contact information. We also intend to add e-commerce capabilities to enable the purchase of smart card products directly from our website.

INTELLECTUAL PROPERTY


    We regard our factory automation designs and processes as proprietary. The aspects of our technology which we consider to be unique in the industry include the use of robotics to achieve full automation, the integration of software based formats in order to maximize flexibility, and the use of modular designs that enable each workcell to function as a stand-alone unit. These features enable customers to conveniently make any adjustments needed to meet their specific product requirements. Most changes to the production line can be done with simple and often pre-loaded operation settings. Mechanical adaptations typically include only minor and inexpensive changes to the robot mechanism. These are the principal areas in which we apply our proprietary technologies to the basic components that make up our production lines. We will rely primarily on a combination of patent, copyright, trade secret and confidential information laws, employee and third-party non-disclosure agreements and other methods to protect such proprietary rights. There can be no assurance that these protections will be adequate to protect against infringement or misappropriation of our recipes or formulations. We have filed three Provisional Patent Applications with respect to certain designs and processes used in the manufacture of our production lines. We intend to file corresponding non-provisional patent applications within 12 months of the initial filings in order to continue pursuing patent protection for these inventions. There is no assurance, however, that we will be successful in obtaining patents for any of the inventions claimed in these applications. We currently do not have any issued patents, copyrights or trademarks. We intend to enter into non-disclosure agreements and/or non-disclosure and assignment of invention agreements with certain employees, consultants and subcontractors. However, there is no assurance that such measures will be adequate to prevent competitors from developing similar or superior products.


LEGAL PROCEEDINGS

    From time to time, we may be involved in litigation relating to claims arising out of our operations in the ordinary course of business. We are not currently engaged in litigation or arbitration, the result of which would have a material effect on our financial condition, results of operations or future prospects.

EMPLOYEES

    We currently have eleven employees in the United States, four employees in China and four employees in South Korea. All employees are full time except for our Chief Financial Officer, who is serving on an as-needed basis. After the completion of this offering, we intend either to secure the full-time services of our current CFO or identify and hire another qualified candidate as a full-time CFO.

    In the area of sales, we use a combination of full time employee sales personnel and independent sales representatives to optimize market potential and geographic coverage. We have three employees directly engaged in the sale and distribution of our technology products in the United States, one sales employee in China and three sales employees in South Korea. After the completion of this offering, we plan to expand both our employee and contract sales forces in the U.S. and abroad to capitalize on the forecast demand for smart card products.

    Our future performance depends in significant part upon the continued service of our key technical and management personnel, and our continuing ability to attract and retain highly qualified and motivated personnel in all areas of our operations. Competition for qualified personnel is intense. We provide no assurance that we can retain key managerial and technical employees or that we can attract, assimilate or retain other highly qualified personnel in the future. Our employees are not represented by a labor union. We have not experienced any work stoppages and consider our employee relations to be good.

PROPERTIES AND EQUIPMENT


    Our headquarters are located in Citicorp Center at One Sansome Street,
19th Floor, San Francisco, California where we lease 672 square feet of space. We have entered into a one-year lease with a term ending on June 30, 2001. The term will be automatically extended for successive one-year periods unless either party elects not to renew at least 90 days prior to the expiration of the initial term or any renewal term. A 7% rent increase will apply to each renewal term. The current rent is $4,638.00 per month.



    Our San Diego office is currently leased from Ampac Technology, LLC a limited liability company owned by two of the principal stockholders of our company. The property is located at 6827 Nancy Ridge Drive, San Diego, California and consists of 13,850 square feet of space, half of which we sublet to an unrelated third party. The lease is for a term of twenty years ending on March 19, 2019, at a base rent of $7,000.00 per month. Ampac has entered into an agreement to transfer title to the San Diego property to us upon the completion of this offering at a purchase price of $150,000 plus the assumption of the existing mortgages with an outstanding balance of approximately $1,100,000 at June 30, 2001.



    Our China office consists of 930 square feet of space located at Huatong Building, A-19, West Chegongzhuang Road, Beijing, China. We have entered into a one-year lease with a term expiring April 30, 2002. The current base rent is approximately US $1,198 per month.



    Our South Korea office consists of 1,500 square feet of space located at Samwon Building, 81-1, Karak-Dong, Songpa-Ku, Seoul, South Korea. We share office space with Chunwoo Ind. Co. Ltd., a company controlled by one of our employees in South Korea, on a rent-free basis.

                                   MANAGEMENT

    The Directors, Executive Officers and significant employees of our company are as follows:

NAME                                    AGE                  POSITION
----                                    ---                  --------
Allen Yue(1)..........................  43    President, Director
Eric Gravell(2).......................  41    Executive Vice President, Assistant
                                              Chief Financial Officer, Director
Paul Amadeo...........................  33    Chief Information Officer, Director*
Timothy Norman........................  33    Chief Technology Officer
Michael Recca.........................  50    Chief Financial Officer
Fillian Lei...........................  32    Controller
Ross Mandell..........................  44    Director*
Scott A. Ziegler......................  40    Director*

---------

(1) Member of Compensation Committee

(2) Member of Audit Committee

*  Nominated as a director to serve upon the completion of this offering

                              -------------------
    Each of the above-listed directors will serve until the next annual meeting of the shareholders and until his or her successor is elected and qualified, or until his or her death, resignation or removal. Vacancies on the Board of Directors are filled by a majority of the remaining directors.

    Each of the above-listed officers and employees will serve until the next annual meeting of the Board of Directors and until his or her successor is elected and qualified, or until his or her death, resignation or removal, subject to the employment agreements between our company and each such officer.


    The board of directors is currently comprised of seven seats. At present Allen Yue and Eric Gravell are serving as directors, and the remaining five seats are vacant. Upon the completion of this offering, Ross Mandell, Scott Ziegler and Paul Amadeo have been nominated to serve on the board, and they have agreed to do so subject to our obtaining acceptable directors and officers liability insurance. We intend to fill the remaining two vacancies after the completion of this offering. We also intend to obtain officers' and directors' insurance coverage at the completion of this offering.


BUSINESS EXPERIENCE

    Allen Yue co-founded Chipcards in November 1993 and has served as its President since then. Mr. Yue is directly responsible for the sales of all Chipcards' machinery in Asia, and supervises its offices in Beijing and Seoul. Prior to founding Chipcards, Mr. Yue co-founded Discount Air Brokers International in 1988, and ran the Shanghai office of American Pacific Development and Investment, a Boeing distributor, between 1991 and 1994. Mr. Yue went to college at Beijing University and San Francisco State University.

    Eric Gravell co-founded Chipcards in November 1993 and has served as its Executive Vice President since then. He has also served as Assistant Chief Financial Officer since January 2001. Prior to founding Chipcards, Mr. Gravell was a Director at American Pacific Development and Investment, a Boeing distributorship with offices in Hong Kong and Shanghai. In 1985, Mr. Gravell co-founded Transoceanic Travel, the first agency in the United States to promote international and around-the-world travel at wholesale prices. Mr. Gravell is currently serving as an officer of TicketPlanet.com, Inc., an online supplier of travel services. Mr. Gravell attended the University of Montreal and San Francisco State University.


    Paul Amadeo joined Chipcards in 1998 and serves as Chief Information Officer. In 1997, Mr. Amadeo served as an electrical engineer for Remec. Prior to joining Chipcards, Mr. Amadeo also conducted research and development in Optical and RF components, managed a medium-scale

LAN/WAN network, and served as a project engineer/manager for RF components. Mr. Amadeo earned a B.S. in Applied Physics from the California Institute of Technology, and a M.S. in Electrical Engineering/Applied Physics from the University of California, San Diego.



    Timothy Norman joined Chipcards in 1997 to develop Chipcards' smart card division. He currently serves as our Chief Technology Officer and has served as a Director from October 1999 through January 2001. In 1995, Mr. Norman founded a business that engineered lightweight watercraft. Prior thereto, Mr. Norman co-owned Highpoint Presents, a multimedia production company. During that same period, he also served as a financial specialist for the State of Washington. Prior to joining Chipcards, Mr. Norman was also involved with the research and development of superconducting and composite materials. He served as a program manager for composite material characterization on the F-22 project, and designed experiments for the characterization of advanced plastic materials used in commercial aircraft. Mr. Norman earned a B.S. in Physics from the University of Nebraska.


    Michael Recca was appointed Chief Financial Officer of Chipcards in May 2001. Mr. Recca serves in this capacity on an as-needed basis. Mr. Recca currently serves as Chairman of the Board of Directors of Harvey Electronics, Inc., a retailer of audio, video and home theater equipment. Since 1996, Mr. Recca has served as the manager of Harvey Acquisition Company, LLC. From August 1995 through December 31, 1998, Mr. Recca was an employee of Taglich Brothers, D'Amadeo, Wagner & Co., Inc., a NASD registered broker-dealer.

    Fillian Lei joined Chipcards in 1994. She served as its Chief Financial Officer between 1996 and 1998, and is now Controller. Prior to joining Chipcards, Ms. Lei worked for American Savings Bank as a Senior Financial Service Representative for seven years. Ms. Lei earned a B.S. degree in accounting at San Francisco State University in 1994.

    Scott A. Ziegler has been the Senior Managing Partner at Ziegler, Ziegler & Altman LLP in New York City since 1991, and has been a practicing attorney since 1986. Mr. Ziegler specializes in international and domestic corporate, securities, licensing and venture capital matters. Mr. Ziegler attended Brown University (B.A., 1982) and the University of California School of Law (J.D.,
1985).



    Ross H. Mandell is and has been a consultant to Chipcards since March 2000. Mr. Mandell is also the President and Chief Executive Officer of Sky Capital Ltd., a financial consulting and advisory company. He has been a stockbroker since 1984. Mr. Mandell was employed by a number of stock brokerage firms since that time, including E.F. Hutton and Oppenheimer & Co. In 1995, Mr. Mandell founded (with two other individuals) Roan Capital Partners, L.P., a New York-based broker-dealer and investment banking firm. Mr. Mandell sold his interests in Roan Capital in April 1997, and joined The Thornwater Company, L.P., another New York-based brokerage firm, where he served as Senior Vice President. Mr. Mandell resigned from Thornwater in January 2001, but continues to serve that firm as a consultant pursuant to three-year consulting agreement. Mr. Mandell is also a consultant to TicketPlanet.com Inc, a California based online travel firm. Mr. Mandell attained a Bachelor of Arts degree from the University of Maryland in 1978.



    In 1999, Mr. Mandell was named in an arbitration proceeding brought against Roan Capital. The claimants in that arbitration sought damages of $700,000 against Mr. Mandell based on allegations that certain transactions that were effected over a period of years in their securities brokerage accounts were unauthorized and were unsuitable investments for them. The claimants also asserted that Mr. Mandell was liable to them for an additional $350,000, which they invested in a limited partnership that owned and controlled Roan Capital. This arbitration was settled in November 1999. Pursuant to the written settlement agreement, all claims against Mr. Mandell were dismissed with prejudice, the claimants executed general releases in Mr. Mandell's favor, and they covenanted not to sue him with respect to any matter. Mr. Mandell paid the sum of $75,000 to the Price's in consideration for that settlement.



    Mr. Mandell was the subject of a New York Stock Exchange Hearing Panel Decision dated January 17, 1995. The matters that were the subject of that decision all occurred during the period beginning in 1986 and ending in 1990. Pursuant to the decision, Mr. Mandell consented to findings that he effected certain transactions without customer knowledge or authorization and accepted orders for customers from a person other than the customer without written authorization. He was censured and served a six week suspension in accordance with the decision.


EMPLOYMENT AGREEMENTS

    Eric Gravell has entered into a three-year employment agreement dated January 1, 2001, which is renewable at our option. Mr. Gravell receives a salary of $175,000 per year and is entitled to a discretionary bonus to be determined by the board of directors.

    Allen Yue has entered into a three-year employment agreement dated January 1, 2001, which is renewable at our option. Mr. Yue receives a salary of $175,000 per year and is entitled to a discretionary bonus to be determined by the board of directors.

    Each of Paul Amadeo, Timothy Norman and Fillian Lei has entered into a three-year employment agreement dated November 1, 2000 providing for a salary of $100,000 per year. Jose Flores has entered into a three-year employment agreement dated November 1, 2000 providing for a salary of $70,000 per year and an incentive bonus equal to ten percent of the gross profits from any sales directly attributable to him.

    Each of the above employment agreements grants the employee a severance payment equal to base salary for a period of three months or, if shorter, the balance of the term, should the employee be terminated without cause. The employee is also entitled to three months of base salary in the event of his death or disability.

                     COMPENSATION OF DIRECTORS AND OFFICERS

    The following table sets forth the aggregate annual remuneration of our President and the four most highly paid executive officers other than the President who served as executive officers as of December 31, 2000:

                           SUMMARY COMPENSATION TABLE

                                                                ANNUAL COMPENSATION
                                                  -----------------------------------------------
(A)                                               (B)       (C)          (D)            (E)
---                                               ---       ---          ---            ---
                                                                                   OTHER ANNUAL
NAME & PRINCIPAL POSITION                         YEAR   SALARY ($)   BONUS ($)   COMPENSATION($)
-------------------------                         ----   ----------   ---------   ---------------
Allen Yue, President............................  2000    $125,000         -0-        $20,000(1)
                                                  1999      90,000         -0-         60,000(2)
                                                  1998      57,600    $ 50,000            -0-
Eric Gravell, Executive Vice President..........  2000    $ 62,500         -0-            -0-
                                                  1999      78,750         -0-            -0-
                                                  1998      57,600     100,000            -0-
Timothy Norman, Chief Technology Officer........  2000    $ 66,667    $ 50,000            -0-
                                                  1999      57,000         -0-            -0-
                                                  1998      40,092      22,500            -0-
Paul Amadeo, Chief Information Officer..........  2000    $ 73,333    $ 40,000            -0-
                                                  1999      68,000         -0-            -0-
Fillian Lei, Controller.........................  2000    $ 67,705    $ 50,000            -0-
                                                  1999      35,750         -0-            -0-
                                                  1998      42,000      22,500            -0-

---------

(1) Represents cash commission paid in connection with the sale of equipment.

(2) Represents accrued commission in connection with the sale of equipment that Mr. Yue elected to defer. This amount was paid during 2001.

STOCK COMPENSATION


    In November 1999 we issued stock awards to the employees named in the following table in connection with services provided to our company. All share amounts have been retroactively restated to reflect a 2.65-for-one stock dividend on each share of common stock held of record as of March 18, 2000. These shares had a nominal fair market value at the time of issuance.


NAME OF EMPLOYEE                                              AMOUNT OF AWARD
----------------                                              ---------------
Fillian Lei.................................................   182,500 shares
Timothy Norman..............................................   182,500 shares
Paul Amadeo.................................................   182,500 shares
Jose Flores (engineer)......................................    91,250 shares
Mo Jia (head of Beijing office).............................   182,500 shares

STOCK OPTIONS

    For the benefit of our employees, directors and consultants, we have adopted the Chipcards, Inc. 2000 Equity Incentive Plan. The plan provides for the issuance of options intended to qualify as incentive stock options for federal income tax purposes to our employees and non-employees, including employees who also serve as our directors. Qualification of the grant of options under the plan as incentive stock options for federal income tax purposes is not a condition of the grant and failure to so qualify does not affect the exercisability of the stock options. The number of shares of common stock authorized and reserved for issuance under the Plan is 2,500,000.

    In May 2001 we issued 240,000 options to Michael Recca and 120,000 options to each of Allen Yue, Eric Gravell, Paul Amadeo, Timothy Norman, Fillian Lei and Jose Flores. These options vest ratably over a period of three years. In May 2000 we also issued 90,000 options to Ziegler, Ziegler & Altman LLP, and an employee of such firm. Ziegler, Ziegler & Altman LLP is a law firm which we have retained and will continue to retain in connection with certain legal matters and which has given an opinion on the validity of the securities being offered. These options were fully vested upon issuance. Scott Ziegler, who has been nominated to serve as a director upon the completion of this offering, is a partner of Ziegler, Ziegler & Altman, LLP. Mr. Ziegler has disclaimed any interest in such 90,000 options. All of the 1,050,000 options described above are exercisable at the lower of $8.00 per share or the initial public offering price of the shares of common stock included in the units, provided that if an initial public offering is not consummated prior to January 1, 2002, the option exercise price will be adjusted to $5.00 per share. Upon the closing of this offering, we also intend to issue 35,000 options to each director who is not an officer or employee of our company. We anticipate that these options will be fully-vested upon issuance and will be exercisable at the initial public offering price of the shares of common stock included in the units.

    Our board of directors administers and interprets the plan (unless delegated to a committee) and has authority to grant options to all eligible participants and determine the types of options granted, the terms, restrictions and conditions of the options at the time of grant.

    The exercise price of options may not be less than 85% of the fair market value of our common stock on the date of grant of the option and to qualify as an incentive stock options may not be less than the fair market value of common stock on the date of the grant of the incentive stock options. Upon the exercise of an option, the exercise price must be paid in full, in cash, in our common stock (at the fair market value thereof) or a combination thereof.

    Optionees are entitled to exercise for at least thirty days after the optionee ceases to be an employee, a director, or non-employee service provider. However, in the event of death or disability of the optionee, the options shall be exercisable for at least six months following death or disability. In any event options may not be exercised beyond the expiration date of the options, which may not be more than one hundred twenty months from the date it is granted. Options may be granted to our key management employees, directors, key professional employees or key professional non-employee service providers, although options granted non-employee directors do not qualify as incentive stock options. No option may be granted after December 31, 2009. Options are not transferable except by will or by the laws of descent and distribution.

    All outstanding options granted under the Plan will become fully vested and immediately exercisable if (i) within any 12-month period, we sell an amount of common stock that exceeds 50% of the number of shares of common stock outstanding immediately before the 12-month period or (ii) a 'change of control' occurs. For purposes of the plan, a 'change of control' is defined as the acquisition in a transaction or series of transactions by any person, entity or group (two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring our securities) of beneficial ownership, of 50% or more (or less than 50% as determined by a majority of our directors) of either the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth the beneficial ownership of our common stock as of November 1, 2001, as adjusted to reflect the sale of the units offered by this prospectus, by:

     each person who is known by us to beneficially own more than 5% of our common stock each of the named executive officers and each of our directors; and

     all of our officers and directors as a group.

    Unless otherwise indicated below, each stockholder named in the table has sole or shared voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

                                                                        PERCENTAGE OWNERSHIP
                                            NUMBER OF SHARES          -------------------------
NAME AND ADDRESS OF                         OF COMMON STOCK             BEFORE         AFTER
BENEFICIAL OWNER                           BENEFICIALLY OWNED         OFFERING(1)   OFFERING(1)
----------------                           ------------------         -----------   -----------
Eric Gravell ............................      3,000,000                 28.2%         25.8%
  c/o Chipcards, Inc.
  Citicorp Center
  One Sansome Street, 19th Floor
  San Francisco, California 94104
Xiao Qin Jiang ..........................      2,800,000                 26.3%         24.1%
  2885 Churchill Drive
  Hillsborough, California 94010
Ross Mandell ............................      2,495,000(2)(3)           23.4%         21.4%
  110 Wall Street, Suite 15C
  New York, New York 10005
Scott Ziegler ...........................        285,000(3)               2.7%          2.4%
  c/o Ziegler, Ziegler &
  Altman, LLP
  1330 Avenue of the Americas
  New York, New York 10019
Allen Yue ...............................        500,000                  4.7%          4.3%
  c/o Chipcards, Inc.
  Citicorp Center
  One Sansome Street, 19th Floor
  San Francisco, California 94104
Timothy Norman ..........................        182,500                  1.7%          1.6%
  c/o Chipcards, Inc.
  6827 Nancy Ridge Dr.
  San Diego, California
Paul Amadeo .............................        182,500                  1.7%          1.6%
  c/o Chipcards, Inc.
  6827 Nancy Ridge Dr.
  San Diego, California
Fillian Lei .............................        182,500                  1.7%          1.6%
  c/o Chipcards, Inc.
  Citicorp Center
  One Sansome Street, 19th Floor
  San Francisco, California 94104
All officers and directors
  as a group (7 persons).................      6,827,500                 64.1%         58.7%

---------

(1) Percentage of ownership is based on 10,641,250 shares outstanding as of November 1, 2001, and 11,641,250 outstanding after this offering, assuming no exercise of the underwriters' over-allotment option. Shares issuable upon exercise of warrants issued in the offering, or upon exercise of outstanding options and contingent vesting rights, are not included in the number of shares outstanding.

(2) Includes shares owned by Sky Capital Ltd., an entity controlled by Mr.
    Mandell

(3) Includes options to purchase 35,000 shares of common stock anticipated to be issued at the closing of this offering.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    On March 20, 2000, we entered into a three year Consulting Agreement with Ross Mandell. Mr. Mandell is a principal stockholder of our company and has been nominated to serve as a director upon the completion of this offering. Mr. Mandell provides consulting and advisory services in connection with general management consulting and financial advisory consulting. His compensation included 3,000,000 shares of our common stock and a cash fee of $3,000 per month for a period of 15 months or until such time as we consummate a public offering or have raised at least $4,000,000 in net proceeds from a private offering of our common stock. At such time as we have raised at least $4,000,000 in net proceeds from a private or public offering, the cash fee will be increased to $10,000 per month for a period of 24 months. Aggregate fees of $48,000 have been paid to Mr. Mandell through October 31, 2001 Mr. Mandell sub-contracted a portion of his consulting duties under this agreement to St. James Holdings, LLC and has transferred 500,000 of his shares of common stock to St. James Holdings LLC in payment for its services. The President of the Managing Member of St. James Holdings, LLC is President and Chief Executive Officer of The Thornwater Company, L.P., the underwriter for this offering. Mr. Mandell was formerly registered as a broker with the underwriter.


    For over one year prior to the execution of the consulting agreement, Mr. Mandell performed substantial services on behalf of the Company including numerous trips for meetings with our executive officers concerning business matters, trips to London and Paris, including attendance at a smart card show, and review of our business and industry. During this period, Mr. Mandell met with numerous customers and suppliers and rendered significant advice concerning our business and prospects, including diversification by marketing smart cards and seeking to do business in countries other than China. Mr. Mandell also was instrumental in restructuring and strengthening the present management team and devising sales strategy. After the execution of the consulting agreement, Mr. Mandell has continued to provide services including introductions to suppliers and analysis of potential acquisitions. We believe these services were obtained on terms no less favorable than could otherwise have been obtained from an unaffiliated third party.



    On March 20, 2000, we entered into a three year Consulting Agreement with Scott Ziegler, whereby Mr. Ziegler provides consulting and advisory services in connection with general management consulting and financial advisory consulting. Mr. Ziegler was issued 500,000 shares of our common stock in compensation for his services. Mr. Ziegler is a partner of Ziegler, Ziegler & Altman, LLP, a law firm which we have retained and will continue to retain in connection with certain legal matters and which has given an opinion on the validity of the securities being offered. Some of the shares issued to Mr. Ziegler may be transferred to partners and/or employees of Ziegler, Ziegler & Altman, LLP or to other third parties. Mr. Ziegler was instrumental in restructuring and strengthening the present management team and devising financial strategy. We believe these services were obtained on terms no less favorable than could otherwise have been obtained from an unaffiliated third party.


    Our San Diego office is currently leased from Ampac Technology, LLC. The members of Ampac Technology, LLC are Xiao Qin Jiang and Eric Gravell, each of whom owns 50% of the membership interests. Xiao Qin Jiang is one of the principal stockholders of our company. Eric Gravell is our Executive Vice President and also a principal stockholder. Ampac Technology, LLC has entered into an agreement to transfer title to the San Diego property to us upon the completion of this offering, at a consideration of $150,000 plus an assumption of the outstanding indebtedness on the property. The $150,000 payment is based on the amount of equity initially invested in the property by Ampac Technology, LLC, plus closing costs and improvements. We believe that this price represents the fair market value of the property, and that the terms of this sale are no less favorable to us than could otherwise have been obtained from an unaffiliated third party.


    Eric Gravell, a principal stockholder, officer and director of our company, periodically provided loans to us in between December 1997 and November 1999, in the aggregate principal amount of $60,000. All of these loans were non-interest bearing and were repaid in full as of

December 31, 2000. We believe the terms of these loans were no less favorable than those which could have been obtained from unaffiliated third parties.



    In April 1999, Xiao Qin Jiang, a principal stockholder of our company, provided us an interest-free loan in the amount of $110,876. This loan was repaid in full as of December 31, 2000. We believe the terms of this loan were no less favorable than those which could have been obtained from an unaffiliated third party.


    In January 2001, Xiao Qin Jiang was paid $90,000 representing an accrued commission relating to her referral of business to us in 1999.


    In August 2000, we entered into a settlement relating to an outstanding loan that had been provided by us to TicketPlanet.com, Inc., a corporation in which Eric Gravell was formerly a principal stockholder, officer and director. The original principal amount of the loan was $180,000 bearing interest at a rate of six percent per annum. We believe the terms of this loan were no less favorable than could otherwise have been obtained from an unaffiliated third-party borrower. At the time of the settlement, the amount of $75,000 remained outstanding and was repayable within one week of an initial public offering by TicketPlanet. We accepted a payment of $57,000 in full satisfaction of this debt, based on our assessment that TicketPlanet would be unlikely to conduct an initial public offering in the foreseeable future.



    All material facts with respect to the transactions described above, and the related party's interest in the transaction, were fully disclosed to the board of directors and, after consultation with counsel at our expense, were approved or ratified by all of the directors who did not have an interest in the transaction. All future material transactions with related parties will require approval of a majority of independent directors who do not have an interest in the transaction and who have access at our expense to company counsel or independent legal counsel.



    We anticipate that all future material transactions with related parties will be on terms no less favorable to us than can otherwise be obtained from unaffiliated third parties.


                           DESCRIPTION OF SECURITIES

COMMON STOCK

    All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted on by shareholders, except that cumulative voting applies to the election of directors. Cumulative voting permits each stockholder to vote the number of shares owned by him or her multiplied by the number of directors to be elected, and such cumulative number of votes may be cast for any one or more directors. Holders of the common stock are entitled to share pro rata in dividends and distributions with respect to the common stock, in such amounts and at such times as may be declared by the Board of Directors out of funds legally available. The shares of common stock have no preemptive, subscription or conversion rights. In the event of a liquidation, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All of the outstanding shares of common stock are, and all of the shares of common stock to be issued in connection with this offering will be, validly issued, fully paid and non-assessable.

    Our Articles of Incorporation authorizes us to issue up to 25,000,000 shares of common stock, no par value. As of November 1, 2001, there were 10,641,250 shares of common stock issued and outstanding and 21 holders of record of the common stock. Upon completion of this offering, assuming all of the units being offered are sold (but not including any exercise of the underwriter's overallotment option), there will be 11,641,250 shares of common stock issued and outstanding and 1,000,000 common stock purchase warrants outstanding.

REDEEMABLE WARRANTS

    Each redeemable warrant entitles the holder to purchase one share of our common stock at an exercise price per share of 105% of the initial public offering price of the shares included in the units. The exercise price is subject to adjustment upon the occurrence of certain events as provided in the redeemable warrant certificate and summarized below. Our redeemable warrants may be exercised at any time during the period commencing 30 days after this offering and ending on the fifth anniversary date of the closing of this offering, which is the expiration date. Those of our redeemable warrants which have not previously been exercised will expire on the expiration date. A redeemable warrant holder will not be deemed to be a holder of the underlying common stock for any purpose until the redeemable warrant has been properly exercised.


    Our common stock and redeemable warrants will be offered as a unit and will trade separately upon the closing of this offering. Accordingly, purchasers of units in this offering receive separate certificates for the common stock and redeemable warrants included in the units. The amount of $0.10 is being allocated to each warrant included in the units.


    We have the right to redeem all (but not less than all) of the redeemable warrants issued in this offering at a redemption price of $0.10 per redeemable warrant, after providing 30 days prior written notice to the redeemable warrant holders, if an appropriate registration statement is then effective, and if the last reported sale price of our common stock (if traded on a national securities exchange or on the Nasdaq National Market or SmallCap Market) or the average of the last reported bid and asked prices of our common stock (if traded on the over-the-counter market) has been at least $9.60 for twenty consecutive trading days immediately preceding the date of the notice.

    A redeemable warrant holder may exercise our redeemable warrants only if an appropriate registration statement is then in effect with the Securities and Exchange Commission and if the shares of common stock underlying our redeemable warrants are qualified for sale under the securities laws of the state in which the holder resides. We are not under any obligation to maintain an effective current registration statement. Our redeemable warrants may be exercised by delivering to our transfer agent the applicable redeemable warrant certificate on or prior to the expiration date or the redemption date, as applicable, with the form on the reverse side of the certificate executed as indicated, accompanied by payment of the full exercise price for the whole number of redeemable warrants being exercised.

    The exercise price of the redeemable warrants is subject to adjustment if we declare any stock dividend to stockholders or effect any split or reverse split with respect to our common stock. Therefore, if we effect any stock dividend, stock split or reverse split with respect to our common stock, the exercise price in effect immediately prior to such event will be proportionately reduced or increased, as appropriate. Any adjustment of the exercise price will also result in an adjustment of the number of shares purchasable upon exercise of a redeemable warrant or, if we elect, an adjustment of the number of redeemable warrants outstanding. These adjustments are intended to protect the interests of the warrant holders from being diluted.


    Investors who choose to hold warrants in 'street name' or other form of indirect ownership should consult their broker or other financial institution for information on how they can exercise their warrants.



CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES



    The following discussion is a summary of certain U.S. federal tax consequences relevant to the purchase, ownership, and disposition of the redeemable warrants by persons who hold the warrants as capital assets (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). This discussion is based upon the Internal Revenue Code, Treasury Regulations, Internal Revenue Service rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, administrative, or judicial action, possibly with retroactive effect. This discussion does not discuss every aspect of U.S. federal taxation that may be relevant to a particular taxpayer in light of their personal circumstances or to persons who are otherwise subject to special tax treatment (including, without limitation, banks, broker-dealers, insurance companies, pension and other employee benefit plans, tax exempt organizations and entities, investors in pass-through entities, persons who acquire warrants in connection with the performance of services, certain U.S. expatriates, persons holding warrants as a part of a hedging or conversion transaction or a straddle, certain hybrid entities and owners of interests therein, holders whose functional currency is not the U.S. dollar, and persons who are not U.S. holders (as defined below)), and it does not discuss the effect of any applicable U.S. state and local or non-U.S. tax laws or U.S. tax laws other than U.S. income tax law. We have not sought and will not seek any rulings from the Internal Revenue Service concerning the tax consequences of the purchase, ownership or disposition of the warrants and, accordingly, we cannot assure you that the Internal Revenue Service will not successfully challenge the tax consequences described below. EACH PROSPECTIVE PURCHASER IS URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF HOLDING AND DISPOSING OF WARRANTS, AS WELL AS ANY TAX CONSEQUENCES APPLICABLE UNDER THE LAWS OF ANY U.S. STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION.



    This section summarizes certain U.S. federal income tax consequences of the ownership and disposition of warrants by 'U.S. holders.' The term 'U.S. holder' refers to a person that is classified for U.S. federal tax purposes as a United States person. For this purpose, a United States person includes a citizen or resident of the United States,

     a corporation created or organized in the United States or under the laws of the United States or of any state or political subdivision thereof,



     an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.



    Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons, shall also be considered U.S. holders.



    Issue Price of the Warrants. For U.S. federal income tax purposes, the common stock and warrants included in the units being sold in this offering are treated as an investment unit. The issue price of $8.10 per unit is required to be allocated between the common stock and warrants based upon their relative fair market values. Based on an estimate of the relative fair market values of the common stock and warrants, we have allocated the amount of $8.00 to the common stock and $0.10 to the warrants. Our allocation is not binding on the Internal Revenue Service, which may challenge such allocation.



    Tax Treatment of Warrants. A U.S. holder will generally not recognize gain or loss upon exercise of warrants for cash (except with respect to any cash received in lieu of a fractional share). A U.S. holder will have a tax basis in the common stock received on exercise of a warrant equal to the sum of its tax basis in the warrant and the aggregate cash exercise price paid in respect of such exercise. The holding period of common stock received upon the exercise of a warrant will commence on the day after the warrant is exercised.



    The tax consequences of a cashless exercise of a warrant are not clear. Such an exercise may be tax-free, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, a U.S. holder's tax basis in the common stock received would equal the tax basis in the surrendered warrants and the holding period of such common stock would commence on the day after the warrant is exercised. In the latter case, a U.S. holder's tax basis in the common stock received would equal the tax basis in the surrendered warrants, and the holding period of such common stock would include the holding period of the surrendered warrants. It is also possible that the cashless exercise of a warrant could be treated as a taxable exchange in which gain or loss should be recognized.



    If a warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to its tax basis in the warrant. The deductibility of capital losses is subject to limitation. Upon the sale, exchange or redemption of a warrant, a U.S. holder will generally recognize a capital gain or loss equal to the difference, if any, between the amount realized on such sale, exchange or redemption and the U.S. holder's tax basis in such warrant. Such capital gain or loss will be long-term capital gain or loss if, at the time of such sale, exchange or redemption, the warrant has been held for more than one year.



    Under Section 305 of the Internal Revenue Code, a U.S. holder of a warrant may be deemed to have received a constructive distribution from the issuer, which may result in the inclusion of ordinary dividend income, in the event of certain adjustments to the number of shares of common stock to be issued on exercise of a warrant.



    Backup Withholding. A U.S. holder may be subject to backup withholding with respect to proceeds received from a disposition of the warrants. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:



     fails to furnish its taxpayer identification number, which, for an individual is ordinarily his or her social security number;



     furnishes an incorrect taxpayer identification number;



     is notified by the Internal Revenue Service that it has failed to properly report payments of interest or dividends; or



     fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and that the Internal Revenue Service has not notified the U.S. holder that it is subject to backup withholding.



    Backup withholding is not an additional tax but, rather, is a method of tax collection. U.S. holders will be entitled to credit any amounts withheld under the backup withholding rules against their actual tax liabilities provided the required information is furnished to the Internal Revenue Service.



                        SHARES ELIGIBLE FOR FUTURE SALE



    If our stockholders sell substantial amounts of our common stock in the public market following this offering, the market price of our common stock could fall. Upon completion of this offering, we will have outstanding 11,641,250 shares of common stock, or 11,791,250 shares if the underwriter's over-allotment option is exercised in full, not including the exercise of warrants issued in this offering or the exercise of any outstanding options or contingent vesting rights. Of these shares, up to 1,000,000 shares sold in this offering, or 1,150,000 shares if the underwriter's option is exercised in full, will be freely tradeable without restriction or further registration under the Securities Act; provided, however, that if any of the shares are purchased by 'affiliates' as that term is defined in Rule 144 under the Securities Act, their sales of shares would be subject to certain limitations and restrictions under Rule 144, as described below. The remaining 10,641,250 shares of common stock held by our existing stockholders were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares may not be resold except pursuant to a registration statement effective under the Securities Act or pursuant to an exemption from registration, including the exemption provided by Rule 144. On the effective date of this offering, all of these 10,641,250 shares will be subject to 'lock-up' agreements with the underwriter providing that they will not offer or sell, pledge, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of our securities for a period of twelve months from the date of this prospectus without the prior written consent of the underwriter.



    All of the 10,641,250 shares held by our existing shareholders, are currently eligible for resale pursuant to Rule 144 subject to the lock-up agreement. In general, under Rule 144, beginning 90 days after the completion of this offering, a person or persons, including an affiliate, whose shares are aggregated and who has satisfied a one year holding period including the period of any prior owner who is not an affiliate of ours, may sell, within any three month period, a number of shares which does not exceed the greater of:



     1% of the then outstanding shares of our common stock; or



     the average weekly trading volume during the four calendar weeks preceding the sale



    Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and to the availability of current public information about us.



    Rule 144(k) also permits the sale of shares, without any volume limitations or manner of sale or public information requirements, by a person who is not an affiliate of ours and who has not been an affiliate of ours for at least the three months preceding the sale, and who has satisfied a two year holding period.



                          TRANSFER AGENT AND REGISTRAR



    The transfer agent and registrar for our shares of common stock will be Continental Stock Transfer & Trust Company. Its address is 2 Broadway, New York, New York 10004 and its telephone number is (212) 509-4000.



                                  UNDERWRITING



    We have entered into an underwriting agreement with the underwriters named below. Thornwater Company, L.P., or Thornwater, is acting as the representative of the underwriters. The underwriting agreement provides for the purchase of a specific number of units each of the underwriters. The underwriters' obligations are several, which means that each underwriter is required to purchase a specified number of units, but is not responsible for the commitment of any other underwriter to purchase units. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of units set forth opposite its name below:



                        UNDERWRITER                           NUMBER OF UNITS
                        -----------                           ---------------
The Thornwater Company, L.P.................................
    Total...................................................     1,000,000
                                                                 ---------
                                                                 ---------



    This is a firm commitment underwriting. This means that the underwriters have agreed to purchase all of the units offered by this prospectus (other than those covered by the over-allotment option described below) if any units are purchased. Under the underwriting agreement, if an underwriter defaults in its commitment to purchase units, the commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated, depending on the circumstances.



    The representative has advised us that the underwriters propose to offer the units directly to the public at the public offering price that appears on the cover page of this prospectus. In addition, the representatives may offer some of the units to certain securities dealers at such price less a concession of $0.648 per unit. The underwriters may also allow, and such dealers may reallow,
a concession not in excess of $       per unit to certain other dealers. After
the units are released for sale to the public, the representatives may change the offering price and other selling terms at various times.



    We have granted the representatives an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the representatives to purchase a maximum of 150,000 additional units from us to cover over-allotments. If the underwriters exercise all or part of this option, they will purchase units covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to
the public will be $       , the total proceeds to us will be $       .

    The following table provides information regarding the amount of the discount to be received by the underwriters.



                                                   TOTAL WITHOUT          TOTAL WITH FULL
                                                    EXERCISE OF             EXERCISE OF
                  PER UNIT                     OVER-ALLOTMENT OPTION   OVER-ALLOTMENT OPTION
                  --------                     ---------------------   ---------------------
$0.648.......................................       $                       $



    We will pay all of the total expenses of the offering, which we estimate
will be approximately $       ($       if the over-allotment is exercised). In
addition, we will reimburse Thornwater $202,500 for its expenses ($232,875 if the over-allotment is exercised).



    We and Thornwater will enter into a financial consulting agreement providing for Thornwater to act as financial consultant to us for a 36 month period for a fee of of $3,333 per month, with the total fee of $120,000 payable in advance at the closing of this offering. We have also entered into a consulting agreement with Ross Mandell, one of our principal shareholders. Mr. Mandell is also a consultant to Thornwater.



    We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.



    Our shareholders have agreed that they will not, without the prior written consent of Thornwater, directly or indirectly sell any of our common stock owned by them during the first year following the closing of this offering; During this period and for an additional period of two years, any public sale of our securities by these stockholders will be effected through the facilities of Thornwater.



    We have granted Thornwater for a period ending on the third anniversary of the closing of this offering, the right to have Thornwater's designee present at meetings of the Board and each of its committees subject to our right to exclude such designee under certain circumstances. The designee will be entitled to the same notices and communications sent by us as we gave to our directors and will attend directors' and committees' meetings, but will not be entitled to vote thereat. Such designee will also be entitled to receive the same compensation payable to directors as members of the Board and its committees and all reasonable expenses in attending such meetings. As of the date of this prospectus no designee has been selected.



    In connection with this offering, we have agreed to sell to Thornwater, for nominal consideration, warrants to purchase up to an aggregate of 100,000 units exercisable initially at $9.72 per unit for a period of four years beginning one year from the date hereof. These warrants contain antidilution provisions providing for adjustment of the exercise price upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. In addition, the warrants grant to the holders rights commencing one year from the date of this prospectus to have common stock issued upon exercise of the warrants registered under the Securities Act. These rights include the right to require us to register these shares for a four year period and the right to include these shares underlying the units for a six year period in a registration statement filed by us. The warrants may not be transferred except to partners of any underwriter that is a partnership, or if an underwriter is a corporation, to officers and employees of the underwriter who are also shareholders, or by will, the laws of descent and distribution, or by the operation of law.



    Rules of the Commission may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in stabilizing transactions by making bids or purchases for the purpose of pegging, fixing or maintaining the price of shares, so long as stabilizing bids do not exceed a specified maximum.



    In connection with this offering, the underwriters may make short sales of our shares and may purchase our shares on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. There are generally two types of short sales, 'covered' short sales and 'naked' short sales.

    'Covered' short sales are sales made in an amount not greater than the underwriters' overallotment option to purchase additional shares in the offering. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option.



    'Naked' short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.



    Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our stock or preventing or retarding a decline in the market price of our stock. As a result, the price of our stock may be higher than the price that might otherwise exist in the open market.


                                 LEGAL MATTERS

    The validity of the issuance of the securities offered hereby will be passed upon for us by Ziegler, Ziegler & Altman LLP, 1330 Avenue of the Americas, New York, New York 10019. Members of Ziegler, Ziegler & Altman, LLP collectively own 250,000 shares of our common stock. In addition, Ziegler, Ziegler & Altman LLP and one of its employees have been granted options to purchase 90,000 shares of common stock. Scott Ziegler, a partner of Ziegler, Ziegler & Altman LLP, has disclaimed any ownership interest on these 90,000 options. Upon the closing of this offering, to the extent Scott Ziegler becomes a director, he will be issued 35,000 options. Ziegler, Ziegler & Altman LLP regularly represents the underwriter in regulatory and other matters, although not for purposes of this offering. Particular legal matters that arise in connection with the offering will be passed upon for the Underwriter by its counsel, Parker Duryee Rosoff & Haft.

                                    EXPERTS

    The financial statements included in this prospectus and in the registration statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the registration statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

    We intend to furnish our stockholders annual reports, which will include financial statements audited by independent accountants, and all other periodic reports as we may determine to furnish or as may be required by law, including Sections 13(a) and 15(d) of the Exchange Act. We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the accompanying exhibits, as permitted by the rules and regulations of the SEC. For further information, please see the registration statement and accompanying exhibits. Statements contained in this prospectus regarding any contract or other document which has been filed as an exhibit to the registration statement are qualified in their entirety by reference to these exhibits for a complete statement of their terms and conditions. The registration statement and the accompanying exhibits may be inspected without charge at the offices of the SEC and copies may be obtained from the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 or at either of its regional offices, located at 233 Broadway, 16th Floor, New York, New York 10279 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon payment of the fees prescribed by the SEC. Electronic reports and other information filed through the Electronic Data Gathering, Analysis, and Retrieval System, known as EDGAR, are publicly available on the SEC's website, http://www.sec.gov.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

    Our underwriting agreement requires us to indemnify Thornwater against any costs or liability incurred by it by reason of misstatement or omissions to state material facts in connection with the offering.

    To the extent the provisions of our underwriting agreement with Thornwater purports to provide exculpation from possible liabilities arising from the federal securities laws, in the opinion of the Securities and Exchange Commission, these indemnification provisions are contrary to public policy and therefore unenforceable.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE



    We have not had any changes in or disagreements with our principal independent accountants during the two most recent fiscal years or any later interim period.

                         INDEX TO FINANCIAL STATEMENTS


    Financial Statements filed as a part of this Prospectus



                                                                     PAGE
                                                                     ----
  (i)  Report of Independent Certified Public Accountants..........   F-2
 (ii)  Combined Balance Sheet as at December 31, 2000 and June 30,    F-3
         2001......................................................
(iii)  Combined Statements of Operations for the years ended          F-4
         December 31, 2000 and December 31, 1999 and the six months ended June 30, 2001 and June 30, 2000.....................
 (iv)  Combined Statements of Stockholders' Deficit................   F-5
  (v)  Combined Statements of Cash Flows for the years ended          F-6
         December 31, 2000 and December 31, 1999 and the six months ended June 30, 2001 and June 30, 2000.....................
 (vi)  Summary of Accounting Policies..............................   F-7
(vii)  Notes to Financial Statements...............................  F-11

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
CHIPCARDS, INC.
fka: AMERICAN PACIFIC TECHNOLOGY CORPORATION AND AFFILIATE
San Francisco, California



    We have audited the accompanying combined balance sheet of Chipcards, Inc., fka: American Pacific Technology Corporation and Affiliate as of December 31, 2000, and the related combined statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Chipcards, Inc., fka: American Pacific Technology Corporation and Affiliate at December 31, 2000, and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America.



    As discussed in Note 12, the Company restated its accumulated deficit balance as of January 1, 1999.



February 9, 2001, except for Note 13
which is as of May 11, 2001

                                CHIPCARDS, INC.
                  FKA: AMERICAN PACIFIC TECHNOLOGY CORPORATION
                           CONSOLIDATED BALANCE SHEET



                                                                              DECEMBER 31,
                                                              JUNE 30, 2001       2000
                                                              -------------       ----
                                                               (UNAUDITED)
                      ASSETS (Note 3)
Current
    Cash and cash equivalents...............................   $   325,393     $   294,806
    Trade receivables.......................................       461,846          28,461
    Smart card component inventory..........................     1,273,157         286,634
    Costs and estimated earnings on uncompleted contracts in
      excess of billings (Note 1)...........................       105,000       1,011,977
    Prepaid expenses and other current assets...............        29,997          56,021
                                                               -----------     -----------
        Total Current Assets................................     2,195,393       1,677,899
                                                               -----------     -----------
Property and Equipment:
    Buildings and improvements (Note 4).....................     1,187,294       1,215,816
    Office equipment........................................       147,467         137,423
                                                               -----------     -----------
                                                                 1,334,761       1,353,239
Less accumulated depreciation...............................       110,707         110,257
                                                               -----------     -----------
Net property and equipment..................................     1,224,054       1,242,982
                                                               -----------     -----------
                                                               $ 3,419,447     $ 2,920,881
                                                               -----------     -----------
                                                               -----------     -----------
           LIABILITIES AND STOCKHOLDERS' DEFICIT
Current
    Checks issued against future deposits...................   $   --          $    74,356
    Short-term borrowings (Note 3)..........................       661,953          14,500
    Accounts payable........................................     2,132,124       1,484,308
    Current portion of long-term debt (Note 4)..............        25,861          28,070
    Accrued compensation and commissions (Note 2)...........        80,596         288,910
    Income taxes payable (Note 5)...........................       140,147          66,000
    Other accrued liabilities...............................        18,760          64,903
    Billings in excess of costs and estimated earnings on
      uncompleted contracts (Note 1)........................       --               30,621
    Deferred profit on production line contracts............       448,823       1,136,344
                                                               -----------     -----------
        Total Current Liabilities...........................     3,508,264       3,188,012
                                                               -----------     -----------
Deferred profit on production line contracts................       197,000         379,000
Long-term debt, less current portion (Note 4)...............     1,091,387       1,101,163
                                                               -----------     -----------
        Total Liabilities...................................     4,796,651       4,668,175
                                                               -----------     -----------
Commitments and Contingencies (Note 7)
Stockholders' Deficit (Note 6)
    Common stock, no par; 25,000,000 shares authorized;
      10,641,250 shares issued and outstanding..............       685,100         685,100
    Additional paid-in capital..............................        33,000         --
    Accumulated deficit.....................................    (2,095,304)     (2,432,394)
                                                               -----------     -----------
        Total Stockholders' Deficit.........................    (1,377,204)     (1,747,294)
                                                               -----------     -----------
                                                               $ 3,419,447     $ 2,920,881
                                                               -----------     -----------
                                                               -----------     -----------



     See accompanying summary of accounting policies and notes to financial statements.

                                CHIPCARDS, INC.
                  FKA: AMERICAN PACIFIC TECHNOLOGY CORPORATION
                       COMBINED STATEMENTS OF OPERATIONS



                                                   SIX MONTHS ENDED
                                                       JUNE 30,           YEARS ENDED DECEMBER 31,
                                                -----------------------   -------------------------
                                                   2001         2000         2000          1999
                                                   ----         ----         ----          ----
                                                      (UNAUDITED)
Revenues
    Production line sales.....................  $2,243,166   $  861,697   $5,359,063    $1,520,108
    Finished smart card sales.................   1,258,666      739,047      956,851     1,293,096
    Smart card component sales and other
      sales...................................   1,169,547      134,696      137,825     1,526,952
                                                ----------   ----------   ----------    ----------
        Total Revenue.........................   4,671,379    1,735,440    6,453,739     4,340,156
                                                ----------   ----------   ----------    ----------
Cost of Sales
    Production line costs.....................     395,581      374,995    3,779,619       546,700
    Finished smart cards costs................   1,427,873      794,569    1,119,979     1,419,279
    Smart card component costs and other
      costs...................................     895,108       79,942       88,160     1,264,875
                                                ----------   ----------   ----------    ----------
        Total Costs of Sales..................   2,718,562    1,249,506    4,987,758     3,230,854
                                                ----------   ----------   ----------    ----------
Gross Profit..................................   1,952,817      485,934    1,465,981     1,109,302
                                                ----------   ----------   ----------    ----------
Selling, General and Administrative
  Expenses....................................   1,592,038      594,584    1,811,208     1,832,271
Research and Development......................      --           --           --            99,324
                                                ----------   ----------   ----------    ----------
Operating Income (Loss).......................     360,779     (108,650)    (345,227)     (822,293)
                                                ----------   ----------   ----------    ----------
Other Income (Expense)
    Other income (including $181,000 in 2000
      on recovery of previously written-off
      amounts receivable and $430,357 of
      insurance proceeds from fire in 1999)
      (Note 9)................................      65,555      182,013      256,489       506,247
    Other expense.............................     (30,823)        (756)      (9,054)     (114,188)
    Interest expense, net.....................     (57,621)     (71,737)    (160,045)     (139,473)
                                                ----------   ----------   ----------    ----------
        Total Other Income (Expense)..........     (22,889)     109,520       87,390       252,586
                                                ----------   ----------   ----------    ----------
Income (Loss) Before Income Taxes.............     337,890          870     (257,837)     (569,707)
Income tax expense (Note 5)...................         800        1,600       67,600         1,600
                                                ----------   ----------   ----------    ----------
Net Income (Loss).............................  $  337,090   $     (730)  $ (325,437)   $ (571,307)
                                                ----------   ----------   ----------    ----------
                                                ----------   ----------   ----------    ----------
Basic and Diluted Net Income (Loss) Per Common
  Share.......................................  $     0.03   $   --       $    (0.03)   $    (0.09)
                                                ----------   ----------   ----------    ----------
Shares Used in Basic Net Income (Loss) Per
  Common Share Calculations...................  10,641,250    9,376,400    9,710,000     6,037,000
Shares Used in Diluted Net Income (Loss) Per
  Common Share Calculations...................  10,651,250    9,376,400    9,710,000     6,037,000
                                                ----------   ----------   ----------    ----------
                                                ----------   ----------   ----------    ----------



     See accompanying summary of accounting policies and notes to financial statements.

                                CHIPCARDS, INC.
                  FKA: AMERICAN PACIFIC TECHNOLOGY CORPORATION
                  COMBINED STATEMENTS OF STOCKHOLDERS' DEFICIT



                                        COMMON STOCK        ADDITIONAL
                                    ---------------------     PAID-IN     ACCUMULATED
                                      SHARES      AMOUNT      CAPITAL       DEFICIT        TOTAL
                                      ------      ------      -------       -------        -----
Balance, January 1, 1999, (Note
  12).............................   5,840,000   $    100   $   --        $(1,535,650)  $(1,535,550)
Stock-based compensation (Note
  6)..............................   1,186,250      6,500       --            --              6,500
Net loss..........................      --          --          --           (571,307)     (571,307)
                                    ----------   --------   -----------   -----------   -----------
Balance, December 31, 1999........   7,026,250      6,600       --         (2,106,957)   (2,100,357)
Sale of common stock..............     115,000    575,000       --            --            575,000
Issuance of common stock for
  consulting services (Note 6)....   3,500,000    103,500       --            --            103,500
Net loss..........................      --          --          --           (325,437)     (325,437)
                                    ----------   --------   -----------   -----------   -----------
Balance, December 31, 2000........  10,641,250    685,100       --         (2,432,394)   (1,747,294)
Stock-based compensation
  (unaudited).....................      --          --           33,000       --             33,000
Net income (unaudited)............      --          --          --            337,090       337,090
                                    ----------   --------   -----------   -----------   -----------
Balance, June 30, 2001
  (Unaudited).....................  10,641,250   $685,100   $    33,000   $(2,095,304)  $(1,377,204)
                                    ----------   --------   -----------   -----------   -----------
                                    ----------   --------   -----------   -----------   -----------


     See accompanying summary of accounting policies and notes to financial statements.

                                CHIPCARDS, INC.
                  FKA: AMERICAN PACIFIC TECHNOLOGY CORPORATION
                       COMBINED STATEMENTS OF CASH FLOWS



                                                                  SIX MONTHS ENDED              YEARS ENDED
                                                                      JUNE 30,                 DECEMBER 31,
                                                              -------------------------   -----------------------
                                                                 2001          2000         2000         1999
                                                                 ----          ----         ----         ----
                                                              (UNAUDITED)   (UNAUDITED)
Cash Flows from Operating Activities
   Net income (loss)........................................  $   337,090    $    (730)   $(325,437)  $  (571,307)
   Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
      Loss on investment in Chinese businesses..............      --            --           --           420,000
      Depreciation..........................................       15,132       15,289       52,040        51,581
      Inventory write-downs.................................      277,500       --           44,600       --
      Stock-based compensation..............................       33,000      103,500      103,500         6,500
      Loss on disposal of property and equipment............       30,161       18,193       19,550         6,792
      Changes in operating assets and liabilities:
         Trade receivables..................................     (433,385)    (202,767)      37,727       228,276
         Inventory..........................................   (1,264,023)       1,127      651,352      (764,584)
         Related party receivable...........................      --            71,887       71,887       113,116
         Receivable from insurance provider.................      --           430,357      430,357      (430,357)
         Prepaid expenses and other current assets..........       26,024     (121,216)     (45,291)       10,551
         Costs and estimated earnings on uncompleted
           contracts in excess of billings..................      906,977      331,098     (538,020)     (299,917)
         Accounts payable and accrued expenses..............      417,766     (863,172)     (12,949)      (93,102)
         Accrued compensation and commissions...............      (24,407)    (199,318)     (19,433)      294,600
         Income taxes payable...............................       74,147       --           66,000      (120,000)
         Billings in excess of costs and estimated earnings
           on uncompleted contracts.........................      (30,621)     287,867       30,621       --
         Deferred profit on production line contracts.......     (869,521)    (486,704)    (397,707)     (639,566)
                                                              -----------    ---------    ---------   -----------
Net Cash Provided by (Used in) Operating Activities.........     (504,160)    (614,589)     168,797    (1,787,417)
                                                              -----------    ---------    ---------   -----------
Cash Flows from Investing Activities
   Partial refund of investment in Chinese businesses.......      --            --           --           230,000
   Acquisitions of property and equipment...................      (36,773)     (13,393)     (28,822)   (1,221,857)
Proceeds from disposal of property and equipment............       10,408       --           --           --
                                                              -----------    ---------    ---------   -----------
Net Cash Used in Investing Activities.......................      (26,365)     (13,393)     (28,822)     (991,857)
                                                              -----------    ---------    ---------   -----------
Cash Flows from Financing Activities
   Checks issued against future deposits....................      (74,356)     (82,695)      (8,339)       82,695
   Net proceeds from the sale of common stock...............      --           382,500      575,000       --
   Net borrowings (repayments) under bank credit agreements
    and line of credit......................................      647,453     (173,132)    (520,163)      515,663
   Proceeds from notes payable..............................      --             9,700      506,339       650,000
   Proceeds from shareholder loans..........................      --           (50,284)       9,700       591,797
   Principal payments on shareholder loans..................      --           498,919     (525,324)      (76,173)
   Principal payments on long-term debt.....................      (11,985)     (31,247)     (24,516)       (2,590)
                                                              -----------    ---------    ---------   -----------
Net Cash Provided by Financing Activities...................      561,112      553,761       12,697     1,761,392
                                                              -----------    ---------    ---------   -----------
Net Increase (Decrease) in Cash and Cash Equivalents........       30,587      (74,221)     152,672    (1,017,882)
Cash and Cash Equivalents, beginning of period..............      294,806      142,134      142,134     1,160,016
                                                              -----------    ---------    ---------   -----------
Cash and Cash Equivalents, end of period....................  $   325,393    $  67,913    $ 294,806   $   142,134
                                                              -----------    ---------    ---------   -----------
                                                              -----------    ---------    ---------   -----------
Supplemental Disclosures Of Cash Flow Information
   Cash paid for interest...................................  $    66,329    $  88,817    $  98,922   $    78,674
   Cash paid for income taxes...............................      110,800        1,600        1,600       112,927
                                                              -----------    ---------    ---------   -----------
                                                              -----------    ---------    ---------   -----------


     See accompanying summary of accounting policies and notes to financial statements.

                                CHIPCARDS, INC.
                  FKA: AMERICAN PACIFIC TECHNOLOGY CORPORATION
                         SUMMARY OF ACCOUNTING POLICIES




NATURE OF BUSINESS



    Chipcards, Inc. fka: American Pacific Technology Corporation ('the Company') is a California corporation, established in 1993 and primarily engaged in the construction and installation of turnkey factories in China that produce contactless smart cards. Smart cards are plastic cards that can store encrypted data that can be integrated with a variety of systems including automated bank teller machines, subway turnstiles, and security systems. The Company also sells the raw materials used to produce smart cards to the organizations that acquire the factories constructed by the Company. Furthermore, the Company may purchase finished smart cards from these organizations for resale to end-use customers. The Company is currently headquartered in San Francisco, California.



BASIS OF PRESENTATION



    The combined financial statements include the accounts of the Company and Ampac Technology, LLC ('Ampac'). In 1999, the Company's principal shareholders formed Ampac to acquire an engineering facility in San Diego, California. The facility is leased to the Company. All intercompany accounts and transactions have been eliminated.



    The accompanying combined financial statements as of June 30, 2001 and for the six months ended June 30, 2001 and 2000 are unaudited. In the opinion of management, they include all adjustments necessary for a fair presentation of the financial position and the results of operations for the periods presented. The results of operations for the six months ended June 30, 2001 are not necessarily indicative of results to be expected for any future period.



CASH AND CASH EQUIVALENTS



    Cash and cash equivalents include cash on hand and in banks, and all highly liquid investments with a maturity of three months or less at the time of purchase.



REVENUE AND COST RECOGNITION



    Revenues from long-term contracts for the construction of smart card production lines are recognized on the percentage-of-completion method, measured by the percentage of actual costs incurred to date to current estimated total costs to be incurred on each contract. Changes in job performance, job conditions and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is accrued as an increase in production line costs.



    In certain contracts, the Company received ownership interests in Chinese joint venture entities in lieu of cash consideration. The Chinese joint venture entities are the entities formally acquiring the equipment. These joint venture equity interests are not recorded on the financial statements as the Company is unable to reasonably estimate their fair market value. Due to historical renegotiation of contract terms with several customers, the actual profit from a contract cannot be reasonably estimated until payment is received. Therefore, profit is estimated to be zero until the Company can be assured of collection of profit based on cash receipts. Accordingly, equal amounts of revenue and costs are recognized until final payment is received. Gross profit on sales of equipment to entities in which the Company has an equity interest are deferred to the extent of the Company's equity interest. This amount is amortized to revenue over the term of the joint venture. As of December 31, 2000 and June 30, 2001, the Company was a partner in one joint venture which was accounted for under the equity method.

                                CHIPCARDS, INC.
                  FKA: AMERICAN PACIFIC TECHNOLOGY CORPORATION
                 SUMMARY OF ACCOUNTING POLICIES -- (CONTINUED)


    Two contracts contain provisions requiring the Company to purchase substantially all of the finished smart cards manufactured by the purchaser of the production line over a three-year period, which commenced in 1998. For these contracts, risk is not deemed to have been transferred to the purchaser until the purchase commitment terminates. Accordingly, gross profit resulting from the sale of these production lines is deferred and recognized ratably over the three-year commitment period.



    Contract costs include all direct labor, material and subcontractor costs and those indirect costs related to contract performance, such as indirect labor, supervision, supplies, tools, repairs and maintenance. General and administrative costs are charged to expense as incurred.



    The Company offers a one year warranty to its production line customers. During this period the Company is responsible for repairing or replacing any defective components. The Company accrues for warranty costs based on its experience.



    Revenues from the sale of smart card raw materials and finished smart cards are recognized when shipped to customers.



INVENTORY



    Inventory, consisting of smart card components, is valued at the lower of cost (first in, first out) or market.



PROPERTY, EQUIPMENT AND DEPRECIATION



    Property and equipment are stated at cost. Major additions and improvements are capitalized; maintenance and repairs are charged to operations as incurred. Upon the retirement or disposal of assets, the cost and related accumulated depreciation are removed from the accounts and gain or loss, if any, is reflected in operations in the year of retirement or disposal.



    Depreciation of property and equipment is generally computed using the straight-line method over the following estimated useful lives:



Buildings and improvements...................      39 years
Office furniture and equipment...............  3 to 7 years



RESEARCH AND DEVELOPMENT



    The Company expenses the costs associated with the research and development of new products as incurred.



STOCK-BASED COMPENSATION



    The Company has adopted the provisions of Statement of Financial Accounting Standards ('SFAS') No. 123, 'Accounting for Stock-Based Compensation'. Under this standard, companies are encouraged, but not required, to adopt the fair value method of accounting for employee stock-based transactions. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Companies are permitted to continue to account for employee stock-based transactions under Accounting Principles Board Opinion ('APB') No. 25, 'Accounting for Stock Issued to Employees', but are required to disclose pro forma net income (loss) and earnings (loss) per share as if the fair value method had been adopted. The Company has elected to continue to account for employee stock-based compensation under APB. No. 25.

                                CHIPCARDS, INC.
                  FKA: AMERICAN PACIFIC TECHNOLOGY CORPORATION
                 SUMMARY OF ACCOUNTING POLICIES -- (CONTINUED)


INCOME TAXES



    Income taxes are calculated using the asset and liability method specified by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, and consist of taxes currently payable plus the change in deferred income taxes resulting from timing differences between the tax basis of certain assets and liabilities and the basis used for financial reporting purposes.



USE OF ESTIMATES



    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates used in preparing these financial statements include those assumed in computing profit percentages under the percentage-of-completion revenue recognition method, and those used in recording receivables for outstanding construction claims. Due to a certain degree of uncertainty involved with estimating these amounts, it is at least reasonably possible that the significant estimates used will change within the next year.



NEW ACCOUNTING PRONOUNCEMENTS



    In June 1998, the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged assets or liability that are attributable to the hedged risk, or (ii) the earnings' effect of the hedged forecasted transaction.



    For a derivative not designated as a hedging instrument, the gain and loss is recognized in income in the period of change. SFAS No. 133, amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.



    Historically, the Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes. Accordingly, adoption of the new standard on January 1, 2001 had no effect on the Company's financial statements.



    In June 2001, the Financial Accounting Standards Board finalized FASB Statements No. 141, Business Combinations (SFAS 141), and No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142, that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.



    SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an

                                CHIPCARDS, INC.
                  FKA: AMERICAN PACIFIC TECHNOLOGY CORPORATION
                 SUMMARY OF ACCOUNTING POLICIES -- (CONTINUED)


indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter a fter adoption of SFAS 142.



    The Company has not entered into any business combinations. Therefore, the Company does not expect that the implementation of these standards will have an effect on its financial statements.



    SFAS 143, Accounting for Asset Retirement Obligations, was issued in June 2001 and is effective for fiscal years beginning after June 15, 2002. SFAS 143 requires that any legal obligation related to the retirement of long-lived assets be quantified and recorded as a liability with the associated asset retirement cost capitalized on the balance sheet in the period it is incurred when a reasonable estimate of the fair value of the liability can be made.



    SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, was issued in August 2001 and is effective for fiscal years beginning after December 15, 2001. SFAS 144 provides a single, comprehensive accounting model for impairments and disposal of long-lived assets and discontinued operations.



    SFAS 143 and SFAS 144 will be adopted on their effective dates, and adoption is not expected to result in any material effects on the Company's financial statements.


EARNINGS PER SHARE

    The Company has adopted the provisions of SFAS No. 128, Earnings Per Share. SFAS No.128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity.

RECLASSIFICATION

    Certain prior year amounts have been reclassified to conform to the current year presentation.

                                CHIPCARDS, INC.
                  FKA: AMERICAN PACIFIC TECHNOLOGY CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS



1. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS



    Details of costs and estimated earnings on uncompleted contracts are summarized as follows:



                                                               JUNE 30,     DECEMBER 31,
                                                                 2001           2000
                                                                 ----           ----
                                                             (UNAUDITED)
Costs incurred on uncompleted contracts....................   $  705,000     $1,831,356
Estimated earnings recognized..............................      --             --
                                                              ----------     ----------
Revenues earned to date....................................      705,000      1,831,356
Less billings to date......................................      600,000        850,000
                                                              ----------     ----------
                                                              $  105,000     $  981,356
                                                              ----------     ----------
                                                              ----------     ----------
Costs and estimated earnings on uncompleted contracts in
  excess of billings.......................................   $  105,000     $1,011,977
Billings in excess of costs and estimated earnings on
  uncompleted contracts....................................      --             (30,621)
                                                              ----------     ----------
                                                              $  105,000     $  981,356
                                                              ----------     ----------
                                                              ----------     ----------



2. RELATED PARTY TRANSACTIONS



    During 2000 and 1999, the Company's principal stockholders loaned the Company $9,700 and $591,797 and the Company made payments of $525,324 and $76,173 on these loans. These loans did not bear any interest, were due on demand and fully repaid by December 31, 2000.



    The Company provides in the normal course of business, sales commission on new business in the range of 10% to 25%. At December 31, 2000 and 1999 approximately $90,000 and $237,000 in commissions were directly or indirectly payable to an officer and certain shareholders of the Company. There were no accrued commissions due to related parties at June 30, 2001.



    The Company pays $3,000 per month to Ross Mandell, a shareholder for consulting services relating to the public offering. The total fees paid in the six months ended June 30, 2001 total $18,000.


    The San Diego office is currently leased from Ampac Technology, LLC. The two members of Ampac Technology, LLC are both principal stockholders of the Company. One of the members is also an officer of the Company. Ampac Technology, LLC has entered into an agreement to transfer title to the San Diego property to the Company upon the completion of a public offering of the Company's common stock, at a consideration of $150,000 plus an assumption of the outstanding indebtedness on the property. The Company believes that this price represents the fair market value of the property, and that the terms of this sale are no less favorable to them than could otherwise have been obtained from an unaffiliated third party.

    In August 1999, the Company entered into a settlement relating to an outstanding loan that had been provided by the Company to TicketPlanet.com, Inc., a corporation in which an officer of the Company is a principal stockholder, officer and director. At such time, the amount of $75,000 remained unpaid under the loan. The Company accepted a payment of $57,000 in full satisfaction of this debt.

    During 1998, the Company advanced $650,000 to an agent in Hong Kong to make an equity investment in a smart card production company and solicit new business opportunities. In 1999, $230,000 of this advance was returned to the Company and the remaining $420,000 was recorded as selling expense as management believed that the prospect of a future economic benefit from this cash outlay to be unlikely.

                                CHIPCARDS, INC.
                  FKA: AMERICAN PACIFIC TECHNOLOGY CORPORATION
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


3. SHORT-TERM BORROWINGS

    The Company has a $1,950,000 credit facility, bearing interest at prime rate plus 1.5% (11% at December 31, 2000 and 8.5% at June 30, 2001), and maturing in September 2001. The credit facility is guaranteed by the primary stockholders of the Company and is collateralized by substantially all assets. Borrowings cannot exceed 90% of the value of letters of credits posted by customers to secure payment to the Company. The facility was unused at December 31, 2000 and June 30, 2001. In September 2001, this credit facility was renewed through September 2002. Under the renewed agreement, borrowings cannot exceed 70% of eligible receivables and 75% of eligible inventory (unaudited).

    The Company obtains short-term advances from its bank to enable the Company to post letters of credit which are drawn upon by its smart card suppliers. During the year ended December 31, 2000, the Company received various short-term advances ranging from $14,500 to $130,500 all bearing interest of 11.5%. At December 31, 2000, outstanding short-term advances totaled $14,500 and were paid in full in January 2001. During the six months ended June 30, 2001, the Company received proceeds from various short-term advances ranging from approximately $13,000 to $469,000 with interest rates between 8.75% and 11.0%. At June 30, 2001, outstanding short-term advances totaled of $661,953. They mature at varying dates through September 2001.

    The Company has a revolving line of credit of $150,000 for purchase order financing. It bears interest at prime rate plus 2% (11.5% at December 31, 2000) and matured in January 2001. The line is guaranteed by primary stockholders of the Company and collateralized by substantially all assets. At December 31, 2000, the line of credit was unused.

    The Company also has an unsecured revolving line-of-credit agreement with a bank guaranteed by a principal stockholder allowing maximum borrowings of $100,000 at December 31, 2000 and June 30, 2001. Interest on such advances is calculated at the bank's reference rate plus 3.625% (or 13.125% at December 31, 2000 and 10.37% at June 30, 2001) and expired in February 2001. The line was subsequently extended through February 2002 under the same terms. At June 30, 2001, there were no outstanding borrowings on the line of credit.

    The Company also has an unsecured $25,000 line of credit bearing interest at prime plus 1.75% (11.25% at December 31, 2000 and 8.75% at June 30, 2001) that matures in September 2001 and a $15,000 unsecured line of credit bearing interest at prime plus 3% that matures in November 2001. Both lines of credit were unused at December 31, 2000 and June 30, 2001.

4. LONG-TERM DEBT

    Long-term debt consists of:

                                                               JUNE 30,     DECEMBER 31,
                                                                 2001           2000
                                                                 ----           ----
                                                              (UNAUDITED)
Note payable, secured by real property, guaranteed by two of the Company's principal stockholders, principal and
  interest due in monthly installments of $4,910 with a
  balloon payment of approximately $414,000 due upon
  maturity in August 2014. The note bears interest at the
  weekly average yield on U.S. Treasury Securities plus
  2.46% (8.06% at December 31, 2000 and 7.75% at June 30,
  2001).....................................................  $  634,745     $  639,229
Note payable, secured by real property guaranteed by the
  Company's principal stockholders, bearing interest at
  8.12%, principal and interest due in monthly installments
  of approximately $4,500 through May 2020..................  $  477,188     $  482,411
Other.......................................................       5,315          7,593
                                                              ----------     ----------
                                                               1,117,248      1,129,233
Less current portion........................................      25,861         28,070
                                                              ----------     ----------
                                                              $1,091,387     $1,101,163
                                                              ----------     ----------
                                                              ----------     ----------

                                CHIPCARDS, INC.
                  FKA: AMERICAN PACIFIC TECHNOLOGY CORPORATION
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


    Future minimum principal payments under the long-term debt agreements are as follows:

YEAR ENDING
DECEMBER 31,                                                      AMOUNT
------------                                                      ------
  2001......................................................  $   28,070
  2002......................................................      22,164
  2003......................................................      23,991
  2004......................................................      25,968
  2005......................................................      28,108
  Thereafter................................................   1,000,932
                                                              ----------
                                                              $1,129,233
                                                              ----------
                                                              ----------

5. TAXES ON INCOME

    The significant components of income tax expense (benefit) are as follows:

                                          JUNE 30,             DECEMBER 31,
                                     -------------------   ---------------------
                                      2001       2000        2000        1999
                                      ----       ----        ----        ----
                                         (UNAUDITED)
Current
Federal............................  $ --      $  --       $  33,000   $  --
State..............................      800       1,600      34,600       1,600
                                     -------   ---------   ---------   ---------
                                     $   800   $   1,600   $  67,600   $   1,600
                                     -------   ---------   ---------   ---------
                                     -------   ---------   ---------   ---------

    Deferred tax assets are comprised of the following:

                                                      JUNE 30,     DECEMBER 31,
                                                        2001           2000
                                                        ----           ----
                                                     (UNAUDITED)
Net operating loss carryforwards...................  $   434,000    $   --
Deferred profit on production line contracts.......      429,000      1,145,000
Accrued commission and compensation................       27,000         74,000
Inventory reserve..................................      145,000         34,000
Organization costs.................................       11,000         17,000
Other..............................................      --              13,000
                                                     -----------    -----------
                                                       1,046,000      1,283,000
                                                     -----------    -----------
Less valuation allowance...........................   (1,046,000)    (1,283,000)
                                                     -----------    -----------
    Total..........................................  $   --         $   --
                                                     -----------    -----------
                                                     -----------    -----------

    The Company has net operating loss carryforwards (NOL) as of June 30, 2001 available to reduce future taxable income, if any, of approximately $1,090,000. The benefits from these carryforwards expire through 2021 and 2011 for Federal and State purposes. Should significant changes in the Company's ownership occur, the annual amount of NOL carryforwards available for future use would be limited.

    The Company established a 100% valuation allowance for its gross deferred tax assets as it could not determine that it was more likely than not that the deferred tax asset could be realized. Following increases in deferred tax assets, the valuation allowance was increased by $107,000 and $22,000 during the years ended December 31, 2000 and 1999.

                                CHIPCARDS, INC.
                  FKA: AMERICAN PACIFIC TECHNOLOGY CORPORATION
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


    The following is a reconciliation of income taxes determined by applying statutory rates to income taxes reported:

                                                                YEARS ENDED
                                                               DECEMBER 31,
                                                               -------------
                                                               2000    1999
                                                               ----    ----
Federal taxes...............................................     34%     34%
State taxes, net of federal tax benefit.....................      6       6
Change in valuation allowance and other.....................    (66)    (40)
                                                                ---     ---
    Total...................................................    (26)%   --
                                                                ---     ---
                                                                ---     ---

    The effective tax rate for the six months ended June 30, 2001 and 2000 differs from the statutory tax rate due primarily to changes in the valuation allowance and state income taxes.

6. STOCKHOLDERS' DEFICIT

    On February 25, 1999, the stockholders approved and the Company effected a 1,600 for 1 stock split of the Company's outstanding common stock. On April 18, 2000 the Board of Directors declared a 265% stock dividend to effect a 3.65-for-1 stock split of the Company's outstanding common stock. All common share amounts have been restated to reflect the stock split and distribution in all periods presented.

    In October 1999, the Company entered into an agreement with an employee to grant him 25,000 shares of the Company's common stock upon completion of two years of service. The Company also granted this individual warrants to purchase 25,000 shares of Company stock at a price of $2 per share. 12,500 warrants are exercisable upon completion of two years of service and 12,500 warrants are exercisable upon completion of three years of service. Expense associated with these awards was insignificant. As this employee was terminated in 2001, these awards were effectively canceled.

    In November 1999, the Company issued 325,000 shares (1,186,250 post-split) of common stock valued at $0.02 per share as a bonus to employees.


    In May 2000, the Company issued 3,500,000 shares of common stock valued at approximately $103,500 to its investment banker and attorney in exchange for on-going financial advisory services.


    In June 2000, the Company entered into an agreement with an employee to grant him 10,000 shares of the Company's common stock upon completion of 18 months of service. Compensation expense of $0 and $33,000 for the year ended December 31, 2000 and the six months ended June 30, 2001 was recorded in connection with this award.

STOCK OPTIONS

    The 2000 Equity Incentive Plan (the 'Plan') provides for grants of stock options. Awards may be granted over a 10-year period to employees of the Company as well as nonemployees, including directors. The aggregate number of shares of common stock that may be issued under the Plan shall not exceed 2,500,000 shares.

                                CHIPCARDS, INC.
                  FKA: AMERICAN PACIFIC TECHNOLOGY CORPORATION
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


    Changes that occurred in options outstanding are summarized below:

SIX MONTHS ENDED                                                AVERAGE REMAINING
  JUNE 30, 2001                                      SHARES     CONTRACTUAL LIFE
  -------------                                      ------     ----------------
Outstanding at beginning of period..............      --
Granted.........................................   1,050,000
                                                  ----------      ----------
Outstanding at end of period....................   1,050,000       9.3 years
                                                  ----------      ----------
Exercisable at end of period....................      90,000       9.9 years
                                                  ----------      ----------
                                                  ----------      ----------

    Of the options granted, 930,000 options (inclusive of the 90,000 options exercisable at June 30, 2001) are exercisable at the lower of $8.00 or the price per share at which the Company's common stock is offered in its initial public offering price. A total of 120,000 options are exercisable at the lower of $8.80 or 110% of the price per share at which the Company's common stock is offered in its initial public offering price. For all of the options granted, the exercise price will be adjusted to $5.00 if an initial public offering is not consummated prior to January 1, 2002.

    Until the exercise price of the 720,000 stock options granted to employees can be determined, these options are subject to variable plan accounting. Under variable plan accounting, changes in the intrinsic value of an award between the date of the grant and the measurement date (the first date on which both the number of shares that the grantee is eligible to receive and the exercise price is known) result in a change in the measure of compensation for the award. As of June 30, 2001, the intrinsic value of these options was zero.

    Because the exercise price of the Company's options will not be known until the earlier of a) the consummation of an initial public offering or b) January 1, 2002, the Company cannot reasonably estimate the fair value of the options granted. Therefore, until the exercise price can be determined, the Company will recognize expense related to awards granted to consultants based on the intrinsic value of the award in accordance with SFAS No. 123. As of June 30, 2001, the 330,000 options granted to consultants did not have any intrinsic value.

7. COMMITMENTS AND CONTINGENCIES

PRODUCTION LINE CONTRACTS

    In connection with its sale of two smart card production lines, the Company entered into commitments with the production line purchaser (Party A). First, the Company promises to sell raw materials needed for the production of smart cards at a fixed price per unit. Second, Party A promises to sell, and the Company is required to buy, an agreed-upon amount of finished smart cards to the Company at a fixed price per unit. The Company is also required to post a letter of credit in favor of Party A for the entire purchase price of finished smart cards. In the event, the price of smart card raw materials exceeds the fixed purchase price or the Company is unable to resell the finished smart cards it is obligated to purchase, these commitments would have a material adverse impact on the Company's financial position or results of operations. If a drop in product demand or resale prices to a level that will not enable the Company to recover its costs became probable, the Company would record a loss in relation to these commitments. Subsequent to December 31, 2000, as a result of arbitration, commitments for material purchases and sales were eliminated for one of the contracts. The Company did not incur any losses related to the arbitration. The other commitment expires during December 2001.

    At December 31, 2000, the Company had entered into a letter of credit agreement amounting to $163,500 to guarantee its commitments to purchase finished smart cards. The letter of credit was subsequently increased to $387,000 in May 2001.

                                CHIPCARDS, INC.
                  FKA: AMERICAN PACIFIC TECHNOLOGY CORPORATION
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


8. CONCENTRATION OF RISK

    The Company derives the majority of its revenue from the construction of smart card production lines in China. While the Company requires customers to post letters of credit as collateral for construction contracts is not assured given the Chinese economic infrastructure.

    The Company uses a single supplier to manufacture smart card production equipment. Therefore, the Company's ability to supply equipment is substantially dependent on the availability and quality of the supplier. The loss of this supplier could have material adverse effect on the Company's results of operations and financial position.

    The Company relies on one vendor for its supply on Mifare microprocessors, which is the predominant type of microprocessor for smart card systems. The capability of this vendor to provide microprocessors has a material impact on the Company's ability to obtain finished smart cards. The Company is obligated to provide certain customers with the components needed to manufacture cards, including microprocessors. Should there be a shortage in microprocessors, the Company would be unable to obtain adequate microprocessors for its customers, which in turn would restrict its supply of cards and expose the Company to claims for damages. Such a shortage occurred during the third quarter of 1999 through the first quarter of 2001 and forced the Company to curtail fulfillment of orders beginning January 2000. This caused cancelled orders and impaired the Company's ability to expand smart card sales. Orders totaling approximately $328,000 and $412,000 were cancelled during the six months ended June 30, 2001 and 2000, and orders totaling $443,000 and $80,000 were canceled during the years ended December 31, 2000 and 1999.

9. INSURANCE PROCEEDS

    In 1999, uncertainty regarding the proceeds to be recovered by the Company from the warehouse's insurer was resolved. The claim was the result of a fire in the Company's warehouse in 1998. As a result, the Company recorded other income of $430,357. The full amount was received in 2000.

10. EARNINGS PER SHARE

    Warrants to purchase 25,000 shares of the Company's common stock and 35,000 contingently issuable shares of common stock were outstanding at December 31, 2000 and 1999 and June 30, 2000. Because their effect would be anti-dilutive, they were not included in the computation of diluted net loss per common share. Options to purchase 1,050,000 shares of the Company's common stock were outstanding at June 30, 2001 but did not have a dilutive effect on earnings per share as these options were not 'in the money'. 10,000 contingently issuable shares were included in the calculation of diluted net income per common share for the six months ended June 30, 2001.

11. SEGMENT REPORTING

    The Company, from its headquarters in San Francisco and engineering facility in Southern California, is engaged primarily in the construction and sale of smart card production lines to customers in China. Therefore, the Company has only one business segment. Substantially all of the Company's revenue is derived from foreign customers.

                                CHIPCARDS, INC.
                  FKA: AMERICAN PACIFIC TECHNOLOGY CORPORATION
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


    Revenue from customers exceeding 10% of total revenue:

                                                   YEARS ENDED DECEMBER 31,
                                                   ------------------------
                                                      2000          1999
                                                      ----          ----
Customer A.......................................  $2,554,000    $   --
Customer B.......................................   1,211,000        --
Customer C.......................................      --         1,864,000
Customer D.......................................      --           839,000
Customer E.......................................      --           474,000
                                                   ----------    ----------
                                                   ----------    ----------

    Revenues were derived from the following geographic sources:

                                                       YEARS ENDED DECEMBER 31,
                                                       -------------------------
                                                          2000          1999
                                                          ----          ----
United States........................................       5%            6%
China................................................      84%           76%
Other Non-U.S........................................      11%           18%

    All of the Company's long-lived assets are held in the United States.

12. RESTATEMENT

    The Company restated gross profit recognized in 1998 in connection with production line contracts containing performance conditions under which the Company retained risk of loss. The restatement resulted in a reduction in gross margin and net income of approximately $2.4 million which amount was adjusted through the Company's beginning accumulated deficit and deferred profit balances as of January 1, 1999.

13. SUBSEQUENT EVENTS

    In May 2001, the Company's stockholders approved its stock option plan. 2,500,000 shares of the Company's common stock are reserved for issuance under the plan.

    In May 2001, the Company granted 1,050,000 stock options to employees and consultants at a price to be determined.

    In September 2001, the Company entered into a line of credit agreement permitting borrowings of up to $1,100,000 through September 2002. Outstanding borrowings will bear interest at the prime rate plus 2%, are guaranteed by two of the Company's principal stockholders and are collateralized by substantially all assets. Borrowings cannot exceed 50% of the value of letters of credit posted by customers to secure payment to the Company.

    In September 2001, the Company and its joint venture partner terminated their relationship. As a result, the Company has no further obligations with respect to any joint ventures.

==============================================================================

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SECURITIES ONLY IN THOSE JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR SECURITIES.

                              -------------------

    UNTIL                 , 2001 (25 DAYS AFTER COMMENCEMENT OF THE OFFERING),
ALL DEALERS EFFECTING TRANSACTIONS IN OUR COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                1,000,000 UNITS

                                [CHIPCARDS LOGO]


                               EACH CONSISTING OF
                           ONE SHARE OF COMMON STOCK
                        AND ONE REDEEMABLE COMMON STOCK
                      PURCHASE WARRANT OF CHIPCARDS, INC.


                               -----------------
                                   PROSPECTUS
                               -----------------

                          THE THORNWATER COMPANY, L.P.
                                 99 WALL STREET
                            NEW YORK, NEW YORK 10005

                                           , 2001

==============================================================================

                                    PART II
                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION

    California law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) for unlawful distributions of assets, unlawful payments of dividends or unlawful stock repurchases or redemptions, (vii) for any act or omission occurring prior to the date when the provision becomes effective, and (viii) for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. Such limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

    Our Bylaws authorize us to indemnify any director or officer who is a party, or is threatened to be made a party, to any proceeding (including a derivative lawsuit by or in the right of our corporation) by reason of the fact that such person served as a director or officer of our company, or served as an officer, director or other agent for any other company or enterprise at our request, against expenses (including without limitation attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner reasonably believed to be in the best interests of our corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful. However, in the case of a derivative lawsuit, no indemnification will be provided for the following: (i) any claim as to which the officer or director is adjudged to be liable to our corporation in the performance of his or her duty to the corporation and its shareholders (except to the extent that the court otherwise determines that the person is fairly and reasonably entitled to indemnity for expenses), (ii) any amounts paid in settling or otherwise disposing of a pending action without court approval, or
(iii) any expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

    If an officer or director is successful on the merits in defending any action, such person shall be indemnified against all expenses actually and reasonably incurred in connection with such action. Otherwise, indemnification will be provided only if authorized in accordance with California law based on a determination that the officer or director has met the applicable standard of conduct.

    Expenses incurred by an officer or director in defending any action will be advanced prior to the final disposition of the action upon receipt of an undertaking to repay the amount advanced if such person is ultimately determined not to be entitled to indemnification.

    We believe that these provisions are necessary to attract and retain qualified persons as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of our company pursuant to the provisions of our charter documents or California law, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

    We intend to purchase and maintain insurance on behalf of our officers and directors for any liability arising out of their actions in such capacities. It is expected that such insurance will cover all potential liabilities, whether or not we would be authorized to provide indemnification under our Bylaws or California law.

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following sets forth the estimated expenses in connection with the issuance and distribution of the securities offered hereby:

Registration Fees.........................................  $  5,197
NASD Listing Fee..........................................     5,000
Boston Stock Exchange Listing Fee.........................    15,250
Printing and Engraving -- (estimated).....................    50,000
Legal -- (estimated)......................................   150,000
Accounting -- (estimated).................................   250,000
Blue Sky fees and expenses -- (estimated).................    25,000
Financial advisory fee....................................   120,000
Miscellaneous Expenses -- (estimated).....................    10,000
                                                            --------
    Total.................................................  $630,447
                                                            --------
                                                            --------

                    RECENT SALES OF UNREGISTERED SECURITIES


    Since inception, we have issued the following securities without registering such securities under the Securities Act:



                             TITLE AND AMOUNT   PERSON OR CLASS   TOTAL OFFERING PRICE OF
  DATE                        OF SECURITIES       OF PERSONS       TYPE OF CONSIDERATION
  ----                        -------------       ----------       ---------------------
12/5/93....................  500 shares of    Eric Gravell       $50
                             Common Stock
12/5/93....................  500 shares of    Alan Yue           $50
                             Common Stock
10/1/99....................  25,000 Common    Samuel de St.      Services rendered(1)
                             Stock purchase   Laurent
                             warrants
10/29/99...................  50,000 shares    Fillian Lei        Services rendered
                             of Common Stock
10/29/99...................  50,000 shares    Timothy Norman     Services rendered
                             of Common Stock
10/29/99...................  50,000 shares    Paul Amadeo        Services rendered
                             of Common Stock
10/29/99...................  50,000 shares    Mo Jia             Services rendered
                             of Common Stock
10/29/99...................  25,000 shares    Jose Flores        Services rendered
                             of Common Stock
10/30/99...................  100,000 shares   Allen Yue          Services rendered
                             of Common Stock
3/20/00....................  3,000,000        Ross Mandell       Consulting services
                             shares of
                             Common Stock
3/20/00....................  500,000 shares   Scott Ziegler      Consulting services
                             of Common Stock


                                                  (table continued on next page)

(table continued from previous page)


                             TITLE AND AMOUNT   PERSON OR CLASS   TOTAL OFFERING PRICE OF
 DATE                         OF SECURITIES       OF PERSONS       TYPE OF CONSIDERATION
 ----                         -------------       ----------       ---------------------
5/18/00 - 10/16/00.........  115,000 shares    Private placement  $575,000
                             of Common Stock   investors
5/11/01....................  240,000 options   Michael Recca      Incentive Stock
                             to purchase                          Options(2)
                             Common Stock
5/11/01....................  120,000 options   Allen Yue          Incentive Stock
                             to purchase                          Options(2)
                             Common Stock
5/11/01....................  120,000 options   Eric Gravell       Incentive Stock
                             to purchase                          Options(2)
                             Common Stock
5/11/01....................  120,000 options   Fillian Lei        Incentive Stock
                             to purchase                          Options(2)
                             Common Stock
5/11/01....................  120,000 options   Paul Amadeo        Incentive Stock
                             to purchase                          Options(2)
                             Common Stock
5/11/01....................  120,000 options   Timothy Norman     Incentive Stock
                             to purchase                          Options(2)
                             Common Stock
5/11/01....................  120,000 options   Jose Flores        Incentive Stock
                             to purchase                          Options(2)
                             Common Stock
5/11/01....................  90,000 options    Ziegler, Ziegler   Incentive Stock
                             to purchase       & Altman, LLP      Options(2)
                             Common Stock


---------


(1) All of these warrants have lapsed unexercised.



(2) All options are exercisable at the lower of $8.00 per share or the initial public offering price of shares of common stock included in the units being offered, provided that if the initial public offering is not consummated prior to January 1, 2002, the option exercise price will be adjusted to $5.00 per share.



    All of the foregoing securities were sold in transactions not involving a public offering in reliance on the exemption from registration set forth in
Section 4(2) of the Securities Act of 1933, except the shares issued on October 29, 1999 and October 30, 1999, which were a stock bonus to employees and, consequently, did not involve a 'sale' under the Securities Act of 1933.



    The above table does not give effect to a 1,600 for 1 stock split effected on February 25, 1999 or a 2.65 for 1 stock dividend declared on each share held of record as of March 18, 2000.

                               INDEX TO EXHIBITS
             EXHIBITS FILED AS PART OF THIS REGISTRATION STATEMENT


EXHIBIT
 NUMBER                            EXHIBIT
 ------                            -------
 1.0*    -- Form of Underwriting Agreement
 3.1*    -- Articles of Incorporation of the Registrant as filed on
            November 3, 1993 with the Secretary of State of the State
            of California, together with all Amendments thereto
 3.2*    -- Amended and Restated By-laws of the Registrant
 4.1***  -- Form of warrant for the purchase of one share of Common
            Stock of the Registrant
 4.2**   -- Form of Underwriter's Warrant to be issued by the
            Registrant to The Thornwater Company, L.P.
 5.1***  -- Opinion of Ziegler, Ziegler & Altman LLP regarding the legality of the securities covered by this Registration
            Statement
10.1*    -- Employment Agreement, dated as of January 1, 2001,
            between the Registrant and Eric Gravell
10.2*    -- Employment Agreement, dated as of January 1, 2001,
            between the Registrant and Allen Yue
10.3**   -- Employment Agreement, dated as of November 1, 2000,
            between the Registrant and Fillian Lei
10.4**   -- Employment Agreement, dated as of November 1, 2000,
            between the Registrant and Paul Amadeo
10.5**   -- Employment Agreement, dated as of November 1, 2000,
            between the Registrant and Timothy Norman
10.6*    -- 2000 Equity Incentive Plan
10.7*    -- Lease of Space, dated March 18, 1999, between the
            Registrant and AMPAC Technology LLC
10.8*    -- Office Service Agreement, dated April 10, 2000, between the Registrant and Vantas Corporate Centers
10.9**   -- Sino Foreign Joint Venture Agreement, dated February 18,
            2000, between the Registrant and Shandong Huang Tai
            Industrial Group
10.10**  -- Agreement for Extending the Deadline of Foreign
            Investment Contribution, dated August 12, 2000, between
            the Registrant and Shandong Huang Tai Industrial Group of
            China.
10.11**  -- Agreement of Purchase of Equipment, dated February 18,
            2000, between the Registrant and China Card I.C.
            (Shanghai) Co., Ltd.
10.12**  -- Supplemental Agreement amending the Agreement of Purchase of Equipment, the Agreement of Raw Materials and Sales and
            the Technical Services and Patent Technology Licensing
            Agreement, between the Registrant and China Card I.C.
            (Shanghai) Co., Ltd.
10.13**  -- Addendum to the Agreement for Purchase of Equipment,
            between the Registrant and China Card I.C. (Shanghai) Co.,
            Ltd.
10.14**  -- Addendum to the Agreement for Purchase of Equipment,
            dated November 10, 2000, between the Registrant and China
            Card I.C. (Shanghai) Co., Ltd.
10.15**  -- Agreement of Raw Materials and Sales, dated February 18,
            2000, between the Registrant and China Card I.C.
            (Shanghai) Co., Ltd.

EXHIBIT
 NUMBER                            EXHIBIT
 ------                            -------
10.16**  -- Technical Support Agreement, dated February 18, 2000, between the Registrant and China Card I.C. (Shanghai) Co.,
            Ltd.
10.17**  -- Technical Services and Patent Technology Licensing
            Agreement, dated February 18, 2000, between the Registrant and China Card I.C. (Shanghai) Co. Ltd.
10.18**  -- Materials Processing Agreement between the Registrant and
            China Card I.C. (Shanghai) Co., Ltd.
10.19**  -- Agreement of Purchase of Equipment, dated April 1, 2000, between the Registrant and Shandong Huaguan Group General
            Company.
10.20**  -- Agreement for Purchase of Raw Materials, dated April 1,
            2000, between the Registrant and Shandong Huaguan Group
            General Company.
10.21**  -- Technical Services and Licensing Agreement, dated April 1,
            2000, between the Registrant and Shandong Huaguan Group
            General Company.
10.22**  -- Supplemental Agreement amending the Agreement of Purchase of Equipment, the Agreement for Purchase of Raw Materials
            and Sales and the Technical Services and Patent Technology
            Licensing Agreement, between the Registrant and Shandong
            Huaguan Group General Company.
10.23**  -- Agreement for Purchase of Equipment dated May 8, 2001, between the Registrant and Hainan Pacific New High Tech
            Company.
10.24**  -- Letter Regarding Translation of Certain Exhibits.
            fairly and accurately translated.
10.25*** -- Consulting Agreement dated March 20, 2000, between Ross
            Mandell and the Registrant
10.26*** -- Consulting Agreement dated March 20, 2000 between Scott
            Ziegler and the Registrant
10.27**  -- Technical Services and Licensing Agreement, dated May 8,
            2001, between Hainan Pacific New High Tech Company and the
            Registrant
10.28**  -- Agreement for Purchase of Equipment and Supplement, dated
            June 28, 2001, between the Registrant and Beijing Zhong
            Dun Security Technology Development Company on behalf of
            the Ministry of Security No. 1 Research Institute.
10.29**  -- Technical Services and Licensing Agreement dated
            June 28, 2001 between the Registrant and Beijing Zhong Dun
            Security Technology Development Company on behalf of the
            Ministry of Security No. 1 Research Institute.
10.30**  -- Agreement for Purchase of Equipment, dated September 3,
            2001, between the Registrant and Beijing Bu Lu Dun High
            Tech Company Limited on behalf of the China Motor Vehicle
            Safety Inspection Center.
10.31**  -- Technical Services and Licensing Agreement dated
            September 3, 2001 between the Registrant and Beijing on
            behalf of the China Motor Vehicle Safety Inspection
            Center.
10.32**  -- Agreement for Purchase of Equipment, dated August 10,
            2001, between the Registrant and Tranco Limited.
10.33**  -- Technical Services and Licensing Agreement dated
            August 10, 2001 between the Registrant and Tranco Limited.
10.34**  -- Agreement for Purchase of Equipment, dated August 10,
            2001, between the Registrant and Tranco Limited.
10.35**  -- Technical Services and Licensing Agreement dated
            August 10, 2001 between the Registrant and Tranco Limited.
10.36**  -- Equipment Purchase Agreement, dated September 6, 2001, between the Registrant and Shangdong Lu Neng Huang Tai
            Industrial Group Limited.

EXHIBIT
 NUMBER                            EXHIBIT
 ------                            -------
10.37**  -- Technical Services and Licensing Agreement, dated
            September 6, 2001, between the Registrant and Shangdong Lu
            Neng Huang Tai Industrial Group Limited.
10.38**  -- Agreement of Transfer of Shares, dated September 6, 2001, between the Registrant and Shangdong Lu Neng Huang Tai
            Industrial Group Llimited.
10.39**  -- Agreement of Transfer of Shares, dated September 6, 2001, between the Registrant and Shangdong Lu Neng Huang Tai
            Industrial Group Material Trading Company.
10.40**  -- Agreement of Transfer of Shares, dated September 6, 2001, between the Registrant and United Powers (USA).
23.1***  -- Consent of Ziegler, Ziegler & Altman LLP (to be included in Exhibit 5.1)
23.2**   -- Consent of BDO Seidman, LLP
23.3**   -- Consent of Ross Mandell
23.4**   -- Consent of Scott Ziegler
23.5**   -- Consent of Paul Amadeo



---------



  * Previously filed.



 ** Filed herewith



*** To be filed by amendment.

                                  UNDERTAKINGS

(A) RULE 415 OFFERING.

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

           (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

           (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information.

        (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the end of the offering.

(D) EQUITY OFFERINGS OF NONREPORTING SMALL BUSINESS ISSUERS.

    The Registrant will provide to the underwriter at the closing specified in the underwriting agreement the certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.


(E) REQUEST FOR ACCELERATION OF EFFECTIVE DATE.



    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 'Act') may be permitted to directors, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of San Francisco, California, on November 13, 2001.


                                          By:     /S/ ALLEN YUE
                                               ....................

                                                NAME: ALLEN YUE
                                                TITLE: PRESIDENT

    In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


                SIGNATURE                              NAME AND TITLE                    DATE
                ---------                              --------------                    ----
              /s/ ALLEN YUE                 President and Director                November 13, 2001
 .........................................
                ALLEN YUE

             /s/ ERIC GRAVELL               Executive Vice President and          November 13, 2001
 .........................................    Director
               ERIC GRAVELL

            /s/ MICHAEL RECCA               Chief Financial Officer               November 13, 2001
 .........................................
              MICHAEL RECCA

             /s/ FILLIAN LEI                Controller                            November 13, 2001
 .........................................
               FILLIAN LEI

                               INDEX TO EXHIBITS
             EXHIBITS FILED AS PART OF THIS REGISTRATION STATEMENT



EXHIBIT
 NUMBER                            EXHIBIT
 ------                            -------
 1.0*    -- Form of Underwriting Agreement
 3.1*    -- Articles of Incorporation of the Registrant as filed on
            November 3, 1993 with the Secretary of State of the State
            of California, together with all Amendments thereto
 3.2*    -- Amended and Restated By-laws of the Registrant
 4.1***  -- Form of warrant for the purchase of one share of Common
            Stock of the Registrant
 4.2**   -- Form of Underwriter's Warrant to be issued by the
            Registrant to The Thornwater Company, L.P.
 5.1***  -- Opinion of Ziegler, Ziegler & Altman LLP regarding the legality of the securities covered by this Registration
            Statement
10.1*    -- Employment Agreement, dated as of January 1, 2001,
            between the Registrant and Eric Gravell
10.2*    -- Employment Agreement, dated as of January 1, 2001,
            between the Registrant and Allen Yue
10.3**   -- Employment Agreement, dated as of November 1, 2000,
            between the Registrant and Fillian Lei
10.4**   -- Employment Agreement, dated as of November 1, 2000,
            between the Registrant and Paul Amadeo
10.5**   -- Employment Agreement, dated as of November 1, 2000,
            between the Registrant and Timothy Norman
10.6*    -- 2000 Equity Incentive Plan
10.7*    -- Lease of Space, dated March 18, 1999, between the
            Registrant and AMPAC Technology LLC
10.8*    -- Office Service Agreement, dated April 10, 2000, between the Registrant and Vantas Corporate Centers
10.9**   -- Sino Foreign Joint Venture Agreement, dated February 18,
            2000, between the Registrant and Shandong Huang Tai
            Industrial Group
10.10**  -- Agreement for Extending the Deadline of Foreign
            Investment Contribution, dated August 12, 2000, between
            the Registrant and Shandong Huang Tai Industrial Group of
            China.
10.11**  -- Agreement of Purchase of Equipment, dated February 18,
            2000, between the Registrant and China Card I.C.
            (Shanghai) Co., Ltd.
10.12**  -- Supplemental Agreement amending the Agreement of Purchase of Equipment, the Agreement of Raw Materials and Sales and
            the Technical Services and Patent Technology Licensing
            Agreement, between the Registrant and China Card I.C.
            (Shanghai) Co., Ltd.
10.13**  -- Addendum to the Agreement for Purchase of Equipment,
            between the Registrant and China Card I.C. (Shanghai) Co.,
            Ltd.
10.14**  -- Addendum to the Agreement for Purchase of Equipment,
            dated November 10, 2000, between the Registrant and China
            Card I.C. (Shanghai) Co., Ltd.
10.15**  -- Agreement of Raw Materials and Sales, dated February 18,
            2000, between the Registrant and China Card I.C.
            (Shanghai) Co., Ltd.

EXHIBIT
 NUMBER                            EXHIBIT
 ------                            -------
10.16**  -- Technical Support Agreement, dated February 18, 2000, between the Registrant and China Card I.C. (Shanghai) Co.,
            Ltd.
10.17**  -- Technical Services and Patent Technology Licensing
            Agreement, dated February 18, 2000, between the Registrant and China Card I.C. (Shanghai) Co. Ltd.
10.18**  -- Materials Processing Agreement between the Registrant and
            China Card I.C. (Shanghai) Co., Ltd.
10.19**  -- Agreement of Purchase of Equipment, dated April 1, 2000, between the Registrant and Shandong Huaguan Group General
            Company.
10.20**  -- Agreement for Purchase of Raw Materials, dated April 1,
            2000, between the Registrant and Shandong Huaguan Group
            General Company.
10.21**  -- Technical Services and Licensing Agreement, dated April 1,
            2000, between the Registrant and Shandong Huaguan Group
            General Company.
10.22**  -- Supplemental Agreement amending the Agreement of Purchase of Equipment, the Agreement for Purchase of Raw Materials
            and Sales and the Technical Services and Patent Technology
            Licensing Agreement, between the Registrant and Shandong
            Huaguan Group General Company.
10.23**  -- Agreement for Purchase of Equipment dated May 8, 2001, between the Registrant and Hainan Pacific New High Tech
            Company.
10.24**  -- Letter Regarding Translation of Certain Exhibits.
            fairly and accurately translated.
10.25*** -- Consulting Agreement dated March 20, 2000, between Ross
            Mandell and the Registrant
10.26*** -- Consulting Agreement dated March 20, 2000 between Scott
            Ziegler and the Registrant
10.27**  -- Technical Services and Licensing Agreement, dated May 8,
            2001, between Hainan Pacific New High Tech Company and the
            Registrant
10.28**  -- Agreement for Purchase of Equipment and Supplement, dated
            June 28, 2001, between the Registrant and Beijing Zhong
            Dun Security Technology Development Company on behalf of
            the Ministry of Security No. 1 Research Institute.
10.29**  -- Technical Services and Licensing Agreement dated
            June 28, 2001 between the Registrant and Beijing Zhong Dun
            Security Technology Development Company on behalf of the
            Ministry of Security No. 1 Research Institute.
10.30**  -- Agreement for Purchase of Equipment, dated September 3,
            2001, between the Registrant and Beijing Bu Lu Dun High
            Tech Company Limited on behalf of the China Motor Vehicle
            Safety Inspection Center.
10.31**  -- Technical Services and Licensing Agreement dated
            September 3, 2001 between the Registrant and Beijing on
            behalf of the China Motor Vehicle Safety Inspection
            Center.
10.32**  -- Agreement for Purchase of Equipment, dated August 10,
            2001, between the Registrant and Tranco Limited.
10.33**  -- Technical Services and Licensing Agreement dated
            August 10, 2001 between the Registrant and Tranco Limited.
10.34**  -- Agreement for Purchase of Equipment, dated August 10,
            2001, between the Registrant and Tranco Limited.
10.35**  -- Technical Services and Licensing Agreement dated
            August 10, 2001 between the Registrant and Tranco Limited.
10.36**  -- Equipment Purchase Agreement, dated September 6, 2001, between the Registrant and Shangdong Lu Neng Huang Tai
            Industrial Group Limited.

EXHIBIT
 NUMBER                            EXHIBIT
 ------                            -------
10.37**  -- Technical Services and Licensing Agreement, dated
            September 6, 2001, between the Registrant and Shangdong Lu
            Neng Huang Tai Industrial Group Limited.
10.38**  -- Agreement of Transfer of Shares, dated September 6, 2001, between the Registrant and Shangdong Lu Neng Huang Tai
            Industrial Group Llimited.
10.39**  -- Agreement of Transfer of Shares, dated September 6, 2001, between the Registrant and Shangdong Lu Neng Huang Tai
            Industrial Group Material Trading Company.
10.40**  -- Agreement of Transfer of Shares, dated September 6, 2001, between the Registrant and United Powers (USA).
23.1***  -- Consent of Ziegler, Ziegler & Altman LLP (to be included in Exhibit 5.1)
23.2**   -- Consent of BDO Seidman, LLP
23.3**   -- Consent of Ross Mandell
23.4**   -- Consent of Scott Ziegler
23.5**   -- Consent of Paul Amadeo



---------

  * Previously filed.

 ** Filed herewith

*** To be filed by amendment.




                          STATEMENT OF DIFFERENCES
                          ------------------------

Characters normally expressed as subscript shall be preceded by........ [u]